================================================================================


                          CREDIT AND SECURITY AGREEMENT

                          Dated as of November 20, 2001

                                      among

                                 MARITRANS INC.

                                       and

                      THE OTHER BORROWERS SIGNATORY HERETO

                                  as Borrowers,

                          THE LENDERS SIGNATORY HERETO

                                   as Lenders,

                                       and

                                MELLON BANK, N.A.

                                       as

                              Administrative Agent,

                           Collateral Agent and Lender

                                       and

                               FLEET NATIONAL BANK

                                       as

                                Syndication Agent


================================================================================

                                TABLE OF CONTENTS

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                                                                                                               Page
                                                                                                               ----
ARTICLE I         DEFINITION OF TERMS.............................................................................2
SECTION 1.1       CERTAIN DEFINITIONS.............................................................................2
SECTION 1.2       ACCOUNTING TERMS AND DEFINITIONS...............................................................21
SECTION 1.3       MISCELLANEOUS..................................................................................21

ARTICLE II        LOANS AND LETTERS OF CREDIT....................................................................22
SECTION 2.1       LOAN AND LETTER OF CREDIT COMMITMENTS AND DOLLAR LIMITS........................................22
SECTION 2.2       LETTERS OF CREDIT..............................................................................23
SECTION 2.3       ADVANCES.......................................................................................27
SECTION 2.4       INTEREST RATES.................................................................................29
SECTION 2.5       DETERMINATION OF LIBOR MARGIN; QUARTERLY COMPLIANCE CERTIFICATES...............................31
SECTION 2.6       DETERMINATION OF RATES AND LIBOR MARGIN........................................................31
SECTION 2.7       INTEREST.......................................................................................32
SECTION 2.8       PREPAYMENT OF THE LOAN.........................................................................32
SECTION 2.9       PAYMENT OF LOAN PRINCIPAL......................................................................33
SECTION 2.10      ADJUSTED LIBOR RATE UNASCERTAINABLE, ADJUSTED LIBOR RATE IMPRACTICABLE, AND LIBOR RATE INTEREST
                  PERIOD UNAVAILABLE.............................................................................34
SECTION 2.11      FEES...........................................................................................35
SECTION 2.12      ADDITIONAL COMPENSATION; CHANGED CIRCUMSTANCES; CAPITAL ADEQUACY...............................36
SECTION 2.13      PAYMENTS BY THE BORROWERS IN GENERAL...........................................................39
SECTION 2.14      SPECIAL PROVISIONS REGARDING CERTAIN OBLIGATIONS OF THE BORROWERS..............................41

ARTICLE III       CONDITIONS TO LOANS; CLOSING; FUNDING..........................................................42
SECTION 3.1       CONDITIONS PRECEDENT TO THE LOANS..............................................................42
SECTION 3.2       CLOSING........................................................................................44

ARTICLE IV        COLLATERAL; GRANTS OF LIENS AND SECURITY INTERESTS.............................................44
                                       -
SECTION 4.1       GRANT OF LIENS AND SECURITY INTERESTS..........................................................44
SECTION 4.2       REPRESENTATION AND WARRANTIES WITH RESPECT TO COLLATERAL.......................................45
SECTION 4.3       COVENANTS WITH RESPECT TO COLLATERAL...........................................................46
SECTION 4.4       VERIFICATION OF COLLATERAL.....................................................................47
SECTION 4.5       NOTIFICATION AND PAYMENTS......................................................................47
SECTION 4.6       MORTGAGES ON CERTAIN ADDITIONAL VESSELS........................................................48
SECTION 4.7       RELEASE OF CERTAIN VESSELS AND BORROWERS.......................................................48
SECTION 4.8       UPDATED APPRAISALS.............................................................................49

ARTICLE V         REPRESENTATIONS AND WARRANTIES.................................................................49
SECTION 5.1       ORGANIZATION, AUTHORITY, AND QUALIFICATION.....................................................49
SECTION 5.2       LEGAL NAME; TAX IDENTIFICATION NUMBERS.........................................................49
SECTION 5.3       SUBSIDIARIES...................................................................................50
SECTION 5.4       FINANCIAL STATEMENTS...........................................................................50
SECTION 5.5       DEFAULT........................................................................................50
SECTION 5.6       AUTHORIZATION AND COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS.................................50
SECTION 5.7       LITIGATION AND JUDGMENTS.......................................................................51
SECTION 5.8       DEBT...........................................................................................51
SECTION 5.9       OWNERSHIP OF PROPERTIES; LIENS.................................................................51

SECTION 5.10      USE OF PROCEEDS; MARGIN SECURITIES.............................................................51
SECTION 5.11      TAXES..........................................................................................51
SECTION 5.12      ERISA..........................................................................................52
SECTION 5.13      CONSENTS.......................................................................................52
SECTION 5.14      NATURE OF OBLIGATIONS..........................................................................52
SECTION 5.15      SECURITIES LAWS................................................................................53
SECTION 5.16      DISCLOSURE OF OTHER FACTS......................................................................53
SECTION 5.17      GENUINENESS OF WRITINGS........................................................................53
SECTION 5.18      INVESTMENT COMPANY ACT.........................................................................53
SECTION 5.19      COMPLIANCE WITH LAWS...........................................................................53
SECTION 5.20      ENVIRONMENTAL MATTERS..........................................................................53
SECTION 5.21      REPRESENTATIONS AND WARRANTIES REGARDING EACH VESSEL...........................................54
SECTION 5.22      LOCATIONS......................................................................................54
SECTION 5.23      INTERSTATE COMMERCE ACT........................................................................55
SECTION 5.24      ABSENCE OF DEBT OFFERINGS......................................................................55
SECTION 5.25      DIVIDENDS......................................................................................55
SECTION 5.26      INTELLECTUAL PROPERTY..........................................................................55

ARTICLE VI        COVENANTS AND CONTINUING AGREEMENTS............................................................55
SECTION 6.1       AFFIRMATIVE COVENANTS..........................................................................55
SECTION 6.2       NEGATIVE COVENANTS.............................................................................60
SECTION 6.3       PAYMENT OF LIENS...............................................................................63
SECTION 6.4       INSURANCE......................................................................................64
SECTION 6.5       CASUALTY OR DAMAGE TO INSURED PROPERTY.........................................................69

ARTICLE VII       EVENTS OF DEFAULT..............................................................................69
SECTION 7.1       EVENTS OF DEFAULT..............................................................................69

ARTICLE VIII      REMEDIES.......................................................................................72
SECTION 8.1       OCCURRENCE OF EVENT OF DEFAULT.................................................................72
SECTION 8.2       WARRANT OF ATTORNEY TO CONFESS JUDGMENT........................................................72
SECTION 8.3       WAIVERS........................................................................................73
SECTION 8.4       APPLICATION OF PROCEEDS........................................................................73
SECTION 8.5       CUMULATIVE RIGHTS..............................................................................73
SECTION 8.6       EXPENDITURES BY LENDERS AND AGENTS.............................................................73

ARTICLE IX        AGENTS, RELATION OF LENDERS, ASSIGNMENTS AND

                  PARTICIPATIONS.................................................................................73
SECTION 9.1       ADMINISTRATIVE AGENT AND COLLATERAL AGENT......................................................73
SECTION 9.2       PRO RATA SHARING...............................................................................74
SECTION 9.3       SETOFF.........................................................................................75
SECTION 9.4       APPROVALS......................................................................................75
SECTION 9.5       EXCULPATION....................................................................................76
SECTION 9.6       INDEMNIFICATION................................................................................76
SECTION 9.7       ADMINISTRATIVE AGENT AND COLLATERAL AGENT AS LENDERS...........................................77
SECTION 9.8       NOTICE OF TRANSFER; RESIGNATION; SUCCESSOR AGENTS..............................................77
SECTION 9.9       CREDIT DECISION; AGENTS NOT TRUSTEES...........................................................78
SECTION 9.10      ASSIGNMENTS AND PARTICIPATION; TERMINATION.....................................................78


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
ARTICLE X         MISCELLANEOUS..................................................................................81
SECTION 10.1      WAIVER.........................................................................................81
SECTION 10.2      BENEFIT........................................................................................81
SECTION 10.3      SURVIVAL OF REPRESENTATIONS, COVENANTS AND WARRANTIES..........................................81
SECTION 10.4      NOTICES........................................................................................82
SECTION 10.5      GOVERNING LAW; CONSENT TO JURISDICTION AND VENUE...............................................82
SECTION 10.6      WAIVER OF JURY TRIAL...........................................................................83
SECTION 10.7      SEVERABILITY...................................................................................83
SECTION 10.8      EFFECT OF WAIVER...............................................................................83
SECTION 10.9      COUNTERPARTS...................................................................................83
SECTION 10.10     INVESTMENT REPRESENTATION......................................................................84
SECTION 10.11     FURTHER ASSURANCES.............................................................................84
SECTION 10.12     EXPENSES AND LEGAL FEES........................................................................84
SECTION 10.13     INDEMNITY......................................................................................84


EXHIBITS
--------

EXHIBIT A     -        FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B     -        FORM OF BORROWING NOTICE
EXHIBIT C     -        FORM OF INTEREST RATE SELECTION NOTICE
EXHIBIT D     -        FORM OF NOTE
EXHIBIT E     -        FORM OF QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT F     -        FORM OF NOTICE OF CONVERSION/CONTINUATION

SCHEDULES
---------
SCHEDULE A    -        PERCENTAGE INTERESTS AND SEPARATE COMMITMENT

SCHEDULE 5.1  -        ENTITY TYPE AND ORGANIZATION NUMBER
SCHEDULE 5.2  -        LEGAL NAME
SCHEDULE 5.3  -        SUBSIDIARIES
SCHEDULE 5.4  -        MATERIAL ADVERSE CHANGE
SCHEDULE 5.7  -        LITIGATION
SCHEDULE 5.8  -        EXISTING DEBT
SCHEDULE 5.9  -        LIST OF VESSELS
SCHEDULE 5.11 -        TAXES
SCHEDULE 5.16 -        DISCLOSURE OF OTHER FACTS
SCHEDULE 5.21 -        LIENS
SCHEDULE 5.22 -        LOCATIONS
SCHEDULE 5.26 -        INTELLECTUAL PROPERTY
SCHEDULE 6.4(A)(i)     INSURANCE

                          CREDIT AND SECURITY AGREEMENT


         THIS CREDIT AND SECURITY AGREEMENT (the "Agreement") is made and entered into as of November 20, 2001 by and among MARITRANS INC., a Delaware corporation ("Maritrans"), each of the other Borrowers whose names appear on the signature pages of this Agreement (individually, including without limitation Maritrans, a "Borrower" and collectively, the "Borrowers"), MELLON BANK, N.A., a national banking association organized and existing under the laws of the United States of America ("Mellon"), in the capacities of Administrative Agent and Collateral Agent hereunder and also in its individual capacity as a "Lender" hereunder, and each of the other lenders whose names appear on the signature pages of this Agreement or, if applicable, in the Register (each a "Lender" and, collectively, the "Lenders").

                                   Background:

         A. The Borrowers have requested the Lenders to enter into this Agreement to provide a $40,000,000 revolving credit facility and a $45,000,000 standby/term credit facility for the respective purposes and on the respective terms and conditions set forth in this Agreement.

         B. The Borrowers have agreed to grant first preferred ship mortgages and first priority security interests in the "Vessels" and other "Collateral" referred to below to secure all of the "Obligations" of the Borrowers, all as more fully described and defined in this Agreement.

         C. Each of the Lenders has agreed severally, and not jointly, to provide to the Borrowers a share of each of the Loans equal to such Lender's Percentage Interest, up to the amount of such Lender's Separate Commitment, upon the terms and conditions set forth herein.

         D. The Lenders have requested the Administrative Agent and the Collateral Agent, and the Administrative Agent and the Collateral Agent have agreed, to act on behalf of the Lenders in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent hereby agree among themselves as follows:

                                    ARTICLE I

                               Definition of Terms

         Section 1.1 Certain Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below:

         "Account Debtor" shall have the meaning set forth in Section 4.2.

         "Additional Vessels" means any tankers, tugs, barges, ships or other vessels not subject to a Transaction Lien on the Closing Date.

         "Adjusted LIBOR Rate" means, with respect to each proposed LIBOR Rate Interest Period, the rate per annum determined by the Administrative Agent by
(a) dividing (i) the LIBOR Rate by (ii) a number equal to 1.00 minus the Eurodollar Reserve Percentage (as defined below, but only to the extent reserves are incurred), and then (b) adding the result obtained in (a) to the LIBOR Margin for LIBOR Rate Advances. The "Adjusted LIBOR Rate" may also be expressed by the following formula:

Adjusted LIBOR Rate =   [          LIBOR Rate                  ] + LIBOR Margin
                        ----------------------------------------
                        [1.00 - Eurodollar Reserve Percentage]

         "Administrative Agent" means Mellon and its successors and assigns from time to time in such capacity, as more fully described in this Agreement.

         "Administrative Agent Office" means the office of the Administrative Agent at Mellon Gateway Center, 3025 Chemical Road, Suite 300, Plymouth Meeting, Pennsylvania 19462, or any other office of the Administrative Agent or an affiliate of the Administrative Agent as such office is hereafter designated from time to time by the Administrative Agent through notice to the Borrowers.

         "Advance" means any advance by a Lender, through the Administrative Agent, of all or any portion of proceeds of either Loan, including both initial advances and subsequent advances made before or after one or more repayments. No Advance shall be, in the aggregate, for less than $1,000,000.00.

         "Affiliate" of any Person means any Person which directly or indirectly, controls, is controlled by or is under common control with, such Person.

         "Affiliate Obligations" shall have the meaning set forth in Section 2.13(c).

         "Affiliated Obligee" shall have the meaning set forth in Section
2.13(c).

         "Affiliated Obligor" shall have the meaning set forth in Section
2.13(c).

         "Agents" means, collectively, the Administrative Agent and the Collateral Agent.

         "Agreement" means, collectively, this Credit Agreement and all of the Exhibits and Schedules hereto, as the same may be amended or supplemented from time to time.

         "Aggregate Commitment" shall have the meaning set forth in Section 2.1(a).

         "Aggregate Letter of Credit Commitment" shall have the meaning set forth in Section 2.1(d).

         "Applicant Borrowers" shall have the meaning set forth in Section
2.2(a).

         "Application and Agreement for Letter of Credit" means and includes, collectively, the applications and agreements for Letters of Credit, or similar documentation, if any, executed by various Borrowers from time to time and delivered to the Administrative Agent to support the issuance of Letters of Credit, in form and substance acceptable to the Administrative Agent, in its sole discretion.

         "Appraisal" means a hull valuation report and appraisal satisfactory to the Collateral Agent and addressed to the Collateral Agent, provided by a professional valuation consultant or appraiser satisfactory to the Collateral Agent, setting forth the full market value of each Vessel, in such form and methodology consistent with the Appraisal Report dated September 4, 2001 performed by Marcon International, Inc.

         "Appurtenances" shall have the meaning set forth in Section 4.1(d).

         "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form attached hereto as Exhibit A.

         "Audited Date" shall have the meaning set forth in Section 5.4.

         "Authorized Financial Officer" means the Chairman of the Board of Directors, President, Chief Financial Officer, Treasurer, Assistant Treasurer or Controller, from time to time, of a Borrower. The Lenders and the Agents shall have no duty to verify the identity of any person giving telephonic notice or instructions who represents himself or herself to be an Authorized Financial Officer, or to examine for genuineness any signature purporting to be the signature of an Authorized Financial Officer.

         "Base Rate" means, for any day, the rate per annum equal to the Prime Rate in effect on such day. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate.

         "Base Rate Interest Payment Date" shall have the meaning set forth in
Section 2.7(b).

         "Base Rate Interest Period" means any period that does not extend beyond the Maturity Date.

         "Base Rate Portion" means, at any time of reference, any portion, including the whole, of a Loan bearing interest based on the Base Rate.

         "Borrower" means each of Maritrans and each corporation whose name appears on the signature pages of this Agreement as a Borrower attached hereto, or such other Company as may subsequently become a "Borrower" pursuant to the terms of this Agreement, and "Borrowers" means all of them.

         "Borrowing Notice" means a written notice as provided in Sections 2.3(a) and 2.3(d) substantially in the form of Exhibit B attached hereto and made part hereof, appropriately filled in and signed on behalf of the Borrowers.

         "Breakage Costs" shall have the meaning set forth in Section 2.9(f).

         "Business Day" means a day other than a Saturday, Sunday, or legal holiday or a day on which banking institutions doing business in the City of Philadelphia or the Administrative Agent, the Collateral Agent or any Lender is authorized or required to close.

         "Capital Expenditures" means, for any period, the aggregate of all expenditures of the Company during such period on account of property, plant, equipment or similar fixed assets, which, in accordance with GAAP, are required to be included or reflected in the Consolidated balance sheet of the Company.

         "Capital Lease" means any lease of property (whether real, personal or mixed) which, in accordance with GAAP, is accounted for as a capital lease or a Capital Expenditure in the Consolidated balance sheet of the Company.

         "Cash" means unrestricted cash and cash equivalents.

         "CERCLA" shall have the meaning set forth in Section 5.20.

         "Certificate Delivery Date" shall have the meaning set forth in Section 2.5(b).

         "Change in GAAP" shall have the meaning set forth in the definition of GAAP.

         "Charters and Contracts" shall have the meaning set forth in Section 4.1(a).

         "Citizens" means Citizens Financial Group, Inc. or a wholly-owned banking subsidiary thereof, and their respective successors, assigns and affiliates.

         "Citizens Transaction" shall have the meaning set forth in Section 9.8(c).

         "Closing" means the exchange of the various documents and instruments by the parties hereto on the Closing Date which are required to be exchanged on the Closing Date to consummate the Loans and related transactions in accordance with this Agreement.

         "Closing Date" shall have the meaning set forth in Section 3.2.

         "CMLTD" means an amount equal to the installments of principal to be paid in respect of all Long Term Debt during the Four-Quarter Period immediately following a relevant Measuring Date.

         "Coastal Debt" means the Debt owed to Coastal Tug & Barge, Inc. in connection with the purchase of the MV PORT EVERGLADES, as evidenced by a Note dated August 18, 1999 in the original principal amount of $4,946,777.05, secured by a Letter of Credit issued by Mellon, together with any and all documents relating thereto, all as the same may be amended, supplemented or modified from time to time.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "COFR" means one or more Certificates of Financial Responsibility for each Vessel which are issued by the United States Coast Guard and required to be carried aboard the Vessel.

         "Collateral" shall have the meaning set forth in Section 4.1.

         "Collateral Agent" means Mellon and its successors and assigns from time to time in such capacity, as more fully described in this Agreement.

         "Company" or "Companies" means, collectively, Maritrans, each of the other Borrowers, and each of their respective Consolidated Subsidiaries.

         "Consolidated" means: (a) with reference to a Subsidiary or Subsidiaries, such entity the financial statements of which are consolidated with those of Maritrans for financial reporting purposes on the date or for the period as or with respect to which a determination is made; and (b) with reference to an item for financial accounting or reporting purposes, such item of Maritrans (or any other applicable Borrower) and its Consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligations" means all indebtedness to entities other than the Companies for borrowed money, all liabilities for the deferred payment of the purchase price of property, and all other obligations and liabilities for the payment of money which are not cancelable by the appropriate Person on notice of ninety (90) days or less without liability for further payment other than nominal penalty, including, but not limited to, obligations evidenced by promissory notes, chattel paper, leases, or other contractual obligations, and included within such liability or obligation for the payment of money, the unpaid balance or the maximum aggregate potential obligations thereon.

         "Controlled Group Member" means any entity which is a member of a group of separate entities which, in conjunction with any Borrower, either alone or in conjunction with one or more other entities, is, or has been, treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Corresponding Source of Funds" means, as to any Lender, the proceeds of hypothetical issuances by the Lender of one or more sales of funds at the LIBOR Rate at the beginning of the LIBOR Rate Interest Period for such Portion, in each case having maturities approximately equal to such LIBOR Rate Interest Period and in an aggregate amount approximately equal to such Portion.

         "Credit Agreement Security Interest" shall have the meaning set forth in Section 4.1.

         "Credit Facilities" means, collectively, the Revolving Credit Facility and the Standby/Term Loan.

         "Current Date" means a date not more than five (5) calendar days prior to the Closing Date.

         "Debt" means (a) all indebtedness for the repayment of money borrowed whether or not represented by bonds, debentures, notes or other securities, (b) all deferred indebtedness for the payment of the purchase price of property, services or assets purchased (except for accounts payable incurred in the ordinary course of business and having an original due date not more than 180 days from the date the account payable was created), (c) all indebtedness under any Capital Lease, (d) all guarantees, endorsements, assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, specifically including, but not limited to, any and all guarantees, endorsements, assumptions or other contingent obligations, (e) all indebtedness secured by any Lien existing on property owned and subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, (f) all reimbursement obligations under or in respect to letters of credit, but only to the extent of amounts actually drawn under one or more letters of credit, and (g) all indebtedness under any Interest Rate Agreement; provided, however, that indebtedness, liability or an obligation of a character included within the meaning of more than one of the foregoing classifications shall not be included under more than one of such classifications. "Debt" shall not include (i) any debt incurred by one Company to another Company, (ii) contractual indebtedness for rebuilding or conversion of single hull tank vessels to double hull, (iii) guarantees required by the Maritime Administration to be issued by Maritrans to support Title XI Financing for its Subsidiaries, or (iv) guarantees required to obtain a COFR.

         "Debtor Relief Laws" means applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

         "Default" means the occurrence of any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

         "Default Rate" means a rate of interest, applicable separately to each Portion, that shall accrue at a per annum rate equal to the rate of interest otherwise applicable to such Portion, plus an additional margin of two percent (2.00%) per annum.

         "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make an Advance or purchase a Percentage Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Advance is not made or such Participation Interest is not purchased), (b) has failed to pay to any Agent or any other Lender an amount owed by such Lender pursuant to the terms of this Agreement (but only for so long as such amount has not been paid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or with respect to which (or with respect to any assets of which) a receiver, conservator, trustee or similar official has been appointed. The status of "Defaulting Lender" shall apply to all interests in the name of a Defaulting Lender, even if such interests are subject to assignments or participations to other institutions, but any interest (other than a participation) assigned to a Nondefaulting Lender in accordance with this Agreement shall, after such assignment is completed and registered in accordance with the requirements for assignment set forth in this Agreement, be treated as owned by such Nondefaulting Lender.

         "Delivered Financial Statements" shall have the meaning set forth in
Section 5.4.

         "Dividends Paid" means the aggregate amount of Cash or other property (other than Maritrans capital stock) paid by Maritrans to Maritrans' shareholders pro rata based upon the number of shares of Maritrans capital stock outstanding at the time of such payment.

         "Documentation Center" means the National Vessel Documentation Center of the United States Coast Guard, or any office designated by the United States Coast Guard for recording of preferred ship mortgages such as any of the Vessel Mortgages.

         "Dollars" or the numismatic symbol "$" means lawful money of the United States of America.

         "Drawdown Date" shall have the meaning set forth in Section 2.3(d).

         "EBIT" means, for any period, the Net Income (Loss) of the Company on a Consolidated basis for such period (excluding the prepayment penalty incurred in connection with the repayment of the Note Purchase Debt), plus interest expense and income tax expense, in each case of the Company on a Consolidated basis for such period determined in accordance with GAAP.

         "EBITDA" means, for any period, the Net Income (Loss) of the Company on a Consolidated basis for such period (excluding the prepayment penalty incurred in connection with the repayment of the Note Purchase Debt), plus interest expense, income tax expense, amortization and depreciation expense, and extraordinary losses, minus extraordinary gains, in each case of the Company on a Consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

         "Eligible Assignee" means (a) a commercial bank, savings and loan institution, insurance company or financial institution organized under the laws of the United States, or any State thereof, which bank has both assets in excess of One Billion Dollars ($1,000,000,000) and combined capital and surplus in excess of One Hundred Million Dollars ($100,000,000), (b) a finance company, insurance company or other financial institution or a fund which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, has total assets in excess of Five Hundred Million Dollars ($500,000,000), is doing business in the United States and is organized under the laws of the United States, or any State, and (c) an Affiliate of a Lender.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "Eurodollar Reserve Percentage" means, for any day, the maximum effective percentage (expressed as a decimal and rounded upward to the nearest 1/100th of 1%), as determined in good faith by the Administrative Agent (which determination shall be conclusive), which is in effect as of such day as prescribed in Regulation D of the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to "Eurocurrency liabilities" (as such term is defined in Regulation D) (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR Loans is determined), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to a Lender. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "Event of Default" shall have the meaning set forth in Article VII hereof.

         "Federal Funds Rate" shall mean, for any day, a floating rate equal to the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by the Administrative Agent.

         "Financed Provisions" shall have the meaning set forth in the definition of "GAAP".

         "Fixed Charge Coverage Ratio" means, for the Company on a Consolidated basis, as of the Measuring Date in question, the quotient obtained by dividing the EBITDA of the Company on a Consolidated basis for the Four-Quarter Period ending on the Measuring Date by the sum of the following for the Company on a Consolidated basis for the Four-Quarter Period ending on the Measuring Date, provided, however, that Share Repurchases occurring between the Closing Date and March 31, 2002 shall be excluded from the calculation of the Fixed Charge Coverage Ratio for each Measuring Date through and including September 30, 2003:

         (a)      Prior Period Interest, plus
         (b)      CMLTD, plus
         (c)      Tax expense, plus
         (d)      Dividends Paid, plus
         (e)      Share Repurchases

-- which may also be expressed by the following formula:

         Fixed Charge Coverage Ratio =

                                  EBITDA
--------------------------------------------------------------------------------
Prior Period Interest + CMLTD + Tax Expense + Dividends Paid + Share Repurchases

         "Four-Quarter Period" means any period consisting of four consecutive fiscal quarters of the Company, even if such fiscal quarters pre-date the date of this Agreement. For the purpose of this definition, each fiscal quarter shall be included in four separate Four-Quarter Periods. By way of example, the fiscal quarter ended September 30, 2001 shall be included in each of the Four-Quarter Periods ended or ending September 30, 2001, December 31, 2001, March 31, 2002 and June 30, 2002.

         "Freights" shall have the meaning set forth in Section 4.1(b).

         "Funded Debt" means, with respect to any Person at any time, all Debt (including the current portion thereof) of such Person which would at such time be classified in whole or in part as a long-term liability of such Person in accordance with GAAP and shall also and in any event include (a) any Debt having a final maturity more than one year from the date of creation of such Debt and
(b) any Debt, regardless of its term, which is renewable or extendable by such Person (pursuant to the terms thereof or pursuant to a revolving credit or similar agreement or otherwise) to a date more than one year from such date or more than one year from the date of the creation of such Debt, and also including, in the case of the Borrowers, the Obligations.

         "Funded Debt to EBITDA Ratio" means, for the Company, as of the Measuring Date which is the end of each Four-Quarter Period, the quotient obtained by dividing (a) Funded Debt of the Company on a Consolidated basis as of such Measuring Date by (b) the Company's EBITDA for the Four-Quarter Period ending on the Measuring Date.

         "FWPCA" shall have the meaning set forth in Section 5.20.

         "GAAP" means:

                  (a) Generally accepted accounting principles in the United States of America (as such principles may change from time to time) applied on a consistent basis from year to year (except for changes in application in which the Borrowers' independent certified public accountants concur), applied both to classification of items and amounts. The statements, principles, policies and requirements of the Financial Accounting Standards Board and, to the extent consistent therewith, of the Securities and Exchange Commission, in effect at any time in question, shall presumptively be deemed to reflect generally accepted accounting principles at such time.

                  (b) If any change in GAAP (as reflected in the statements, principles, policies and requirements of the Financial Accounting Standards Board, as opposed to a change in Borrowers' or its accountants' or auditor's application or interpretation of GAAP) (hereinafter, a "Change in GAAP") after the date of this Agreement shall be required to be applied to transactions then or thereafter in existence, and a violation of one or more provisions of this Agreement shall have occurred or in the opinion of the Borrowers' would likely occur which would not have occurred or be likely to have occurred if no Change in GAAP had taken place:

                  (i) The parties agree that such violation shall not be considered to constitute an Event of Default for a period of sixty (60) days from the date a Borrower notifies the Administrative Agent of the application of this subsection (b);

                  (ii) The parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such Change in GAAP; and

                  (iii) If the parties are unable to negotiate such an amendment within sixty (60) days, the Borrowers shall have the option of (A) prepaying the Loans (pursuant to applicable provisions hereof) or (B) submitting the drafting of such an amendment to a firm of independent certified public accountants of nationally recognized standing acceptable to the parties, which shall complete its draft of such amendment within ninety (90) days of submission; if the Borrowers and the Administrative Agent cannot agree upon the firm, it shall be selected by binding arbitration in Philadelphia, Pennsylvania in accordance with the rules then obtaining of the American Arbitration Association. If the Borrowers do not exercise either such option within said period, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the date of the relevant financial statements. The parties agree that if the Borrowers elect the option in clause (B) above, until such firm has been selected and completes drafting such amendment, no such violation shall constitute an Event of Default.

                  (c) If any Change in GAAP after the date of this Agreement shall be required to be applied to transactions or conditions then or thereafter in existence, and the Administrative Agent shall assert that the effect of such Change in GAAP is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I hereof or any of the covenants of any Borrower in Section 6.2(j) (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished:

                           (i) The Administrative Agent shall notify the
Borrowers of such assertion, specifying the Change in GAAP which is objected to, and until otherwise determined as provided below, the specified Change in GAAP shall not be made by the Borrowers in their financial statements for the purpose of applying the Financial Provisions; and

                           (ii) The parties shall follow the procedures set
forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection
(b) of this definition. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Borrowers do not exercise either option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the date of the relevant financial statements, except that the specified Change in GAAP which is objected to by the Administrative Agent shall not be made in applying the Financial Provisions. The parties agree that if the Borrower elects the option in clause (B) of the first sentence of said paragraph (iii), until such independent firm has been selected and completes drafting such amendment, the specified Change in GAAP shall not be made in applying the Financial Provisions.

                  (d) All expenses of compliance with this definition shall be paid for by the Borrowers.

         "General Electric Debt" means the Debt owed to General Electric Capital Corporation in connection with the purchase of the tugboats the Enterprise and the Intrepid, pursuant to a Note dated December 31, 1999 in the original principal amount of $5,689,187.16, a Fleet Mortgage dated December 31, 1999 and any and all documents relating thereto, all as the same may be amended, supplemented or modified from time to time.

         "Governmental Authority" means any governmental or quasi-governmental authority, whether executive, legislative, judicial, administrative or any combination thereof, including, without limitation, any federal, state or local government or governmental or quasi-governmental agency, board, body, branch, bureau, commission, corporation, court, department, instrumentality or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign.

         "Guarantor" means each of Maritrans Operating Company, L.P., a Delaware limited partnership, Maritrans Barge Co., a Delaware corporation, and Maritrans Tankers Inc., a Delaware corporation, and Maritrans Transportation Inc., a Delaware corporation, and "Guarantors" means all of them.

         "Guaranty" means each of the Guaranty and Suretyship Agreements dated as of the date hereof given by each of the Guarantors in favor of the Agents for the benefit of the Lenders, as the same may be amended, supplemented or modified from time to time, and "Guaranties" means all of them.

         "Hazardous Substance" shall have the meaning set forth in Section 5.20.

         "Hazardous Waste" shall have the meaning set forth in Section 5.20.

         "Hull Insurance" shall have the meaning set forth in Section 6.4(a)(i).

         "Indemnified Parties" shall have the meaning set forth in Section
10.13.

         "Insurance" shall have the meaning set forth in Section 4.1(e).

         "Insurance Report" shall have the meaning set forth in Section
6.4(f)(i).

         "Interest Coverage Ratio" means, for the Company on a Consolidated basis, as of the Measuring Date in question, the quotient obtained by dividing the EBIT of the Company on a Consolidated basis for the Four-Quarter Period ending on the Measuring Date by the Prior Period Interest of the Company on a Consolidated basis, which may also be expressed by the following formula:

                  Interest Coverage Ratio =            EBIT
                                            ---------------------------
                                               Prior Period Interest

         "Interest Period" means the applicable Base Rate Interest Period or LIBOR Rate Interest Period.

         "Interest Rate Agreement" means any interest rate protection agreement, any interest future agreement, any interest rate option agreement, any interest swap agreement or any other interest rate hedge agreement, and "Interest Rate Agreements" means all of them.

         "Interest Rate Option" means the Adjusted LIBOR Rate or the Base Rate, and "Interest Rate Options" includes both of them.

         "Interest Rate Selection Notice" means a written notice as defined in
Section 2.4(b), substantially in the form of Exhibit C attached hereto and made part hereof, appropriately filled in and signed on behalf of the Borrowers.

         "Laws" means all statutes, laws, ordinances, regulations, treaties, orders, writs, injunctions, or decrees of the United States, any state or political subdivision thereof, any foreign country, or any Tribunal, now or hereafter in force.

         "Lender" at any time of reference means each of the lenders whose names may appear on the signature pages of this Agreement or, if applicable, in the Register and whose interest in the Loans shall not have terminated at the time of reference, and "Lenders" means all of them collectively.

         "Lender Majority" means any Lender(s) having an aggregate of not less than a sixty-six and two-thirds percent (66-2/3%) Percentage Interest and holding at least sixty-six and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Advances.

         "Lender Supermajority" means any Lender(s) having an aggregate of not less than a seventy-five percent (75%) Percentage Interest and holding at least seventy-five percent (75%) of the then aggregate unpaid principal amount of the Advances.

         "Lenders' Counsel" means Stradley, Ronon, Stevens & Young, LLP, Philadelphia, Pennsylvania or its successors from time to time as counsel to the Administrative Agent on behalf of the Lenders.

         "Letter of Credit" means and includes, individually or collectively as the context may indicate, a standby or trade letter of credit issued by the Administrative Agent pursuant to Article II hereof for the account of one or more Borrowers in favor of a beneficiary, in form and substance acceptable to the Administrative Agent, in its sole discretion, and "Letters of Credit" means more than one of them.

         "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Percentage Interest of the Aggregate Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

         "Letter of Credit Facility" means the facility described in Article II hereof providing for the issuance by the Administrative Agent for the account of one or more Borrowers of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Letter of Credit Sublimit minus outstanding Reimbursement Obligations.

         "Letter of Credit Fee" shall have the meaning set forth in Section 2.11(b).

         "Letter of Credit Fee Rate" shall have the meaning set forth in Section 2.11(b).

         "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

         "Letter of Credit Prepayment Advance" shall have the meaning set forth in Section 2.3(e).

         "Letter of Credit Sublimit" means a portion of the Revolving Credit Facility equal to $10,000,000.00.

         "LIBOR Margin" means the rate per annum (expressed as a percentage) applicable in determining the Adjusted LIBOR Rate calculated in accordance with the provisions of Section 2.5.

         "LIBOR Rate" means, for any LIBOR Rate Interest Period, the rate per annum at which deposits in Dollars are offered to lending banks in the London interbank market at approximately 11:00 o'clock a.m. (London time) two (2) LIBOR Rate Business Days prior to the first day of a proposed LIBOR Rate Interest Period in an amount approximately equal to the amount of the proposed LIBOR Rate Portion of the Loan corresponding to such proposed LIBOR Rate Interest Period for a number of days substantially equal to the number of days in such Interest Period.

         "LIBOR Rate Business Day" means a day which is both a Business Day and a day for dealings in deposits in Dollars by and among banks in the London interbank market.

         "LIBOR Rate Interest Period" means a period of 30, 60, 90, or 180 days; provided, however, that (a) each LIBOR Rate Interest Period shall begin on a LIBOR Rate Business Day, (b) no LIBOR Rate Interest Period shall extend beyond the Maturity Date, (c) any LIBOR Rate Interest Period that would otherwise end on a day that is not a LIBOR Rate Business Day shall be extended to the next succeeding LIBOR Rate Business Day unless such LIBOR Rate Business Day falls in another calendar month in which case such LIBOR Rate Interest Period shall end on the next preceding LIBOR Rate Business Day, (d) any LIBOR Rate Interest Period that begins on the last day of a calendar month or on a day for which there is no numerically corresponding day in a subsequent calendar month during which such LIBOR Rate Interest Period is to end shall, subject to clause (c) above, end on the last day of such subsequent calendar month, and (e) no more than five (5) LIBOR Rate Interest Periods shall be in effect at any one time.

         "LIBOR Rate Portion" means, at the time of reference, any portion, including the whole, of a Loan bearing interest based on the Adjusted LIBOR Rate.

         "Lien" means, with respect to any property or asset, any mortgage, charter, lease or assignment thereof, any lien, claim, charge or other encumbrance of any kind thereon, or any Security Interest therein.

         "Litigation" means any proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any occupational safety and health, antitrust, unfair competition, securities, tax, or other Laws, or under or pursuant to any contract, agreement, or other instrument.

         "Loan" means the Revolving Credit Facility or Standby/Term Loan, and "Loans" means and includes both of them.

         "Loan Documents" means this Agreement and all documents executed in connection with or pursuant to or contemplated by this Agreement, whether executed prior to, contemporaneously with, or subsequent to the execution hereof, including, without limitation, the Notes, the Vessel Mortgage for each Vessel, the Guaranties and all other documents, agreements, and other instruments contemplated hereby, executed pursuant hereto, or in connection herewith, as the same may be amended, supplemented or modified from time to time.

         "Loan Rate" means the rate of interest applicable to a Loan from time to time, as determined pursuant to Section 2.4.

         "Location" means, for each Borrower, the location of their respective chief executive offices first set forth above and each other location referred to in Section 5.22 and identified on Schedule 5.22.

         "Long Term Debt" means any Debt which by its terms is due one (1) year, or longer, from any date of determination thereof.

         "Marine Insurance" means any and all policies or contracts of insurance or indemnification coverage as may be required pursuant to on one or more of the Vessel Mortgages.

         "Maritrans" means Maritrans Inc., a Delaware corporation.

         "Material Adverse Effect" means any effect which would be material and adverse to the financial condition, assets, properties, business or operations of any Person, or which would materially impair the ability of such Person to perform its obligations under the Loan Documents to which it is a party.

         "Material Agreement" means any material contract, agreement, or other instrument to which a Borrower is a party or which may be applicable to any Borrower or any of their property.

         "Maturity Date" means January 31, 2007.

         "Measuring Date" means each date which is the end of a fiscal quarter of the Company.

         "Multiemployer Plan" means any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Controlled Group Member has or had an obligation to contribute.

         "Net Income (Loss)" means with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

         "New Amount" shall have the meaning set forth in Section 6.4(f)(v).

         "Nondefaulting Lender" means and includes each Lender that, at the time of reference, is not a Defaulting Lender, except with respect to any participation interests purchased from a Defaulting Lender.

         "Note" means each of the Senior Secured Promissory Notes in the form attached hereto as Exhibit D each of which Notes shall be executed and delivered by a Borrower in favor of each Lender in a principal amount equal to such Lender's Separate Commitment.

         "Note Purchase Agreement" means any Note Purchase Agreement dated as of March 15, 1987 between Maritrans Capital Corporation and a note purchaser signatory thereto, and any Note Purchase Agreement entered into thereafter, all as the same may be amended, supplemented or modified from time to time.

         "Note Purchase Debt" means the Debt owed to each note purchaser signatory to a Note Purchase Agreement, and secured by that certain Indenture of Trust and Security Agreement dated as of March 15, 1987, First Preferred Ship Mortgages dated as of March 15, 1987, and any and all documents relating thereto, all as the same may be amended, supplemented or modified from time to time.

         "Obligations" means all present and future obligations, liabilities and indebtedness, and all renewals and extensions thereof, or any part thereof, of each of the Borrowers arising pursuant to any Note, this Agreement, any Vessel Mortgage, any other of the Loan Documents or any Interest Rate Agreement and all interest accruing thereon and reasonable attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such obligations, liabilities and indebtedness are direct or indirect, primary or secondary, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several.

         "Oil" shall have the meaning set forth in Section 5.20.

         "Old Mellon Debt" means the Debt owed to Mellon, as evidenced by that certain Credit Agreement dated October 17, 1997, a Note dated October 17, 1997 in the original principal amount of $33,000,000, a First Preferred Ship Mortgage dated October 17, 1997, and any and all documents relating thereto, all as the same may be amended, supplemented or modified from time to time.

         "OPA" shall have the meaning set forth in Section 5.20.

         "Ordinary Maritime Liens" means (but only so long as, and to the extent that, such are discharged in the ordinary course of business) (a) liens for crew's wages and salvage (including contract salvage) not exceeding an amount customary in the ordinary course of business and limited to the current voyage and prior voyages which have ended within 45 days of the start date of the current voyage (collectively, the "Current Voyage") or which shall be contested by a Borrower in good faith with adequate reserve or provision therefor; (b) liens for crew's wages, salvage (including contract salvage) and general average which are either unclaimed or covered by insurance; and (c) liens incident to current operations (except for crew's wages, salvage and general average), limited to the Current Voyage, liens for the wages of a stevedore limited to the Current Voyage when employed directly by a Borrower or the operator, master or agent of a Vessel or liens covered by insurance.

         "Participation" means, in respect to each Letter of Credit, an amount equal to a Lender's Percentage Interest in the liability of the Administrative Agent in respect of such Letter of Credit up to the maximum amount of such Lender's Letter of Credit Commitment.

         "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any other governmental agency, department or instrumentality succeeding to the functions of said corporation.

         "Percentage Interest" means, for each Lender, such Lender's proportionate, undivided interest (which shall be the same for each of the Loans, all Advances and all Letters of Credit), expressed as a percentage in the respective initial amounts set forth in Schedule D to this Agreement and, after Closing, in the Register, as such Percentage Interest may change from time to time. The sum of the Percentage Interests of all Lenders shall equal 100.00%.

         "Permitted Liens" means any one or more of the following:

                  (a) Liens for taxes or assessments either not yet delinquent or the validity of which are being contested in good faith by appropriate proceedings diligently prosecuted and as to which adequate reserves shall have been set aside in conformity with GAAP;

                  (b) Deposits or pledges to secure the payment of workers' compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (c) Materialmen's, mechanics', worker's, repairmen's, employees, or other like Liens arising in the ordinary course of business to secure obligations not yet delinquent or being contested in good faith and as to which adequate reserves shall have been set aside in conformity with GAAP or as to which adequate bonds shall have been obtained;

                  (d) Purchase money Liens, purchase money Security Interests, or title retention arrangements upon or in any property acquired or held by such Person in the ordinary course of business to secure purchase money indebtedness incurred solely for the purpose of financing the acquisition of such property, or renewals or extensions thereof, in an aggregate amount of not more than $250,000;

                  (e)      Transaction Liens; and

                  (f)      Ordinary Maritime Liens.

         "Person" means and includes all natural persons and all corporations, limited liability companies, business trusts, associations, companies, partnerships, joint ventures, associations, or other entities.

         "Plan" means any "employee benefit plan" as such term is defined in
Section 3(3) of ERISA.

         "Portion" means, at any time, any portion of the outstanding balance of a Loan (including, if applicable, the entire outstanding balance of such Loan) to which a distinct Base Rate Interest Period or a LIBOR Rate Interest Period applies at the time in question, provided that each Portion shall be in the principal amount of $100,000 or any greater amount.

         "Potential Default" means any event or condition which, solely with the giving of notice by an Agent, solely with passage of time, or both, would constitute an Event of Default.

         "Prevailing Time" means the time and hour as computed according to the time and hour conventions prevailing on the date in question in the location of the Administrative Agent Office.

         "Prime Rate" means the rate of interest publicly announced by the Administrative Agent from time to time as its "prime rate" (it being acknowledged that such announced rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate charged by the Administrative Agent to any particular class or category of customers), which Prime Rate shall change simultaneously with any change in such announced rate.

         "Principal Balance" means with respect to a Note the outstanding principal balance thereof as of the date of any determination thereof.

         "Prior Period Interest" means interest accrued or accruing on the Company's obligations on a Consolidated basis during the Four-Quarter Period ending on the relevant Measuring Date.

         "Quarterly Compliance Certificate" means a certificate of the Company to be delivered as provided in Section 6.1(a)(iii) in substantially the form of Exhibit E attached hereto and made part hereof.

         "RCRA" shall have the meaning set forth in Section 5.20.

         "Receivables" shall have the meaning set forth in Section 4.1(c).

         "Register" shall have the meaning set forth in Section 9.10(e).

         "Reimbursement Obligations" shall have the meaning set forth in Section 2.2(b).

         "Related LC Documents" shall have the meaning set forth in Section 2.2(j)(i).

         "Reportable Event" means (a) a reportable event described in Section 4043 of ERISA and regulations thereunder unless not required to be reported under applicable regulations, (b) a withdrawal by a substantial employer from a Plan to which more than one employer contributes, as referred to in Section 4063(b) of ERISA, or (c) a cessation of operations at a facility causing more than twenty percent (20%) of Plan participants to be separated from employment, as referred to in Section 4062(e) of ERISA.

         "Repurchase" shall have the meaning set forth in Section 6.2(n).

         "Revolving Advance Limit" shall have the meaning set forth in Section 2.1(c).

         "Revolving Credit Facility" shall have the meaning set forth in Section 2.1(a).

         "Rights" means with respect to any Person, the rights, remedies (equitable or legal), claims, causes of action, powers, and privileges granted to such Person pursuant to any or all of this Agreement, the Note, the other Loan Documents or any other document, instrument or other agreement heretofore, now, or hereafter executed in connection therewith, whether granted or arising pursuant to the express provisions of any of the foregoing, or at law, or in equity, by constitution, statute, case or otherwise.

         "SARA Title III" shall have the meaning set forth in Section 5.20.

         "Security Interest" means a mortgage, deed of trust, pledge, security interest, charge, encumbrance, or lien, or other Rights in any assets or properties of any Person, or any part thereof, created in favor of any other Person as secured party, whether by assignment and transfer of, the granting of a lien, security interest, charge, mortgage, or deed of trust upon, or possession of, such assets and properties, or any part thereof, to secure payment and performance of any Debt.

         "Separate Commitment" means the commitment of each Lender, measured in aggregate Dollars, to make Advances with respect to the Loans and to purchase participations in Letter of Credit liabilities and payments, and shall be equal to such Lender's Percentage Interest multiplied by the Aggregate Commitment, rounded, for purposes of convenience, to the nearest $100.00. The initial amount of each Lender's Separate Commitment shall be set forth in Schedule A attached hereto.

         "Share Repurchases" means the aggregate amount of Cash, the principal amount of any promissory note or other consideration paid by Maritrans for the purchase by Maritrans of outstanding shares of Maritrans' capital stock.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the tangible and intangible property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the tangible and intangible assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its Debts and liabilities as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur Debts or liabilities beyond such Person's ability to pay as such Debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the net present value of the amount which can be reasonably be expected to become an actual or matured liability.

         "Standby Period" means the period from the Closing Date through and including January 31, 2002.

         "Standby/Term Loan" shall have the meaning set forth in Section 2.1(a).

         "Standby/Term Loan Limit" shall have the meaning set forth in Section 2.1(b).

         "State" means any one of the 50 states of the United States of America and the District of Columbia.

         "Subsidiary" means a corporation, partnership, limited liability company, business trust, joint venture or other business entity or organization as to which more than fifty percent (50%) of the equity or voting control is owned or controlled directly or indirectly by Maritrans or by or through one or more of its Subsidiaries, and "Subsidiaries" means all of them.

         "Tangible Net Worth" means the Consolidated stockholders' equity of the Companies determined and consolidated in accordance with GAAP, except that there shall be deducted from such Consolidated stockholders' equity on a Consolidated basis all treasury stock and all intangible assets of the Companies, including but not limited to goodwill, organization costs, patents, copyrights, trademarks, trade names, franchises, licenses, research and development expenses, unamortized debt discount and expense, and deferred charges.

         "Tangible Net Worth Requirement" means the requirement as to Tangible Net Worth for the Company as set forth in Section 6.2(j)(iii).

         "Taxes" means any present or future taxes, levies, impost, deductions, charges, and all liabilities with respect thereto, claculated in accordance with GAAP.

         "Title XI Financing" means and includes any and all (a) financings or refinancings for all or part of the costs of rebuilding any Vessel, and (b) refinancings for any Vessel purchased or acquired with proceeds from either of the Loans, guaranteed by the United States Government pursuant to Title XI of the Merchant Marine Act of 1936 or any successor provision, as amended.

         "Total Liabilities" means, at any date, the amount of total liabilities of a Person which would be properly classified as total liabilities of such Person on a balance sheet at such date in accordance with GAAP.

         "Total Liabilities to Tangible Net Worth Ratio" means, for the Company, as of the Measuring Date which is the end of each Four-Quarter Period, the quotient obtained by dividing (a) the Total Liabilities of the Company on a Consolidated basis as of such Measuring Date by (b) the Tangible Net Worth of the Company on a Consolidated basis as of such Measuring Date.

         "Trading Assets" means and includes all of the Cash, deposits in banks, investments, instruments, securities (including, without limitation, capital stock of the Companies (other than Maritrans), securities intangibles, financial and similar assets, accounts receivable, general intangibles, payment intangibles, and similar assets of the Companies.

         "Transaction Liens" means the Credit Agreement Security Interest and all Liens and Rights granted to the Collateral Agent for the benefit of the Agents and/or the Lenders in or under any Vessel Mortgage or any other Loan Document, or in or to any Collateral whether pursuant to any one or more of the Loan Documents or applicable law or equity or otherwise whether granted or arising contemporaneously with the execution of any Loan Document or at any time thereafter.

         "Tribunal" means any State, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency, or instrumentality, or any arbitrator.

         "UCC" means the Uniform Commercial Code as adopted and amended in the applicable jurisdiction.

         "Unused Commitment Fee" shall have the meaning set forth in Section 2.11(a).

         "Unused Fee Rate" shall have the meaning set forth in Section 2.11(a).

         "Vessel" means, individually, any ship, tanker, tug, barge or other vessel described on Schedule 5.9 attached hereto and any and all permitted deletions from and substitutions or additions to, such Schedule 5.9, and "Vessels" means any or all of them collectively.

         "Vessel Mortgage" means a first preferred ship mortgage to be granted to the Collateral Agent, as mortgagee for the benefit of the Agents and the Lenders, by a Borrower with respect to each Vessel, to be filed of public record with the National Vessel Documentation Center of the United States Coast Guard, and "Vessel Mortgages" means any more than one of them.

         Section 1.2 Accounting Terms and Definitions. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements of any Person that are required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis (except for changes approved by the independent public accountants of such Person) with the most recent respective financial statements of such Person delivered to the Administrative Agent.

         Section 1.3       Miscellaneous.

                  (a) The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision.

                  (b) The terms defined in Section 1.1 hereof, unless the context requires otherwise, will have the meaning assigned to them in Section
1.1 hereof, and will include the plural as well as the singular.

                  (c) The words "Article", "Section" and "Subsection" shall refer, respectively, to the Articles, Sections and Subsections of this Agreement.

                  (d) All other terms used herein shall have the meanings as otherwise stated herein or, if applicable, as otherwise defined in the UCC.

                  (e) References to section of the "U.S.C." shall mean such section of the United States Code, or any successor provision thereto, and any regulations adopted thereunder, in each case as amended from time to time.

                                   ARTICLE II


                           Loans and Letters of Credit

         Section 2.1  Loan and Letter of Credit Commitments and Dollar Limits.

                  (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, and absent the occurrence of a Potential Default or Event of Default, the Lenders agree, severally on the basis of their respective Percentage Interests but not jointly, until the Maturity Date, to make Advances on account of a standby/term loan (the "Standby/Term Loan") and a revolving credit facility (the "Revolving Credit Facility") to the Borrowers, and to cause to be issued, through the Administrative Agent, one or more Letters of Credit, to or for the benefit or account of one or more of the Borrowers, in an aggregate amount not to exceed $85,000,000.00 at any time (the "Aggregate Commitment").

                  (b) The aggregate principal amount of the Standby/Term Loan shall not at any time exceed $45,000,000.00 (the "Standby/Term Loan Limit"). Proceeds of the Standby/ Term Loan shall be used by one or more Borrowers to refinance existing Debt and fund Capital Expenditures and proposed Share Repurchases by Maritrans of shares of capital stock heretofore issued by Maritrans and now owned by parties other than Maritrans or any other Borrower.

                  (c) The aggregate principal amount of the Revolving Credit Facility outstanding and unrepaid, plus the Aggregate Letter of Credit Outstandings, shall not at any time exceed $40,000,000.00 (the "Revolving Advance Limit"). Proceeds of, or availability under, the Revolving Credit Facility shall be used or allocated by one or more Borrowers for Letters of Credit, Capital Expenditures, working capital and general corporate purposes. Upon not less than five (5) Business Days' written notice, the Borrowers may (i) permanently and irrevocably reduce the Revolving Advance Limit (and, consequently, the Aggregate Commitment) in increments equal to $1,000,000 or larger integral multiples of $1,000,000, or (ii) terminate the Revolving Credit Facility at any time; provided, however, that (A) any prepayment involved in such reduction or termination shall be subject to the provisions relating to prepayment and payment of Breakage Costs set forth in this Agreement, and (B) the Revolving Advance Limit may not be reduced at any time below the Dollar amount of Letters of Credit Outstanding.

                  (d) The Aggregate Letter of Credit Outstandings shall not exceed an amount, which may change from time to time (the "Aggregate Letter of Credit Commitment") , equal at any time to the lesser of (i) the Letter of Credit Sublimit, or (ii) the difference between (A) the Revolving Advance Limit and (B) the sum of (I) the Aggregate Letter of Credit Outstandings and (II) the aggregate outstanding, unrepaid principal amount of any Advances under the Revolving Credit Facility.

                  (e) The Obligations of the Borrowers shall be evidenced by this Agreement, the Notes, the other Loan Documents and the records of the Administrative Agent from time to time.

                  (f) Each Borrower, jointly and severally, is liable for the payment of, and the performance of, each and all of the Obligations.

         Section 2.2       Letters of Credit.

                  (a) The Administrative Agent agrees, subject to the terms and conditions of this Agreement and subject to and in reliance upon the agreements of the other Lenders set forth in this Agreement, upon request of the Borrowers (collectively, the "Applicant Borrowers") to issue (and modify, renew and replace) from time to time for the account of the Applicant Borrowers one or more Letters of Credit denominated in Dollars upon delivery to the Administrative Agent of an Application and Agreement for Letter of Credit relating thereto in form and content acceptable to the Administrative Agent; provided, that (i) the Administrative Agent shall not be obligated to issue (or modify, renew or replace) any Letter of Credit if it has been notified or has actual knowledge that a Potential Default or Event of Default has occurred and is continuing, and (ii) both immediately before and as a result of such issuance, modification, renewal or replacement, as the case may be, the Letter of Credit Outstandings shall not exceed the Aggregate Letter of Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of one or more Borrowers or any beneficiary named in such Letter of Credit to require renewal or replacement) or payment date occurring later than the earlier to occur of (A) one year after the date of its issuance or (B) the Maturity Date. Each request by a Borrower (whether alone or jointly with others) for the issuance or renewal of a Letter of Credit, whether pursuant to an Application and Agreement for Letter of Credit or otherwise, shall constitute its certification that the conditions specified in this Agreement with respect to such issuance or renewal have been satisfied.

                  (b) Each Borrower, jointly and severally, hereby unconditionally agrees to pay to the Administrative Agent immediately on demand at the Administrative Agent Office all amounts required to pay all drafts drawn or purporting to be drawn under each of the Letters of Credit and all reasonable expenses incurred by the Administrative Agent in connection with each of the Letters of Credit (collectively, the "Reimbursement Obligations"), and in any event and without demand to place in possession of the Administrative Agent (which shall include Advances under the Revolving Credit Facility if permitted by this Agreement) sufficient funds to pay when due all drafts, drawings and other Debts and liabilities arising under any Letter of Credit. The Administrative Agent agrees to give the Borrowers prompt notice of any request for a draw under a Letter of Credit. If the Borrowers do not make payment when required under this Section 2.2, the Administrative Agent may charge any account one or more Borrowers may have with it for any and all amounts the Administrative Agent pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Administrative Agent and the Applicant Borrowers; provided that to the extent permitted by this Agreement such sums shall be paid, at the Administrative Agent's option from time to time, pursuant to Advances under the Revolving Credit Facility. Each Borrower agrees, jointly and severally, to pay the Administrative Agent interest on any Reimbursement Obligations not paid when due (either outright or pursuant to permitted Advances under the Revolving Credit Facility), from the date due until the date paid at the Default Rate.

                  (c) The Administrative Agent shall notify the Lenders of any drawing under any Letter of Credit promptly following the receipt by the Administrative Agent of such drawing.

                  (d) Each Lender shall automatically acquire on the date of issuance of each Letter of Credit a Participation in the liability of the Administrative Agent in respect of such Letter of Credit in an amount equal to such Lender's Percentage Interest of such liability, up to the maximum amount of such Lender's Letter of Credit Commitment. In addition, to the extent that one or more Borrowers is obligated to pay the Administrative Agent any Letter of Credit fees or reimburse any expenses related thereto, each Lender (other than the Administrative Agent) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Administrative Agent, a portion equal to its Percentage Interest of any Reimbursement Obligations not paid by Borrowers, subject, however, to reimbursement according to their respective Percentage Interests upon payment of the same by the Borrowers.

                  (e) Simultaneously with the making of each payment by a Lender to the Administrative Agent pursuant to the first sentence of subsection (d) of this Section 2.2, such Lender shall, automatically and without any further action on the part of the Administrative Agent or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the applicable Borrower or Borrowers. Each Lender's obligation to make payment to the Administrative Agent, and the right of the Administrative Agent to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. In the event the Lenders shall be deemed to have acquired Participations in any Reimbursement Obligation as set forth above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by the Administrative Agent from one or more Borrowers, the Administrative Agent shall promptly pay to each Lender an amount equal to its Percentage Interest of such payment from the Borrower or Borrowers.

                  (f) Promptly following the end of each calendar month, the Administrative Agent shall deliver to the Lenders a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such month. Upon the request of any Lender from time to time, the Administrative Agent shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

                  (g) The issuance by the Administrative Agent of each Letter of Credit shall, in addition to any other conditions precedent set forth in this Agreement, be subject to the conditions that (i) such Letter of Credit be in such form and contain such terms as shall be satisfactory to the Administrative Agent, in its sole discretion, consistent with the then current practices and procedures of the Administrative Agent with respect to similar letters of credit, (ii) the issuance of such Letter of Credit shall not violate any material policy of the Administrative Agent, and (iii) the Borrowers shall have executed and delivered to the Administrative Agent the Applications and Agreements for Letters of Credit and such other instruments and agreements relating to such Letters of Credit as the Administrative Agent shall have reasonably requested consistent with such practices and procedures.

                  (h) Borrowers and Lenders agree that the Administrative Agent may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

                  (i) Without limiting the generality of any other provisions of this Agreement, the Borrowers jointly and severally agree to indemnify and hold harmless the Administrative Agent, each other Lender and the Collateral Agent, and their respective agents, from and against any and all claims and damages, losses, liabilities, reasonable costs and reasonable expenses which the Administrative Agent, such other Lender or the Collateral Agent or their respective agents may incur (or which may be claimed against the Administrative Agent, such other Lender or the Collateral Agent or their respective agents) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that Borrowers shall not be required to indemnify the Administrative Agent, any other Lender, the Collateral Agent or any of their respective agents for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent,
(i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Administrative Agent to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree. The indemnification and hold harmless provisions of this Subsection (i) shall survive repayment of the Obligations, occurrence of the Maturity Date and expiration or termination of this Agreement.

                  (j) Without limiting the provisions of Subsection (i) of this
Section 2.2, the obligation of each Borrower, jointly and severally, to immediately reimburse the Administrative Agent for drawings made under Letters of Credit and the Administrative Agent's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of Borrowers shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications and Agreements for Letter of Credit, under all circumstances whatsoever, including without limitation the following circumstances:

                           (i) any lack of validity or enforceability of a
Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                           (ii) any amendment or waiver of or any consent to or
departure from all or any of the Related LC Documents;

                           (iii) the existence of any claim, setoff, defense
(other than the defense of payment in accordance with the terms of this Agreement) or other rights which any Borrower or other account party or third party with respect to a Letter of Credit may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Collateral Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                           (iv) any breach of contract or other dispute between
any Borrower or other account party or third party with respect to a Letter of Credit, on the one hand, and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Administrative Agent, the Collateral Agent, the Lenders or any other Person, on the other hand;

                           (v) any draft, statement or any other document
presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to substantially comply with the terms of the Letter of Credit;

                           (vi) the existence, character, quality, quantity,
condition, value, or delivery (including the time, place, manner or order thereof) of property described or purportedly described in documents presented in connection with any Letter of Credit or the existence, nature or extent of any insurance relating thereto;

                           (vii) any delay, extension of time, renewal,
compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by any one or more Borrowers in respect of any Obligations; or

                           (viii) any other circumstance or happening whatsoever
where the Administrative Agent has acted in good faith, whether or not similar to any of the foregoing.

                  (k) Notwithstanding any other provision of this Agreement or any other agreement of any of the parties, the Administrative Agent shall be under no obligation to issue any Letter of Credit if any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Administrative Agent from issuing such Letter of Credit or enjoining, staying, delaying or modifying the obligation of any Borrower to pay or perform any of its Obligations with respect to any Letter of Credit, or any Law applicable to the Administrative Agent or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Administrative Agent shall prohibit, or request that the Administrative Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Administrative Agent with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Administrative Agent is not otherwise compensated hereunder) not in effect on the Closing Date, shall impose upon the Administrative Agent any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Administrative Agent in good faith deems material to it, or shall prohibit or prevent any Borrower from paying any Obligations associated with such Letter of Credit.

         Section 2.3       Advances.

                  (a) For those Advances under the Standby/Term Loan and Revolving Credit Facility which a Borrower desires to borrow on the Closing Date, the Borrower shall provide a written notice (a "Borrowing Notice") and one or more Interest Rate Selection Notices to the Administrative Agent prior to the Closing Date. On or prior to 3:00 p.m. Prevailing Time on the Closing Date, provided the conditions to such Advance shall have been fulfilled, each Lender shall make available to the Administrative Agent its Percentage Interest in each Advance to be made at Closing, and the Administrative Agent shall thereupon make such Advance available to the Borrower on or prior to 4:00 p.m. Prevailing Time on the Closing Date at the Administrative Agent Office in funds immediately available at such office, by depositing all or part of such proceeds in the Borrowers' accounts maintained at the Administrative Agent Office, or by originating a wire or other funds transfer of all or part of such proceeds to pursuant to Borrowers' instructions.

                  (b) One or more Advances under the Standby/Term Loan shall be available from time to time on and after the Closing Date and during the Standby Period, but not thereafter; such Advances shall be available on a nonrevolving basis, so that any repayments made by Borrowers shall not be available for readvance. Advances under the Revolving Credit Facility shall be available on a revolving basis from time to time prior to the Maturity Date, so that, in the event the Borrowers repay all or any Portion of the principal amount of the Revolving Credit Facility, the Borrowers shall be entitled to reborrow any such repaid principal amounts, subject to the terms and conditions of this Agreement.

                  (c) Notwithstanding any other agreement of the parties, Lenders shall not be obligated to make any Advance if the aggregate amount of all Obligations (other than Obligations incurred in connection with any Interest Rate Agreement) exceeds 60% of the aggregate appraised value of the Vessels.

                  (d) Whenever the Borrowers desire an Advance with respect to either Loan after the Closing Date, the Borrowers shall provide to the Administrative Agent, not later than 11:00 a.m. Prevailing Time (i) on the same Business Day for each Base Rate Loan, and (ii) at least three (3) Business Days before each LIBOR Rate Loan, a Borrowing Notice setting forth the following information: (i) the date, which shall be a Business Day, on which the proposed Advance is to be made (the "Drawdown Date"), (ii) the total principal amount of such requested Advance, and (iii) as to each Portion to be advanced, an Interest Rate Selection Notice. Notices received after 11:00 a.m. Prevailing Time shall be deemed received on the next Business Day. Upon receipt, the Administrative Agent shall promptly notify the Lenders of each Borrowing Notice.

                  (e) If the foregoing notice requirements shall have been satisfied, each Lender shall make available to the Administrative Agent, on or prior to 3:00 p.m. Prevailing Time on the Drawdown Date, its Percentage Interest in each Advance to be made on the Drawdown Date. The Administrative Agent shall thereupon make such Advance available to the Borrowers on or prior to 4:00 a.m., Prevailing Time on the Drawdown Date at the Administrative Agent Office in funds immediately available at such Office, by depositing all or part of such proceeds in the Borrowers' accounts maintained at the Administrative Agent Office, or by originating a wire or other funds transfer of all or part of such proceeds pursuant to the Borrowers' instructions; provided, however that the Administrative Agent shall not be obligated to disburse the portion of the Advance requested pursuant to this Section 2.3 to the extent that any Lender has not made available to the Administrative Agent such Lender's Percentage Interest of such Advance; provided, further, that the failure of any Lender to advance its Percentage Interest of any Advance shall not relieve it or any other Lender of the obligation to advance its Percentage Interest, but no Lender or the Administrative Agent or the Collateral Agent shall be responsible for the failure of any other Lender to advance its Percentage Interest to the Borrowers.

                  (f) Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. Prevailing Time on the Drawdown Date that such Lender will not make available to the Administrative Agent its Percentage Interest in such Advance on the Drawdown Date, the Administrative Agent may assume that such Lender has made such Percentage Interest in such Advance available. The Administrative Agent in its sole discretion and in reliance upon such assumption, may make available to the Borrowers on the Drawdown Date a corresponding amount on behalf of such Lender. If and to the extent such Lender shall not have made available to the Administrative Agent such Lender's Percentage Interest in such Advance requested to be made by such Lender on such Drawdown Date and the Administrative Agent shall have so made available to the Borrowers a corresponding amount on behalf of such Lender, (i) such Lender shall, on demand, pay to the Administrative Agent such corresponding amount together with interest thereon, for each day from the date such amount shall have been so made available by the Administrative Agent to the Borrowers until the date such amount shall have been paid in full to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate, and (ii) the Administrative Agent shall be entitled to all interest payable by Borrowers on such amount for the period commencing on the date such amount was advanced by the Administrative Agent to but not including the date on which such amount is received by the Administrative Agent from such Lender. Without limiting any obligations of any Lender pursuant to this paragraph (f), if such Lender does not pay such corresponding amount promptly upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrowers and the Borrowers shall promptly repay such corresponding amount to the Administrative Agent together with accrued interest thereon at the applicable rate or rates on such Loans.

                  (g) If, notwithstanding the terms of this Agreement, any Letter of Credit Outstandings remain, or is scheduled to remain, outstanding on the Maturity Date, Borrowers shall be deemed to have requested a Base Rate Advance under the Revolving Credit Facility, to be made on the Business Day immediately preceding the Maturity Date, in an amount equal to 105% of the Letter of Credit Outstandings that remain, or are scheduled to remain, after the Maturity Date (a "Letter of Credit Prepayment Advance"). The Administrative Agent shall hold any Letter of Credit Prepayment Advance as collateral for the Borrowers' reimbursement and other obligations relating to any Letters of Credit that may remain outstanding beyond the Maturity Date. The amount of any Letter of Credit Prepayment Advance shall be included in the total principal amount owing and to be paid by Borrowers with respect to the Revolving Credit Facility and shall be payable in full on the Maturity Date.

         Section 2.4       Interest Rates.

                  (a) The Loans shall bear interest at the rate or rates selected by the Borrowers from time to time from among the Interest Rate Options in the manner provided in subsection (b) of this Section 2.4. The Borrowers may select different Interest Rate Options to apply simultaneously to different Portions of the Loans or any Advance; provided, however, that (i) each separate LIBOR Rate Portion to which such selection relates shall be in the principal amount of $100,000 or any greater amount and (ii) if the Borrowers fail to select an Interest Rate Option for any Portion of a Loan for any period, the Borrowers shall be deemed to have selected the Base Rate for such Portion and period.

                  (b) The Borrowers shall give the Administrative Agent an interest rate selection notice (the "Interest Rate Selection Notice") no later than 12:00 o'clock noon Prevailing Time on:

                           (i) the third LIBOR Rate Business Day preceding the
first day of any proposed LIBOR Rate Interest Period; and

                           (ii) the first day of any Base Rate Interest Period.

Each Interest Rate Selection Notice shall state (A) the Interest Rate Option or Options selected, (B) the principal amount of each separate Portion of the Loan to which such selection relates, and (C) the proposed Interest Period or Periods, if applicable.

                  (c) Subject to compliance with subsection (b) of this Section 2.4, the Borrowers may:

                           (i) select an Adjusted LIBOR Rate for any Base Rate
Portion of the Loan to be effective at any time designated by the Borrowers; and

                           (ii) select the Base Rate for any LIBOR Rate Portion
of the Loan to be effective as of the end of the Interest Period for such Portion.

                  (d) After any principal amount of any Portion of a Loan shall have become due (by acceleration or otherwise), the unpaid principal amount of such Portion of such Loan shall thereafter bear interest, payable upon demand, for each day until paid (before and after judgment) at the Default Rate.

                  (e) Each Borrowing Notice sent shall be irrevocable and binding on the Borrowers. If for any reason on a Drawdown Date specified in a Borrowing Notice, any Advance is not made as a result of any failure to fulfill on or before such Drawdown Date the applicable conditions precedent, the Borrowers shall, jointly and severally, indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of such failure, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advances to be made by such Lender as part of such borrowing.

                  (f) All computations of interest in respect of the Loans, and all calculations of the Unused Commitment Fee and the Letter of Credit Fee, shall be made by the Administrative Agent on the basis of a 360 day year, in each case for the actual number of days occurring in the period for which such interest or fee is payable. In no event will the Administrative Agent calculate interest at a rate that exceeds the highest rate of interest permissible under a law that a court of competent jurisdiction shall, in a final determination, deem applicable to the Loans.

                  (g) Provided that no Potential Default or Event of Default has occurred and is then continuing, the Borrowers shall have the option to (i) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans, and (ii) upon the expiration of any LIBOR Rate Interest Period, (A) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans, or (B) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent prior written notice in the form attached as Exhibit F (a "Notice of Conversion/ Continuation") not later than 11:00 a.m. Prevailing Time three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (1) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the LIBOR Rate Interest Period therefor, (2) the effective date of such conversion or continuation (which shall be a Business Day), (3) the principal amount of such Loans to be converted or continued, and (4) the LIBOR Rate Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation. Notwithstanding anything to the contrary herein contained, (Y) if, upon the expiration of any LIBOR Rate Interest Period applicable to any LIBOR Rate Loan, the Borrowers shall fail to give a Notice of Continuation/Conversion as set forth in this paragraph (g), the Borrowers shall be deemed to have given a Notice of Continuation of such LIBOR Rate Loan in principal amount equal to the outstanding principal amount of such LIBOR Rate Loan and having a LIBOR Rate Interest Period of 30 days, and (Z) if the Borrowers request a conversion to or continuation as a LIBOR Rate Loan, but the applicable Notice of Conversion/Continuation fails to state a LIBOR Rate Interest Period, such Notice of Conversion/Continuation shall be deemed to be a request for a LIBOR Rate Interest Period of 30 days.

         Section 2.5 Determination of LIBOR Margin; Quarterly Compliance Certificates.

                  (a) The Administrative Agent shall determine the LIBOR Margin from time to time in the following manner and shall apply the newly determined LIBOR Margins to determine the Adjusted LIBOR Rate for all LIBOR Rate Portions of each Loan outstanding upon the effective date of the change. The newly determined Adjusted LIBOR Rate shall apply to the accrual of interest for all Portions of each LIBOR Rate Loan on and after the first day of the first calendar month following each Certificate Delivery Date.

                  (b) At the Closing (for the Four-Quarter Period ending September 30, 2001), and thereafter within 120 days after the end of each fiscal year and within 60 days after the end of each of the first three quarters of each fiscal year (the "Certificate Delivery Date") commencing with the fiscal quarter ending on December 31, 2001, the Borrowers shall furnish to the Administrative Agent and to the Lenders a Quarterly Compliance Certificate.

                  (c) If, as of the end of any Four-Quarter Period, the Funded Debt to EBITDA Ratio for the Company, on a Consolidated basis, is within a range set forth in column (2), designated as Level "1" through Level "3" in the following table, the respective percentage rate per annum set forth opposite such range in column (3) shall be the "LIBOR Margin" for purposes of calculating the Adjusted LIBOR Rate:

     (1)                              (2)                                        (3)
    Level                 Funded Debt to EBITDA Ratio                        LIBOR Margin
                                                                               (LIBOR)
      1            Less than 1.25                                        150.0 basis points
      2            Greater  than or equal  to 1.25,  and less            187.5 basis points
                   than or equal to 1.75
      3            Greater than 1.75                                     225.0 basis points

         (d)      Notwithstanding the other provisions of this Section:

                           (i) During the period prior to March 1, 2002, the
percentage rate per annum for all Advances shall be at Level "3" set forth in the above table; and

                           (ii) During any quarterly period for which the
Administrative Agent shall not have received a Quarterly Compliance Certificate on or before the required Certificate Delivery Date, interest shall accrue at the Default Rate.

         Section 2.6 Determination of Rates and LIBOR Margin. Upon identifying any change in the Adjusted LIBOR Rate, the Base Rate or the LIBOR Margin, the Administrative Agent shall determine the same and shall promptly give the Borrowers and Lenders notice thereof. Such determination by the Administrative Agent shall be conclusive in the absence of manifest error.

         Section 2.7       Interest.

                  (a) The Borrowers shall pay interest on the Loans from the date thereof until the Loans have been repaid in full, at the rate or rates determined in accordance with Sections 2.4 and 2.5 hereof and at the times provided in subsections (b), (c) and (d) of this Section 2.7.

                  (b) Interest accrued on each Loan and not previously paid pursuant to subsection (c) of this Section 2.7 shall be paid:

                           (i) as to a Base Rate Portion, quarterly in arrears
on the last Business Day of January, April, July and October in each year (each, a "Base Rate Interest Payment Date");

                           (ii) as to each LIBOR Rate Portion, on the last day
of each successive LIBOR Rate Interest Period applicable to such LIBOR Rate Portion; and

                           (iii) on the occurrence of the Maturity Date or an
Event of Default, whichever is earlier.

                  (c) Except for advances requested prior to March 1, 2002, Borrowers shall not be entitled to select the Adjusted LIBOR Rate Interest Option at any time that a current Quarterly Compliance Certificate has not been delivered to the Administrative Agent. If the Adjusted LIBOR Rate Interest Option has been selected for any Portion at a time when the Borrowers have failed to deliver to the Administrative Agent, when required, a current Quarterly Compliance Certificate enabling the Administrative Agent to determine the LIBOR Margin, if any, to be used in calculating the amount of such interest payment, Borrowers shall thereafter pay interest on all LIBOR Rate Portions at the Default Rate until such time as Borrowers comply with the obligation to deliver a Quarterly Compliance Certificate. If, upon Borrowers' delivery of any Quarterly Compliance Certificate which had not been timely delivered when due, the Administrative Agent determines that Borrowers should have paid interest under the terms of this Agreement for any Portion for any period at a higher rate than the rate at which Borrowers actually paid interest on such Portion during such period, Borrowers shall reimburse the Administrative Agent upon demand for any shortfall. However, in such circumstances, in the event it is determined that Borrowers should have paid interest on any Portion during any such period at a rate lower than the rate at which Borrowers actually paid interest on such Portion during such period, neither the Administrative Agent nor the Lenders shall be obligated to reimburse Borrowers any excess.

                  (d) Notwithstanding any other provision of this Agreement, from and after the occurrence of an Event of Default, and so long as such Event of Default is continuing, all interest on all Advances shall accrue at the Default Rate.

         Section 2.8       Prepayment of the Loan.

                  (a) Subject to compliance with this Section 2.8 and with
Section 2.9, the Borrowers may voluntarily prepay any Base Rate Portion at any time in whole or in part, and may prepay any LIBOR Rate Portion in whole or in part on the last day of the applicable LIBOR Rate Interest Period; provided, however, that, except for repayments required under Section 2.8(c), any prepayment of a Base Rate Portion or LIBOR Rate Portion, other than a prepayment of either Loan in full, shall be in the principal amount of $1,000,000 or any greater amount that is an integral multiple of $1,000,000.

                  (b) If the Borrowers give notice, as provided in Section 2.9 hereof, of their intention to make a prepayment pursuant to subsection (a) of this Section 2.8, the Portion or Portions of the Loan specified in such notice, together with the unpaid interest accrued thereon to the date of such prepayment, and premium, if any, shall become due and payable on the prepayment date specified in such notice.

                  (c) The Borrowers shall prepay the Standby/Term Loan, and the Standby/Term Loan Limit shall thereby be permanently reduced (and, consequently, the Aggregate Commitment) in an amount equal to the following amount of net proceeds from any Title XI Financing relating to any Vessel (i) 100% of all aggregate net proceeds up to $20,000,000 and (ii) 50% of all aggregate net proceeds in excess of $20,000,000. Upon any such prepayment, each of the remaining unpaid periodic principal installment payments scheduled for the Standby/Term Loan shall be proportionately reduced, but no installments shall be deferred or waived. At such time as the Standby/Term Loan has been repaid in full, the Borrowers shall remit all net proceeds from any Title XI Financing to the Administrative Agent to be applied as a mandatory payment against the then outstanding amount of the Revolving Credit Facility.

         Section 2.9       Payment of Loan Principal.

                  (a) The principal amount outstanding with respect to each of the Loans shall be payable as provided in this Section 2.9. All sums other than principal or interest which may become owing to the Lenders, the Administrative Agent or the Collateral Agent shall be payable as provided herein or in the applicable Notes, Vessel Mortgages or other Loan Documents, but otherwise upon demand by the Administrative Agent.

                  (b) The Borrowers shall repay the full, unpaid balance of principal, accrued interest and other sums and charges with respect to each Loan on the Maturity Date.

                  (c) The Borrowers shall make the following scheduled payments of outstanding principal with respect to the Standby/Term Loan:


Frequency:            During the Period:                                             Periodic Principal Payment
                                                                                     Amount
Quarterly             Commencing 4/30/2002 through 01/31/2003                        $1,250,000.00
Quarterly             Commencing 4/30/2003 through 01/31/2004                        $1,500,000.00
Quarterly             Commencing 4/30/2004 through 01/31/2005                        $2,000,000.00
Quarterly             Commencing 4/30/2005 through 01/31/2006                        $3,000,000.00
Quarterly             Commencing 4/30/2006 through 01/31/2007                        One-quarter of principal
                                                                                     balance remaining on 01/31/2006

                  (d) Each prepayment made pursuant to subsection (a) of Section
2.8 and each principal repayment made pursuant to this Section 2.9 shall be applied on account of the Portion or Portions of the Loan designated by the Borrowers in the manner provided in subsection (c) of this Section 2.9; provided, however, that (i) no amount other than $1,000,000 or an integral multiple thereof may be applied on account of any separate Portion of such Loan and (ii) if the Borrowers fail to designate the manner in which any repayment or prepayment is to be applied, it shall be applied in any manner selected by the Administrative Agent.

                  (e) Not later than 12:00 o'clock noon Prevailing Time on the third (3rd) LIBOR Rate Business Day preceding the date on which the prepayment or repayment is to be made, the Borrowers shall notify the Administrative Agent in writing of each prepayment that the Borrowers propose to make pursuant to
Section 2.8(a) and the manner in which any such prepayment and any principal repayment to be made pursuant to this Section 2.9 is to be applied.

                  (f) If, for any reason, including prepayment (whether voluntary, mandatory, involuntary or otherwise), maturity, default, demand, acceleration or otherwise, of any Portion, in whole or in part, the Administrative Agent or any of the Lenders receives payment of principal of or interest on a LIBOR Rate Portion on any day other than the last day of the applicable LIBOR Rate Interest Period for such LIBOR Rate Portion, the Borrowers shall pay to the Administrative Agent on behalf of the Lenders, on demand, any amounts required to compensate the Lenders for any breakage costs (including cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds in respect of such payment) and any additional losses, costs or expenses which any Lender may incur as a result of such payment, prepayment, purchase or acceleration in connection with unwinding or liquidating of any deposits or funding or financing arrangement with its funding sources (collectively, "Breakage Costs"), provided that the Lender or Lenders shall have delivered to the Administrative Agent and the Borrowers a certificate as to the calculation and amount of such Breakage Costs, which certificate shall be binding, absent manifest error, except that the failure of a Lender or Lenders to provide such certificate shall in no way relieve the Borrowers of their obligations under this Section 2.9.

                  (g) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest payable on such next succeeding Business Day hereunder.

         Section 2.10 Adjusted LIBOR Rate Unascertainable, Adjusted LIBOR Rate Impracticable, and LIBOR Rate Interest Period Unavailable.

                  (a) If, on any date on which a LIBOR Rate Interest Period would otherwise begin, the Administrative Agent shall have determined (which determination shall be final and conclusive if made in good faith) that, by reason of circumstances affecting the London interbank market for Dollar deposits, adequate and reasonable means do not exist for ascertaining such Adjusted LIBOR Rate, then the Administrative Agent shall forthwith so notify the Borrowers thereof. Until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply, the Borrowers' privilege to select the Adjusted LIBOR Rate shall be suspended.

                  (b) If, at any time, the Administrative Agent shall have determined (which determination shall be final and conclusive if made in good faith) that the application of the Adjusted LIBOR Rate or the continuation of any LIBOR Rate Portion of the Loan has been made impracticable or unlawful:

                           (i) by the occurrence of a contingency which
materially and adversely affects the London interbank market for Dollar deposits; or

                           (ii) because compliance by any Lender in good faith
with any applicable Law or change therein or interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof or with any request or directive of such Governmental Authority (whether or not having the force of law) has become impracticable or unlawful,then, and in any such event, the Administrative Agent shall forthwith so notify the Borrowers thereof. The Base Rate shall apply until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such notice no longer apply.

                  (c) Upon such date as shall be specified in a notice given pursuant to subsection (a) or (b) of this Section 2.10 (which shall not be earlier than the date such notice is given), the Borrowers shall pay to the Administrative Agent the accrued and unpaid interest on the LIBOR Rate Portions of a Loan to (but not including) such specified date, but the Borrowers shall not be obligated to pay a yield maintenance premium as a result of such payment.

                  (d) If, on any date on which a LIBOR Rate Interest Period would otherwise begin, the Administrative Agent shall have determined (which determination shall be final and conclusive if made in good faith) that the selection of such Interest Period by the Borrowers has been made impracticable by the occurrence of a contingency which materially and adversely affects the London interbank market for Dollar deposits, the Administrative Agent shall forthwith so notify the Borrowers thereof and the Borrowers' selection of such Interest Period shall be deemed to be of no force and effect. Upon receipt of any such notice, the Borrowers may select a different LIBOR Rate Interest Period in accordance with Section 2.4.

         Section 2.11 Fees. In addition to any other fees and reimbursement of expenses provided in this Agreement or any other Loan Documents, the Borrowers agree to pay to the Lenders, the Administrative Agent and the Collateral Agent, as consideration for the Loan commitment hereunder, the following commitment, loan, structuring, agent's and other fees:

                  (a) Unused Commitment Fee. A periodic fee (the "Unused Commitment Fee") shall be payable quarterly in arrears to the Lenders on each Base Rate Interest Payment Date. The Unused Commitment Fee shall be determined by multiplying the applicable "Unused Fee Rate" (as defined below) times the average aggregate undrawn principal balance of the Aggregate Commitment (deducting therefrom, solely for these purposes, only outstanding, unpaid Advances and the average Letter of Credit Outstandings) during the quarterly period ending on such Base Rate Interest Payment Date. The "Unused Fee Rate" shall be that rate per annum specified in column (3) in the table below, based upon the Funded Debt to EBITDA Ratio for the Company set forth in column (2), as set forth in the most recently delivered Quarterly Compliance Certificate, such Unused Fee Rate to change effective with each change in the applicable percentage of the Funded Debt to EBITDA Ratio:


 (1)                                 (2)                                     (3)
Level                    Funded Debt to EBITDA Ratio                   Unused Fee Rate

  1            Less than 1.25                                         37.5 basis points
  2            Greater  than or equal to 1.25,  and less  than        37.5 basis points
               or equal to 1.75
  3            Greater than 1.75                                      50.0 basis points

                  (b) Letter of Credit Fees. A periodic fee (the "Letter of Credit Fee") shall be payable quarterly in arrears to the Lenders and the Administrative Agent, as more fully described below on each Base Rate Interest Payment Date. The Letter of Credit Fee shall be determined by multiplying the applicable "Letter of Credit Fee Rate" (as defined below) times the average Letter of Credit Outstandings during the quarterly period ending on such Base Rate Interest Payment Date. The "Letter of Credit Fee Rate" shall be that rate per annum specified in column (3) in the table below, based upon the Funded Debt to EBITDA Ratio for the Company set forth in column (2), as set forth in the Quarterly Compliance Certificate, such Letter of Credit Fee Rate to change effective with each change in the applicable percentage of the Funded Debt to EBITDA Ratio:


    (1)                              (2)                                      (3)
   Level                 Funded Debt to EBITDA Ratio               Letter of Credit Fee Rate

     1          Less than 1.25                                         162.5 basis points
     2          Greater than or equal to 1.25,  and less than          200.0 basis points
                or equal to 1.75
     3          Greater than 1.75                                      237.5 basis points

Of the total Letter of Credit Fee payable each quarter, that portion which is calculated by multiplying 12.5 basis points (one-eight of one percent, or 0.125%) times the average Letter of Credit Outstandings during the quarterly period ending on such Base Rate Interest Payment Date shall be payable to the Administrative Agent in consideration of the Administrative Agent's services and risks in issuing Letters of Credit. In addition to the foregoing, the Borrowers shall pay the Administrative Agent all other customary issuance, administration, draw, transfer, extension, renewal and similar fees, and shall reimburse all expenses incurred by the Administrative Agent in connection with the issuance and administration of each Letter of Credit and any draws, transfers, extensions and renewals thereof.

         Section 2.12 Additional Compensation; Changed Circumstances; Capital Adequacy.

                  (a) Compensation for Taxes, Reserves and Expenses on Outstanding Loans. If, by virtue of any change in any Law or guideline or interpretation or application thereof, any Governmental Authority charged with the interpretation or administration thereof or compliance with any request or directive of any central bank or other Governmental Authority (whether or not having the force of law):

                           (i) subjects any Lender, the Administrative Agent or
the Collateral Agent to any tax, or changes the basis of taxation, with respect to this Agreement, any Note, any Vessel Mortgage, any other Loan Document, either Loan, any Advance, any Letter of Credit or payments by any of the Borrowers of principal, interest, commitment fee or other amounts due from the Borrowers hereunder or under the Notes (except for Taxes on or measured based on the overall net income of a Lender imposed by the federal, state and local jurisdictions in which a Lender's, the Administrative Agent's and the Collateral Agent's respective principal executive office or lending office is located);

                           (ii) imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, a Lender; or

                           (iii) imposes upon a Lender, the Administrative Agent
or the Collateral Agent any other condition or expense with respect to this Agreement, any Note, any Vessel Mortgage or any other Loan Document, or its making, maintenance or funding of any part of the Loans or any Advance or the issuance of any Letter of Credit, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon any Lender, the Administrative Agent or the Collateral Agent with respect to this Agreement, the Notes, the Vessel Mortgages, any other Loan Document, or the issuance, making, maintenance or funding of any part of either Loan or any Advance or any Letter of Credit by an amount which a Lender, the Administrative Agent or the Collateral Agent (as the case may be) deems to be material (each Lender being deemed for this purpose to have made, maintained or funded each Portion of the Loan from a Corresponding Source of Funds), the Administrative Agent shall from time to time notify the Borrowers, in reasonable detail, of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by the Lender, the Administrative Agent or the Collateral Agent (as the case may be) (which determination shall be conclusive, absent manifest error) to be necessary to compensate the Lender, the Administrative Agent or the Collateral Agent for any increased cost actually incurred due to such increase in cost, reduction in income or additional expense (net of any possible tax savings directly attributable thereto). Such amount shall be due and payable by the Borrowers ten
(10) Business Days after such notice is received.

                  (b) Indemnity. In addition to the compensation required by subsection (a) hereof, the Borrowers shall indemnify the Lenders and the Agents and their respective agents, from and against all claims, liability, loss, cost and expense (including loss of margin) which any one or more of them sustain or incur as a consequence of:

                           (i) payment, prepayment or conversion of any part of
any Portion of a Loan on a day other than the last day of the corresponding LIBOR Rate Interest Period or a day on or after the Maturity Date or other date of maturity of any Portion of a Loan (whether or not such payment, prepayment or conversion is mandatory or automatic and whether or not such payment or prepayment is then due);

                           (ii) attempt by the Borrowers to revoke (expressly,
by later inconsistent notices or otherwise) in whole or part any notice stated herein to be irrevocable (the Administrative Agent having in its sole discretion the options (A) to give effect to such attempted revocation and obtain indemnity under this Section 2.12 or (B) to treat such attempted revocation as having no force or effect, as if never made);

                           (iii) default by a Borrower in the performance or
observation of any covenant or condition contained in this Agreement, any Note, any Vessel Mortgage or any other of the Loan Documents, including without limitation any failure of a Borrower to pay when due (by acceleration or otherwise) any principal, interest, commitment fee or any other amount due hereunder or under any Note or any of the other Loan Documents; or

                           (iv) the ownership, chartering, operation, damage or
destruction of any Vessel and any damages, injuries, losses, liabilities, expenses or claims which any Vessel causes to third Persons or to other property.

If any Lender, the Administrative Agent or the Collateral Agent, or any of their respective agents, sustains or incurs any such loss or expense the affected parties shall from time to time notify the Borrowers and the Administrative Agent, in reasonable detail, of the amount determined in good faith by them to be necessary to indemnify them for such loss or expense. Such amount shall be due and payable by the Borrowers ten (10) Business Days after such notice is received.

                  (c) Circumstances Affecting LIBOR Rate Availability. If with respect to any LIBOR Rate Interest Period the Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being offered or are otherwise unavailable to the Administrative Agent or such Lender for such LIBOR Rate Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrowers shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current LIBOR Rate Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such LIBOR Rate Interest Period.

                  (d) Laws Affecting LIBOR Rate Availability. If, after the date hereof, the introduction of, or any change in, any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current LIBOR Rate Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such LIBOR Rate Interest Period.

                  (e) Capital Requirements If either (i) the introduction of, or any change in, or in the interpretation of, any applicable Law or (ii) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to, the Separate Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

         Section 2.13      Payments by the Borrowers in General.

                  (a) Time, Place and Manner. All payments due to the Administrative Agent and the Lenders under this Agreement, the Notes and the other Loan Documents shall be made to the Administrative Agent at the Administrative Agent Office or to such other Person or at such other address as the Administrative Agent may designate by written notice to the Borrowers. Until further notice from the Administrative Agent and except as otherwise provided herein, all such payments shall be made by charging the Borrowers' deposit account with the Administrative Agent. Except as otherwise set forth in this Agreement, a payment shall not be deemed to have been made on any day unless such payment has been received by the required Person, at the required place of payment in Dollars in funds immediately available to such Person, no later than 12:00 p.m. Prevailing Time on such day; provided, however, that the failure of the Borrowers to make any such payment by such time shall not constitute a Default hereunder so long as such payment is received no later than 3:00 p.m. Prevailing Time on such day, but any such payment received later than 12:00 p.m. Prevailing Time on such day shall be deemed to have been made on the next Business Day for the purpose of calculating interest on the amount paid, provided further, that any such payment made with the proceeds of Loans shall be deemed to have been made on the date of the making of such Loans, so long as such proceeds are immediately so applied and are not otherwise disbursed to the Borrowers.

                  (b) No Reductions. All payments due to the Administrative Agent or any Lender under this Agreement, the Notes and the other Loan Documents, shall be made by the Borrowers without any reduction or deduction whatsoever, including any reduction or deduction for any charge, set-off, holdback, recoupment or counterclaim (whether sounding in tort, contract or otherwise).

                  (c) Authorization to Charge Accounts. The Borrower hereby authorizes the Administrative Agent to charge any amounts due under this Agreement against any or all of the demand deposit or other accounts of Borrowers with the Administrative Agent (whether maintained at a branch or office located within or without the United States), with the Borrowers remaining liable for any deficiency. The Administrative Agent shall give the Borrower one day prior notice of the amount to be charged; provided, however, that advance notice shall not be required to charge any amount due for interest on the Unused Commitment Fee or the Letter of Credit Fee, and the Administrative Agent shall only advise of such charge after such charge has been made.

                  (d) Extension of Payment Dates if Not a Business Day. Whenever any payment to the Administrative Agent or any Lender under this Agreement or the other Loan Documents would otherwise be due (except by reason of acceleration) on a day that is not a Business Day, such payment shall instead be due on the next succeeding Business Day unless, in the case of a payment of the principal of LIBOR Rate Loans, such extension would cause payment to be due in the next succeeding calendar month, in which case such due date shall be advanced to the next preceding LIBOR Rate Business Day. If the due date for any payment under this Agreement, the Notes or the other Loan Documents is extended (whether by operation of any Loan Document, applicable Law or otherwise), such payment shall bear interest for such extended time at the rate of interest applicable hereunder.

                  (e) Disbursement of Payments to Lenders. The Administrative Agent shall promptly distribute to each applicable Lender its ratable share of each payment received by the Administrative Agent under this Agreement, the Notes and the other Loan Documents for the account of such Lender by crediting an account of such Lender at the Administrative Agent Office or by wire transfer to an account of such Lender at an office of any other commercial bank located in the United States or at any Federal Reserve Bank designated by such Person. Unless the Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due to any Lenders under this Agreement, the Notes or the other Loan Documents that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent, in its sole discretion may, in reliance upon such assumption, cause to be distributed to each applicable Lender on such due date, a corresponding amount with respect to the amount then due to such Person. If and to the extent that the Borrowers shall not have so made such payment in full to the Administrative Agent, and the Administrative Agent shall have so distributed to such Lender or Lenders a corresponding amount, such Lender shall, on demand, repay to the Administrative Agent the amount so distributed together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Person repays such amount to the Administrative Agent, at the Federal Funds Rate until (and including) the third Business Day after demand is made and thereafter at the Base Rate. Nothing in this Section 2.13(e) shall relieve the Borrowers from any payment obligations.

         Section 2.14 Special Provisions Regarding Certain Obligations of the Borrowers.

                  (a) Each Borrower hereby: (i) expressly and irrevocably waives, on behalf of itself and its successors and permitted assigns (including any surety) until the final and irrevocable payment in full of all Obligations, any and all rights at law or in equity to subrogation, to reimbursement, to exoneration, to contribution, to indemnification, to set off or to any other rights that could accrue to a co-borrower, co-obligor, guarantor, surety or accommodation party against any other borrower, co-borrower, co-obligor, guarantor, surety or accommodation party, and which such Borrower may have or hereafter acquire against any other Borrower in connection with or as a result of the execution, delivery and/or performance of this Credit Agreement, any Note, any other Loan Document or the Obligations; and (ii) acknowledges and agrees (A) that this waiver is intended to benefit the Lenders and the Agents, and shall not limit or otherwise adversely affect any Borrower's liability hereunder to the Lenders or the enforceability of the Obligations by the Lenders against any of the Borrowers, and (B) that the Lenders and the Agents and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.13 and their rights under this Section 2.13 shall survive payment in full of the Obligations.

                  (b) The liability of each Borrower (other than Maritrans) hereunder and under the Notes and other Loan Documents, and otherwise with respect to the Obligations, shall be limited to an amount (which may change from time to time) not to exceed as of any date of determination the maximum amount that can be claimed by the Lenders from such Borrower under any Note, this Agreement, any of the other Loan Documents or otherwise with respect to any of the Obligations without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute, or common law, after taking into account, among other things, such Borrower's right of contribution and indemnification from each other Borrower under subsection (a) of this Section 2.13. Maritrans consents to the foregoing and acknowledges that such limitations do not apply to Maritrans' liability for any of the Obligations.

                  (c) It is contemplated that one or more Borrowers (each, in such capacity, an "Affiliated Obligor") may, from time to time now or hereafter, incur obligations (whether fixed or contingent, direct or indirect, or otherwise, collectively, "Affiliate Obligations") to one or more other Borrowers (each, in such capacity, an "Affiliated Obligee"). Until the final and irrevocable payment in full of all Obligations:

                           (i) No Affiliate Obligations may be incurred except
in the ordinary course of the business of each of the Affiliated Obligor and Affiliated Obligee, and on arms' length terms and for adequate consideration and consistent with the other provisions of this Agreement and the other Loan Documents.

                           (ii) Each Affiliated Obligee irrevocably subordinates
and postpones, and agrees not to demand, sue for, take, accept or receive (whether directly or indirectly, voluntarily, involuntarily, by operation of law, by set-off or application against any other indebtedness or otherwise), from any Affiliated Obligor or any third party, and each Affiliated Obligor agrees not to make, or to cause any third party to make, directly or indirectly, any payment on account of any Affiliate Obligations, nor to accept any security therefor; notwithstanding the foregoing, so long as no Event of Default or Potential Default shall have occurred and be continuing, an Affiliated Obligor may make regularly scheduled payments in the ordinary course of business on its Affiliate Obligations on arms' length terms, provided that any such payments are not void or voidable as against unsecured creditors of the Affiliated Obligor.

                           (iii) Each Affiliated Obligee hereby subordinates and
postpones, in lien, operation and effect, any and all Liens, interests, rights of setoff or recoupment or the like, and any other sources of recovery or repayment, securing any of the Affiliate Obligations to the Transaction Liens and rights of setoff or recoupment or the like favoring the Lenders with respect to the Obligations from time to time hereafter.

                           (iv) Each Affiliated Obligee agrees (A) to deliver to
the Administrative Agent for the benefit of the Lenders and, pending such delivery, to hold in trust for the Lenders, any payments made or property delivered to such Affiliated Obligee in violation of the provisions of this
Section 2.13, and (B) that it will not assign or transfer any Affiliate Obligations to anyone.

                                   ARTICLE III

                      Conditions to Loans; Closing; Funding

         Section 3.1 Conditions Precedent to the Loans. The obligations of the Lenders to make the Loans and any Advances, and issue any Letters of Credit, pursuant hereto are subject to the accuracy, as of the date hereof and as of the respective date of any such Advance and the issuance of any Letter of Credit, of the representations and warranties herein contained, to the performance by each of the Borrowers of its respective obligations to be performed hereunder on or before the date hereof, and to the compliance by the Borrowers with the following further conditions on or before the Closing Date:

                  (a) Representations and Warranties. The representations and warranties contained in Section 4.2 and in Article V hereof shall be true in all material respects on and as of the Closing Date and the respective date of each Advance and the issuance of any Letter of Credit, and no Event of Default or Potential Default shall have occurred and be continuing or shall exist, and Borrowers shall confirm the same by certificate to the Administrative Agent.

                  (b) Note. Each Borrower shall have executed and delivered to each Lender the respective Note payable to such Lender.

                  (c) Vessel Mortgages. The applicable Borrowers shall have executed and delivered to the Collateral Agent, in recordable form, the Vessel Mortgages for each of the Vessels, along with assurances satisfactory to the Administrative Agent and Lenders' Counsel of the proper recording of the Vessel Mortgages in the Documentation Center and the status of the Vessel Mortgage, and endorsement by the Documentation Center, as a first priority "preferred mortgage", as defined in 46 U.S.C. Section 31301(6).

                  (d) Loan Documents. Each of the Borrowers, the Lenders, the Agents and the Guarantors shall have executed and delivered counterparts of this Agreement and the other Loan Documents to which it is a party.

                  (e) Opinions of Counsel. The Borrowers and the Guarantors shall have delivered to the Lenders, the Agents and Lenders' Counsel favorable opinions of their corporate and special financing and maritime counsel, dated the Closing Date, each in form and substance satisfactory to the Lenders, the Agents and Lenders' Counsel.

                  (f) Insurance. Evidence satisfactory to the Lenders, the Agents and Lenders' Counsel that all insurance coverage required to be obtained under Section 6.4 hereof and under Article 3 of the Vessel Mortgages has been obtained, that such insurance is in force for each Vessel and a report of an insurance broker or attorney's summary of insurance, all in form and substance satisfactory to the Lenders, the Agents and Lenders' Counsel.

                  (g) Evidence of Classification and Other Documents. Evidence of classification, together with such other documents, opinions, certificates and evidence as Lenders, the Agents and Lenders' Counsel may reasonably request, including without limitation such documentation as they may reasonably request regarding each Vessel and any charters, subcharters, operating agreements or other matters related to each Vessel.

                  (h) Reorganization Documents. Such documents as the Lenders, the Agents and Lenders' Counsel may reasonably request relating to the reorganization of Maritrans and its Subsidiaries, including without limitation information relating to assets and liabilities of each entity involved in such reorganization before and after the effective date of the reorganization.

                  (i) Satisfaction of Certain Debt. The Borrowers shall have delivered to the Lender and the Agents satisfactory documentation which establishes that Borrowers have paid, satisfied and discharged all of the Note Purchase Debt. In addition, all of the Old Mellon Debt shall be paid in full simultaneously with the Closing.

                  (j) Commitments. Commitments, upon terms and conditions satisfactory to the Borrowers and to Mellon, as arranger of the Credit Facilities, for financial institutions to become, subject to all of the terms and conditions of this Agreement and the other Loan Documents, Lenders, shall have been obtained in the aggregate principal amount of $85,000,000.

                  (k) Covenants. The Closing Date shall, with respect to the financial maintenance covenants contained in Section 6.2(j), be deemed a "Measuring Date" and all of such covenants shall be complied with as of the Closing Date.

                  (l) Condition of Borrowers. The Lenders shall be satisfied, in their sole discretion, with (i) the financial condition of each Borrower, (ii) the operations, assets, nature of the assets, liabilities and business prospects of each Borrower and (iii) the tax status, ownership, capital, corporate organization and legal structure of each Borrower.

                  (m) No Material Adverse Effect. There shall have been no Material Adverse Effect since July 1, 2001 with respect to any Borrower.

                  (n) Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to Lenders, the Agents and Lenders' Counsel.

                  (o) Fees. Borrowers shall have paid and reimbursed to Lenders, the Agents and Lenders' Counsel, or adequate provisions shall have been made for, such fees and expenses as may be applicable to this Agreement, the Closing, the Loans, any Advance or Letter of Credit, any Vessel Mortgage or otherwise in connection with the subject transactions.

                  (p) Appraisals. Appraisals for each Vessel which Appraisals shall reflect, in the aggregate, that the appraised value of all of the Vessels is no less than $150,000,000.

                  (q) Consents and Approvals. All necessary filings with, notices to, and consents and approvals of Governmental Authorities and third Persons shall have been made or obtained.

         Section 3.2 Closing. The Closing shall commence on November 19, 2001 and shall be completed at or before 11:59 P.M. Prevailing Time on that date, or at such later dates and times as the parties hereto may mutually agree (the "Closing Date"), and shall be conducted at the offices of Stradley Ronon Stevens & Young, LLP, or elsewhere as the parties may reasonably determine.

                                   ARTICLE IV

               Collateral; Grants of Liens and Security Interests

         Section 4.1 Grant of Liens and Security Interests. As additional security for the Obligations, each Borrower, jointly and severally, hereby assigns and pledges to Mellon, in its capacity as the Collateral Agent, for the benefit of the Agents and the Lenders, and grants to Mellon, in its capacity as the Collateral Agent, for the benefit of the Agents and the Lenders, a lien upon and security interest in, the entire interest of each Borrower (whether legal, beneficial, equitable or otherwise, and whether present, future, contingent or otherwise) in the following described property (whether now owned or existing or hereafter arising or acquired) and all proceeds thereof in any form (including without limitation cash and noncash proceeds, insurance proceeds, deposit accounts, securities, securities entitlements and financial assets) and proceeds of proceeds (hereinafter all collectively referred to as the "Collateral"):

                  (a) All charters (whether bareboat, voyage, time or otherwise), subcharters (whether bareboat, voyages, time or otherwise), operating agreements and other contracts relating in any way to any one or more of the Vessels (collectively, the "Charters and Contracts");

                  (b) All freights, demurrage and dead freights earned or to be earned by each Vessel (collectively, "Freights");

                  (c) All monies payable or which may become payable by any charterer, shipper, operator, contracting party, or other person or corporation, to any Borrower or its subcharterers or operators in any way related to any one or more of the Vessels or any of the Charters and Contracts (collectively, the "Receivables");

                  (d) The Vessels and all engines, boilers, machinery, masts, anchors, cables, rigging, tackle, apparel, furniture, boats, chains, equipment, inventory, fixtures and all other appurtenances appertaining and belonging to each Vessel, whether aboard or removed from the Vessel, together with all additions, improvements, accessions, and/or replacements thereto or thereof (collectively, the "Appurtenances");

                  (e) All casualty, liability, property, indemnity, hull, war risk, pollution and marine insurance, protection and indemnity policies and coverages, and rights to payments, benefits, protections and performances thereunder, relating to any of the Vessels or to services rendered or to be rendered under any shipping contracts, charters, operating agreements or the like (collectively, the "Insurance"); and

                  (f) All other accounts, contract rights, general intangibles, payment intangibles, commercial tort claims, letter of credit rights and software relating to each Vessel, including without limitation any which may be evidenced in whole or part by instruments, documents, letter of credit rights, chattel paper, securities, securities entitlements, financial assets or any other tangible or intangible form whatever.

The foregoing grant of liens and security interests (collectively, the "Credit Agreement Security Interest") is given for security purposes and this Agreement shall, to the extent necessary to confirm its enforceability, also be deemed a security agreement. No Borrower shall be deemed to have hereby delegated any of its responsibilities to the Agents and the Lenders under any of the Charters and Contracts except to the extent the Collateral Agent or any other agent of the Lenders expressly assumes such responsibilities in writing and is legally permitted to assume such responsibilities. Except as set forth in Section 4.7, the Credit Agreement Security Interest shall not be discharged from the Collateral by virtue of any discharge, satisfaction or foreclosure of any Vessel Mortgage, but shall supplement each Vessel Mortgage as to the related Vessel and shall continue in the proceeds of any Vessel Mortgage and shall continue to secure all Obligations until they are paid finally and in full, and shall remain in full force and effect until terminated of record in one or more written instruments executed by the Collateral Agent or other authorized agent of the Lenders.

         Section 4.2 Representation and Warranties With Respect to Collateral. In addition to any other representations and warranties contained in this Agreement or any Vessel Mortgage or other Loan Document, Borrowers jointly and severally represent and warrant and, so long as any Obligations remains unpaid, shall be deemed continuously to represent and warrant that (a) all Charters and Contracts are genuine and enforceable in accordance with their terms against the party obligated to pay hire or other amounts under the same; (b) each Borrower is the sole owner of the Charters and Contracts carried on records provided to the Lenders or the Agents as owned by it, free and clear of all Liens except the Transaction Liens and the applicable Vessel Mortgage; (c) neither the charterer nor any other obligor with respect to any Collateral, including without limitation any person or entity with any interest in or obligation related to any Vessel, any of the Charters and Contracts, the Appurtenances or the Insurance (hereinafter each referred to as the "Account Debtor") has any defense, set-off, claim or counterclaim which can be asserted against the Lenders or the Agents, whether in any proceeding to enforce the Collateral or otherwise; (d) each Borrower is authorized to grant the Transaction Liens and enter into the transactions and agreements secured by the Collateral; (e) each Borrower noted as owning a Vessel is the sole owner of the whole of the Vessel and all Appurtenances pertaining thereto; (f) any copies of any of the Charters and Contracts heretofore submitted to Lenders or either of the Agents represent the entire agreement with respect to any such Charters and Contracts, and all such Charters and Contracts remain in full force and effect, and no event has occurred which is an event of default, or with the passing of time or the giving of notice or both would be an event of default, by the parties thereunder, nor does any Borrower anticipate the termination of any of the Charters and Contracts in the foreseeable future for any reason; and (f) the "location" of each Borrower (as defined in the UCC) is set forth in Schedule 5.22.

         Section 4.3 Covenants With Respect to Collateral. In addition to any other covenants, agreements or undertakings set forth in this Agreement, any Vessel Mortgage or any other Loan Document, each Borrower agrees that it (a) will defend the Collateral against the claims and demands of all other parties, including, without limitation, defenses, set-offs, claims and counterclaims asserted by any other party to any agreements relating to any Collateral; (b) will keep the Collateral free of all Liens except Permitted Liens, the Transaction Liens and the applicable Vessel Mortgage, and will not sell, transfer, assign, deliver or otherwise dispose of any Collateral or any interest therein except in accordance with the terms of this Agreement and other Loan Documents; (c) will keep, in accordance with GAAP, accurate and complete records concerning the Collateral, and at the request of the Collateral Agent or the Administrative Agent, will mark all or any such records and all or any Collateral to indicate the Transaction Liens granted to the Collateral Agent and will permit the Collateral Agent or its agents to inspect the Collateral and to audit and make extracts from such records or any of Borrower's books, ledgers, reports, correspondence and other records; (d) will deliver to the Collateral Agent and the Administrative Agent on demand executed originals or certified copies of any or all Charters and Contracts, policies of insurance, or other documents relating to or evidencing any Collateral or any part thereof; (e) will notify the Collateral Agent and the Administrative Agent promptly in writing, of any change in the address specified in Section 10.4 at which records concerning the Collateral are kept; (f) will notify the Collateral Agent and the Administrative Agent immediately of any material default by any third party in payment or other performance of his obligations with respect to any Collateral;
(g) without the prior written consent of a Lender Majority, will not make or agree to make any material alteration, modification, termination, lapse (whether by its terms or otherwise) or cancellation of, or substitution for, or credits, discounts, adjustments, offsets or allowances on, any of the Charters and Contracts or any other Collateral; (h) will keep all tangible property in good maintenance and repair, and fully insured at all times against fire and other casualty and extended coverage risks, and shall maintain adequate public liability and marine insurance with respect to the operation of the Collateral, all as more fully provided in the applicable Vessel Mortgage and this Agreement;
(i) will notify the Collateral Agent and the Administrative Agent of any change in its organizational identification number, federal tax identification number, form of entity or jurisdiction of its organization; (j) in connection herewith, will execute and deliver to the Collateral Agent and the Administrative Agent, as requested, such undertakings, instruments, financing statements, certificates and other documents, and all amendments thereto and extensions and continuations thereof, as the Collateral Agent and/or the Administrative Agent may request, pay all costs of title and lien searches and filing financing statements, assignments and other instruments and documents in all public offices requested by the Collateral Agent and/or the Administrative Agent, and do such other things as the Collateral Agent or the Administrative Agent may request to more fully evidence and perfect the Transaction Liens and Agents' and Lenders' rights in any Collateral; (k) will, upon request of the Collateral Agent or the Administrative Agent, immediately execute and deliver, and to cause any third parties to immediately execute and deliver, one or more control agreements, bailee acknowledgments or other similar agreements governing any part or all of the Collateral, all in form and substance acceptable to the Collateral Agent and the Administrative Agent, in order to further perfect and protect the Lenders' rights in any and all Collateral; (l) hereby authorizes the Collateral Agent, the Administrative Agent and their agents to file and deliver such financing statements, amendments, continuation statements and other public filings or notices as the Collateral Agent or Administrative Agent may deem appropriate to perfect, protect and enforce the Lenders' rights in any and all Collateral, without further signature or consent by any Borrower, and the Collateral Agent or the Administrative Agent will use its best efforts to provide copies of such filings or notices to the Borrowers; (m) will not, nor permit any third party on its behalf to, cause the filing of any amendments, modifications, supplements, satisfactions, discharges, releases, subordinations, termination statements or other modifications to any public record filings relating to the Collateral except strictly with the prior written consent of the Collateral Agent and the Administrative Agent; and (n) will comply with each and every covenant and condition set forth in any Vessel Mortgage by which it is bound.

         Section 4.4 Verification of Collateral. The Collateral Agent and the Administrative Agent shall each have the right to verify the existence, location or condition of all or any Collateral in any manner and through any medium it or they may consider appropriate, including by way of audit verifications or estoppel requests from third parties, and each Borrower agrees to furnish all assistance and information and perform any acts which either Agent may require in connection therewith.

         Section 4.5 Notification and Payments. At any time upon and after the occurrence of any Event of Default (as hereinafter defined) which remains uncured, the Collateral Agent or the Administrative Agent may notify all or any parties of the Transaction Liens and may also direct all or any parties to make all payments on or in respect to any or all Collateral to the Collateral Agent. All payments on, and other proceeds from Collateral (including cash proceeds, insurance proceeds and proceeds of proceeds) received by the Collateral Agent with respect to any Collateral shall be applied as provided in this Agreement or the applicable Vessel Mortgage.

         Section 4.6 Mortgages on Certain Additional Vessels. (a) If any proceeds of any Loan are used, directly or indirectly, for or toward the purchase of any Additional Vessels, Borrowers agree to cause the purchaser of any such Additional Vessels to become a "Borrower" under this Agreement and to execute, acknowledge and deliver to the Collateral Agent, for the benefit of the Lenders, a first preferred ship mortgage on each of the Additional Vessels in an amount equal to the amount of the proceeds of such Loan used, directly or indirectly, for or toward the purchase of such Additional Vessel, subject to all of the additional conditions and requirements applicable to Vessels, Vessel Mortgages and the delivery thereof under this Agreement, including without limitation supplements to the Insurance Report for each Additional Vessel.

                  (b) If, subsequent to the Closing Date, upon request of Maritrans, any Company desires to subject an Additional Vessel to a Transactions Lien, Borrowers agree to cause such Company to become a "Borrower" under this Agreement and to execute, acknowledge and deliver to Collateral Agent, for the benefit of the Lenders, a first preferred ship mortgage on each such Additional Vessel in an amount equal to the amount requested by such Company as its maximum borrowing amount, subject to all of the additional conditions and requirements applicable to Vessels, Vessel Mortgages and the delivery thereof under this Agreement, including, without limitation, supplements to the Insurance Report and an Appraisal for each such Additional Vessel; provided, however, that notwithstanding anything contained herein to the contrary, Lender will not be required to make Advances to such Company in an aggregate amount in excess of the maximum borrowing amount requested by such Company.

         Section 4.7 Release of Certain Vessels and Borrowers re: Title XI Financing. Lenders hereby consent to the release of, and the Collateral Agent is hereby authorized to release and discharge from, the Transaction Liens created by any of the Vessel Mortgages, the Credit Agreement or any of the other Loan Documents, one or more Vessels from time to time on the written request of Borrowers (at which time the Borrower which owns such Vessel shall likewise be released from all obligations under the applicable Vessel Mortgage and the Credit Agreement), provided that all of the following conditions shall have been met:

                  (a) The request for such release and discharge contains a certification from an Authorized Financial Officer that such request is directly related to obtaining Title XI Financing for such Vessel;

                  (b) 60% of the aggregate appraised value of all Vessels thereafter subject to Vessel Mortgages in conformance with the requirements of this Agreement shall not be less than the then amount of the Aggregate Commitment;

                  (c) No Potential Default or Event of Default shall have occurred and be continuing, and the Borrowers shall have delivered a certificate to such effect to the Agents, in form and substance satisfactory to each of them; and

                  (d) The Administrative Agent shall, in connection with such release and discharge, have received on behalf of the Lenders in immediately available Funds at the Administrative Agent Office an amount, with respect to each such Vessel to be so released and discharged, equal to the amount calculated under Section 2.8(c) as (i) a mandatory prepayment against, and a permanent reduction of, the Standby/Term Loan, and (ii) at such time as the Standby/Term Loan Limit has been reduced to zero, as a mandatory payment against the outstanding Revolving Credit Facility, together with any and all fees (including reasonable attorneys' fees), costs and other expenses incurred by the Agents in connection therewith.

         Section 4.8 Updated Appraisals. On each of the second and fourth anniversaries of the Closing Date, or at any time as requested by the Collateral Agent upon the occurrence and during the continuance of a Potential Default or an Event of Default or upon the occurrence of any event which could have a Material Adverse Effect on the value of the Vessels, as determined by the Collateral Agent in its sole discretion, Borrowers shall, at their sole cost and expense, deliver to the Collateral Agent an updated Appraisal for each Vessel. If the updated Appraisal indicates that 60% of the aggregate appraised value of the Vessels (the "Updated Appraised Amount") is less than the then amount of the Aggregate Commitment, then the Borrowers shall promptly either (a) cause an Additional Vessel(s) to become subject to a Transactional Lien pursuant to
Section 4.6(b), or (b) reduce the Aggregate Commitment as permitted hereunder, so that, after giving effect thereto, the Updated Appraised Amount equals or exceeds the then amount of the Aggregate Commitment.

                                    ARTICLE V

                         Representations and Warranties

         The Borrowers jointly and severally represent and warrant to the Lenders and the Agents as follows, which representations and warranties shall be deemed reaffirmed as if given anew as a condition to, and as of the time of, the making of each Advance:

         Section 5.1 Organization, Authority, and Qualification. Each Borrower
(a) is an entity of the respective type, and duly organized, validly existing and in good standing under the laws of the respective jurisdiction, with the respective organizational identification number, noted opposite such Borrower's name on Schedule 5.1, (b) has the power and authority to execute, deliver and perform this Agreement, the Notes and the other Loan Documents to which it is a party, and to borrow hereunder and thereunder, (c) is in all respects duly qualified and licensed under all applicable Laws to own its properties, including without limitation any Vessel and Collateral, and to carry on its business as now conducted, and (d) is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction where the character of its properties or nature of its activities make such qualification necessary and where the failure to so qualify would have a Material Adverse Effect on such Borrower. All (100%) of the voting, equity and capital stock or other interests in each Borrower other than Maritrans is owned beneficially, directly or indirectly, by Maritrans.

         Section 5.2 Legal Name; Tax Identification Numbers. The exact legal name of each Borrower is as set forth on Schedule 5.2. Each Borrower has an unique federal tax identification number set forth on Schedule 5.2, which is not shared with any other entity, organization or individual, and the Administrative Agent is authorized to identify each Borrower by its tax identification number and/or organization identification number in any public filings.

         Section 5.3 Subsidiaries. Except as set forth in Schedule 5.3, no Borrower has any Subsidiaries or Consolidated Subsidiaries. Schedule 5.3 may be updated by Borrowers from time to time after Closing.

         Section 5.4 Financial Statements. The Borrowers have delivered to each Lender the audited Consolidated and consolidating financial statements of the Company as at and for the fiscal year ended December 31, 2000 (the "Audited Date"), and the unaudited, Consolidated and consolidating financial statements of the Company for the three (3) month periods ended March 31, June 30 and September 30, 2001, respectively (collectively, the "Delivered Financial Statements"). Such financial statements fairly reflect the Consolidated and unconsolidated financial conditions of the Company and each Borrower as at such dates and fairly reflect the results of the Consolidated and unconsolidated operations of the Company and each Borrower for the periods then ended, all in conformity with GAAP. Except as disclosed in Schedule 5.4 attached hereto, there has been no material adverse change in the condition, financial or otherwise, of the Company or any Borrower since the Audited Date. No Borrower has any material obligations or liabilities which are not disclosed in the Delivered Financial Statements or in a Schedule attached to this Agreement except obligations arising in the ordinary course of business since September 30, 2001. Each Borrower is Solvent on the date of this Agreement. The Borrowers have also delivered to each Lender certain projections, which projections represent Borrowers' good faith estimate of their anticipated financial performance.

         Section 5.5 Default. No Borrower is in default in any material respect under the provisions of any instrument evidencing any material obligation, indebtedness, or liability of the Borrower or of any agreement relating thereto, or under any order, writ, injunction, or decree of any Tribunal, or in default in any material respect under or in violation of any order, regulation, or demand of any Tribunal, which default or violation could have a Material Adverse Effect on the Borrower.

         Section 5.6 Authorization and Compliance with Laws and Material Agreements. The execution, delivery and performance of this Agreement and the execution, delivery and performance of each Note, each Vessel Mortgage and the other Loan Documents, as applicable, to which any of the Borrowers is a party, have been duly authorized by all requisite corporate action on the part of the Borrowers and will not violate the corporate charter of any Borrower and will not violate any provision of any Laws or any order of any Tribunal, and will not conflict with, result in a breach of the provisions of, constitute a default under, or result in the imposition of any Lien upon the assets of any Borrower except as otherwise contemplated by this Agreement, or any provisions of any indenture, mortgage, deed of trust or material franchise, permit, license or note, or any other agreement or instrument to which a Borrower is now or may in the future be a party, including, but not limited to, any Material Agreement.

         Section 5.7 Litigation and Judgments. Except as disclosed in the Loan Documents and on Schedule 5.7 attached hereto, there is no action, suit, or proceeding, at law or in equity, or by or before any Tribunal, pending, or, to the knowledge of Borrowers, threatened against or affecting any Vessel or any Borrower or involving the validity or enforceability of the Loan Documents, which, if adversely determined, could have a Material Adverse Effect on any Borrower. Except as disclosed in the Loan Documents and on said Schedule 5.7, there are no outstanding judgments in excess of $100,000.00 (net of any insurance coverage which is not being contested by the insurer), against the Borrowers or their respective assets or properties.

         Section 5.8 Debt. Borrowers have no Debt in excess of $250,000, except the Obligations and the Debt described in Schedule 5.8 attached hereto.

         Section 5.9 Ownership of Properties; Liens. Borrowers have good and indefeasible title or valid leasehold interests in all their material properties and assets, real and personal, including the Vessels which have been acquired at or prior to Closing, and all of their Receivables and equipment, and none of such property or assets is subject to any Lien other than a Permitted Lien. A complete and accurate list of all of the Vessels, together with the owner thereof, is attached hereto as Schedule 5.9.

         Section 5.10 Use of Proceeds; Margin Securities. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of a Loan under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock. No Borrower nor any Person acting on its behalf has taken or will take any action which might cause this Agreement or any Note to violate any of said Regulations T, U, or X, or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect.

         Section 5.11 Taxes. Except as may be set forth on Schedule 5.11 attached hereto, each Borrower has filed or is in the process of filing all federal and state tax returns or reports required of it, including but not limited to, income, franchise, employment, and sales Taxes, and has paid all tax liability (other than such tax liability such Borrower is contesting in good faith by appropriate proceedings being diligently conducted and for which adequate reserves have been set aside by such Borrower), to the extent the same has become due and before it may have become delinquent in accordance with such returns, and no Borrower knows of any pending investigations of a Borrower by any taxing authority, nor of any material pending but unassessed tax liability.

         Section 5.12      ERISA.

                  (a) Relationship of Vested Benefits to Pension Plan Assets. The present value of all vested benefits under each Plan maintained by Maritrans or a Borrower that is a "defined benefit plan" as that term is defined in
Section 3(35) of ERISA, as from time to time in effect, does not exceed (on a termination basis utilizing the same actuarial assumptions and asset values contained in the most recent actuarial report for such Plan) the value of the assets of the Plans allocable to such vested benefits.

                  (b) Prohibited Transactions. Neither any of the Plans nor any trusts created thereunder, nor to the best knowledge of the Borrowers after appropriate due diligence and investigation, any trustee or third-party administrator thereof, has engaged in a "prohibited transaction", as such term is defined in ERISA or Section 4975 of the Code, which could subject the Plans or any of them, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust to any material tax or penalty on prohibited transactions imposed by said Section 4975.

                  (c) Reportable Events. Neither any of the Plans nor any trusts created thereunder have been terminated, nor have there been any Reportable Events with respect thereto since the effective date of ERISA that, individually or in the aggregate, impose any material liability on the Borrower or Maritrans.

                  (d) Accumulated Funding Deficiency. Neither any of the Plans nor any trusts created thereunder have incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of ERISA.

                  (e) Loan Transaction Not a Violation. To each Borrower's knowledge, the consummation of the transactions described in the Loan Documents do not involve any "prohibited transaction" as such term is defined in ERISA or
Section 4975 of the Code.

         Section 5.13 Consents. No consent of any Person and no consent, license, approval or authorization of, or registration or declaration with, any Tribunal is required in connection with the execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents to which any Borrower is a party, other than any consent required from the Lenders, the Administrative Agent or the Collateral Agent under this Agreement and such other consents or other actions that have been obtained as of the date hereof and delivered to the Administrative Agent.

         Section 5.14 Nature of Obligations. The execution and delivery of this Agreement, the Notes, and the other Loan Documents to which each Borrower is a party have been duly authorized by all necessary corporate proceedings on the part of each Borrower, have been duly executed and delivered by each Borrower, and are valid and binding obligations of each Borrower, and are enforceable in accordance with their respective terms, except as the enforceability of such terms may be limited by any Debtor Relief Laws or judicial decisions affecting creditors' rights generally.

         Section 5.15 Securities Laws. No Borrower, nor any Person acting or purporting to act on behalf of any Borrower, has directly or indirectly offered the Notes for sale to, or solicited any offer to buy the Notes, or otherwise negotiated in respect thereof with, any Person (except the Lenders) and has not done (or omitted to do) any other act, so as to bring the issuance or sale thereof within the registration requirements of the Securities Act of 1933, as amended, and each Borrower has complied with or is exempt from the registration provisions of all state securities or "blue sky" Laws applicable to the issuance or sale of the Notes.

         Section 5.16 Disclosure. Except as disclosed on Schedule 5.16 attached hereto, there is no significant material fact or condition relating to the financial condition, results of operations, or business of any of the Borrowers, nor any commitments or contingencies, which would have a Material Adverse Effect on any of the Borrowers which has not been disclosed to each of the Lenders in writing. None of the information pertaining to the Company contained in this Agreement (including Schedules and Exhibits) and the other Loan Documents contains, as of the date hereof, an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading. None of the statements, documents, certificates or other items prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of material fact or omits a material fact necessary to make the statements contained therein not misleading.

         Section 5.17 Genuineness of Writings. All writings heretofore exhibited to any Lender or the Administrative Agent or the Collateral Agent by the Borrowers which are of a material consequence are genuine and in all material respects what they purport to be.

         Section 5.18 Investment Company Act. No Borrower is an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 5.19 Compliance with Laws. Each Borrower has all necessary operating licenses, permits and approvals and is in material compliance with all Laws.

         Section 5.20 Environmental Matters. No Borrower has any knowledge of any material environmental liabilities applicable to it on its assets or business, or of any material violations by a Borrower of any State or federal statutes, regulations, laws or orders pertaining to environmental matters, including, without limitation, the Oil Pollution Act of 1990 ("OPA"), 33 U.S.C. ss.2701, et seq., the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. ss.1251 et seq., the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") as renewed by the Superfund Spill Compensation and Reauthorization Act of 1986 ("SARA TITLE III"), and the Resource Conservation and Recovery Act ("RCRA"). No Borrower has received any summons, citation, notice, directive, letter or other written communication from any Governmental Authority that has not been delivered to the Lenders, concerning any intentional or unintentional action or omission by the Borrowers resulting in any releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of "Hazardous Waste" (as defined in 42 U.S.C. Section 6903(5)) or "Hazardous Substance" (as defined in 42 U.S.C. Section (9609(14)), or any "Oil" (as defined in OPA) or any petroleum byproducts in violation of OPA or any other applicable Law which creates or may create a material liability or such act or omission. To the best knowledge of the Borrowers after appropriate due diligence and investigation, no material Lien arising under or in connection with OPA, FWPCA, RCRA, CERCLA or SARA TITLE III has attached to any Vessel or any Charter and Contract or to any revenues of, or any other real or personal property (including, but not limited to any of the Collateral) owned by, a Borrower.

         Section 5.21      Representations and Warranties Regarding Each Vessel.

                  (a) Liens, Charters, Operating Agreement, Etc. At the time of each Advance, the Borrower will be the sole owner of the whole of each Vessel, and there will not be any material Liens, charter, hire, towage, lightering, hauling or rental agreements, or any obligations, liabilities or claims affecting any Vessel, except for Permitted Liens, the Transaction Liens and the Charter and Contracts and any others listed and described on Schedule 5.21 hereto or as may have been expressly disclosed in writing to Lenders with reference to this Section 5.21(a). There have not occurred any events which, with respect to any Vessel, have, do, will or could give rise to any Liens, whether for damages arising out of tort, for wages, for necessaries, for general average, or for salvage (including contract salvage), or otherwise of a statutory, maritime or equitable nature, or Ordinary Maritime Liens.

                  (b) Citizenship and Eligibility for Documentation. Each Borrower is, and shall continue to be, a citizen of the United States of America, as defined and within the meaning of 12 U.S.C. Section 12102, and a corporation established under the laws of the United States or of a State, whose president or other chief executive officer and chairman of its board of directors are citizens of the United States and no more of its directors are noncitizens than a minority of the number necessary to constitute a quorum, within the meaning of 46 U.S.C. Section 12102; and each Vessel is eligible for documentation and is a "documented vessel" as such term is used in 46 U.S.C.
Section 31322. Any charterer or sub-charterer shall be an eligible party to charter the Vessel in question under applicable Law.

                  (c) Insurance. Insurance meeting the requirements of Section
6.4 hereof and of Article 3 of the Vessel Mortgages is currently in force for each Vessel in which each Borrower has an interest. The Collateral Agent is named as an additional insured and loss payee with respect to each policy coverage as provided in Section 6.4 hereof and in Article 3 of the Vessel Mortgages, and the premiums for all such insurance coverage have been prepaid for the current period.


                  (d) Certain Environmental Responsibilities. A COFR has been duly issued by the United States Coast Guard, and a vessel response plan and a spill prevention and contingency plan is in force, with respect to each Vessel in which Borrowers have an interest, all in compliance with applicable Laws.

                  (e) Certain Regulatory Matters. No Vessel is subject to any restriction under Title V or Title XI of the Merchant Marine Act of 1936 or with respect to any Capital Construction Fund Agreement with MARAD.

         Section 5.22 Locations. Each of the Borrower's assets and corporate books and records, and all books and records relating to any of the Collateral are located exclusively at their respective addresses first set forth in Section
10.4 and at the additional locations identified in Schedule 5.22 hereto. The hailing port of each Vessel is as set forth in Schedule 5.22.

         Section 5.23 Interstate Commerce Act. The Borrowers, each Vessel, and the operation of each Vessel as contemplated in the Charters and Contracts, are exempt from regulation under the federal Interstate Commerce Act and the rules and regulations promulgated thereunder.

         Section 5.24 Absence of Debt Offerings. Since September 1, 2001 no Borrower, nor any Affiliate thereof, has engaged in any activities to offer, place or arrange any Debt other than the Credit Facilities.

         Section 5.25 Dividends. There are no limitations, whether by contract, Law or otherwise, on the ability of a Borrower other than Maritrans to (a) pay dividends to Maritrans, (b) to otherwise pay cash to Maritrans or (c) to make loans or advances to any other Borrower.

         Section 5.26 Intellectual Property. Each Borrower owns or possesses the irrevocable right to use all of the patent, trademarks, servicemarks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate such Borrower's properties and to carry on its business as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 5.26 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing.

                                   ARTICLE VI

                       Covenants and Continuing Agreements

         Section 6.1 Affirmative Covenants. The Borrowers jointly and severally covenant that during the term of this Agreement, and so long as any Obligations are owed to the Lenders, the Administrative Agent or the Collateral Agent, it and they shall each:

                  (a) Information Reporting Requirements. Comply with each of the following:

                           (i) Annual Audit Reports. As soon as practicable, and
in any event within 120 days after the close of each fiscal year of the Company, the Borrowers shall furnish to the Administrative Agent and each Lender fiscal year end balance sheets, statements of income, retained earnings and cash flow for Maritrans and its Consolidated Subsidiaries, in each case on a Consolidated basis, for such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with the consolidated statements and balance sheet of the Company to be certified as being in conformity with GAAP by independent certified public accountants of recognized national standing selected by the Borrowers and acceptable to the Administrative Agent from time to time. The certificate or report of such accountants shall be free of exceptions or qualifications which the Administrative Agent shall not have consented to in writing.

                           (ii) Quarterly Reports. As soon as practicable, and
in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Company, the Borrowers shall furnish to the Administrative Agent and each Lender unaudited Consolidated (and, upon request consolidating) period-end balance sheets, statements of income, retained earnings and cash flow for the Company and its Consolidated Subsidiaries, respectively, for such fiscal quarter and for the period from the beginning of such fiscal year to the end of such fiscal quarter, setting forth in comparative form the corresponding figures for the same period or as of the same date during the preceding respective fiscal quarter, certified by an Authorized Financial Officer of the respective entity as presenting fairly the financial position of the Company and its Consolidated Subsidiaries respectively as of the end of such fiscal quarter and the results of their operations and cash flow for such fiscal quarter, in conformity with GAAP.

                           (iii) Quarterly Compliance Certificates. Within 120
days after the end of each fiscal year and within 60 days after the end of each of the first three quarters of each fiscal year of the Company, the Borrowers shall deliver to the Administrative Agent a Quarterly Compliance Certificate dated as of the end of such fiscal year or quarter and signed by an Authorized Financial Officer.

                           (iv) Accountants' Certificate. Each set of
Consolidated statements and balance sheet delivered by the Borrowers pursuant to
Section 6.1(a)(i) shall be accompanied by a certificate or report dated the date of such statements and balance sheet by the accountants who certified such statements and balance sheet stating in substance that they have reviewed this Agreement and the Quarterly Compliance Certificates delivered by the Borrowers as of the end of such fiscal year, and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default or any inaccuracy in the Quarterly Compliance Certificate as of the end of such fiscal year, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof.

                           (v) Other Reports and Information. Promptly upon
their becoming available to the Borrowers, the Borrowers shall deliver to the Administrative Agent a copy of (A) all regular or special reports (including those on Form 10-K and Form 10-Q) or effective registration statements which Maritrans or the Company or any Borrower shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange (other than those on Form S-8 or any successor form), (B) all reports, proxy statements, financial statements, management letters and other information distributed by Maritrans to its shareholders or the financial community in general, and (C) any reports submitted to any Borrower by independent accountants in connection with any annual, interim or special audit.

                           (vi) Further Information. Promptly furnish to the
Administrative Agent such other information regarding any Borrowers as the Administrative Agent may reasonably request.

                           (vii) Notice of Event of Default. Promptly upon
becoming aware of any Event of Default or Potential Default, the Borrowers shall give the Administrative Agent notice thereof, together with a written statement of an Authorized Financial Officer of the Borrowers setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by any Borrower with respect thereto.

                           (viii) Notice of Material Adverse Change. Promptly
upon becoming aware thereof, the Borrowers shall give the Administrative Agent notice about any material adverse change in the business, operations or financial condition of any of them, individually or all of them, taken as a whole.

                           (ix) Notice of Material Proceedings. Promptly upon
becoming aware thereof, any Borrower, as applicable, shall give the Administrative Agent notice of the commencement, existence or written threat of any proceeding by or before any Governmental Authority against or affecting it, which, if adversely decided, would have a Material Adverse Effect on its business, operations or financial condition individually, or of all of them, taken as a whole, or on its ability to perform its obligations under the Loan Documents to which it is a party.

                           (x) Notice of Other Material Defaults. Promptly upon
becoming aware of any material default under any agreement or instrument to which any Borrower or any of their respective properties may be bound, any Borrower, as applicable, shall give the Administrative Agent notice thereof, together with a written statement of its Authorized Financial Officer, setting forth the details thereof if such agreement or instrument or the consequences of such default are material to its business, operations or financial condition individually, or of all of them taken as a whole.

                           (xi) Budget and Projections. Prepare and deliver to
the Administrative Agent a budget and projections for each fiscal year.

                           (xii) Accounts Receivable Aging Report. Upon request
of the Administrative Agent, prepare and deliver to the Administrative Agent an accounts receivable aging report, in form and substance reasonably satisfactory to the Administrative Agent, covering such time periods as are specified by the Administrative Agent.

                           (xiii) Unaudited Financial Reports. As soon as
practicable, and in any event within 120 days after the close of each fiscal year of the Company, the Borrowers shall furnish to the Administrative Agent and each Lender unaudited fiscal year end balance sheets, statements of income, retained earnings and cash flow for Maritrans and its Consolidated Subsidiaries, in each case on a consolidating basis, for such fiscal year, and notes to each, all in reasonable detail.

                  (b) Visitation. Permit such persons as the Administrative Agent may designate to visit and inspect any of their respective properties, to examine and audit their respective books and records and to discuss their respective affairs with their respective officers, employees, independent accountants and independent engineers at such times and as often as the Administrative Agent may reasonably request.

                  (c) Payment of Taxes. Pay or discharge on or prior to the date on which penalties attach thereto, all Taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or income (including such as may arise under Section 4062, Section 4063 or Section 4064 of ERISA, or any similar provision of law); provided, however, that items of the foregoing need not be paid while being contested in good faith and by appropriate proceedings and if adequate reserves have been established with respect thereto to the extent required by GAAP.

                  (d) Notice of Tax Lien. Promptly give the Administrative Agent notice of the filing by any Governmental Authority of a Lien, levy or assessment for any unpaid Taxes in the amount of $10,000.00 or more against any Borrower other than Maritrans, or $100,000 or more against Maritrans.

                  (e) Businesses and Properties. Maintain substantially its current corporate structure and primary lines of business, and maintain its assets and properties in good condition and repair (normal wear and tear excepted), and pay and discharge or cause to be paid and discharged when due, the costs of repairs to or maintenance of the same; and notify the Administrative Agent of any damage or casualties to any of its assets or properties which shall require repairs costing in excess of $500,000.00 or result in a reduction in value thereof, after repairs, in excess of $500,000.00, within ten (10) calendar days of the occurrence thereof, and provide ten (10) days' prior notice of the scrapping, sale or other transfer or disposition of any Collateral not otherwise permitted hereunder.

                  (f) Environmental Considerations. Operate each Vessel only in full compliance with an approved tank vessel response plan to the extent required under OPA, any applicable industry standards and any applicable requirements of insurance coverage. Each Borrower shall furnish to the Administrative Agent, immediately upon receipt, a copy of any notice, summons, citation, lawsuit, injunction, claim, directive, letter or other written communication from any Governmental Authority or third Person, which alleges a material liability under any Law.

                  (g) Qualifications; Licenses; Good Standing. Maintain their respective corporate existence and good standing and their respective qualifications or licenses to do business and their good standing in all jurisdictions in which the Laws thereof require a Borrower to be so qualified or licensed, and each Borrower shall qualify or obtain licenses to do business in any additional jurisdictions in which the Laws thereof require any Borrower to so qualify or be licensed in the future.

                  (h) Post-Closing Matters. At and after Closing, immediately upon request of the Administrative and/or the Collateral Agent or any of its attorneys or agents, execute, deliver and file of record all such amendments, corrections and substitutions for the Notes, Vessel Mortgages, security agreements, financing statements or other Loan Documents, as the Administrative Agent or the Collateral Agent or its attorneys or agents may reasonably request to evidence and perfect the Transaction Liens and give to the Collateral Agent Vessel Mortgages which meet the requirements for a first priority, perfected, preferred ship mortgage under applicable Law.

                  (i) Places of Business; Location of Collateral and Records; Change of Name. Notify the Administrative Agent in writing thirty (30) days in advance of (A) any change in a Borrower's State of incorporation, formation or organization, (B) each change in any Location, (C) any Location coming into existence hereafter, and (D) any event involving a change in a Borrower's name; in each case providing the Administrative Agent with a Borrower's full new legal name and, as filed, copies of corporate filings evidencing any name change, the full street mailing address of each new Location, and complete copies, on request, of all deeds, mortgages, leases, license, occupancy, storage, bailment or warehousing agreements, or the like, affecting such Borrower's and any third persons' rights respecting any Collateral or books or records relating thereto.

                  (j) Notice of Pension-Related Events. If a Potential Default or an Event of Default shall have occurred and be continuing, then promptly after a Borrower, Maritrans, any Controlled Group Member, or any administrator of a Plan:

                           (i) receives the notification referred to in
subsections (i), (iv), or (vii) of Section 7.1(g) hereof,

                           (ii) has knowledge of (A) the occurrence of a
Reportable Event, which is required to be reported, with respect to a Plan; (B) any event which has occurred or any action which has been taken to amend or terminate a Plan as referred to in subsections (ii) and (vi) of Section 7.1(g) hereof; (C) any event which has occurred or any action which has been taken which could result in complete withdrawal, partial withdrawal, or secondary liability for withdrawal liability payments with respect to a Multiemployer Plan as referred to in subsection (vii) of Section 7.1(g) hereof; or (D) any action which has been taken in furtherance of, any agreement which has been entered into for, or any petition which has been filed with a United States district court for, the appointment of a trustee for a Plan as referred to in subsection
(iii) of Section 7.1(g) hereof, or

                           (iii) files a notice of intent to terminate a Plan
with the PBGC; or files with the Internal Revenue Service a request pursuant to
Section 412(d) of the Code for a variance from the minimum funding standard for a Plan; or files a return with the Internal Revenue Service with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code for a Plan, such party shall furnish to the Administrative Agent a copy of any such notice received, request or petition filed, or agreement entered into; the most recent Annual Report (Form 5500 Series) and attachments thereto for the Plan; the most recent actuarial report for the Plan; any notice, return, or materials required to be filed with the Internal Revenue Service in connection with the event, action, or filing; and a written statement of an Authorized Financial Officer of the Borrower describing the event or the action taken and the reasons therefor.

                  (k) Information Regarding Environmental Matters. Provide or cause to be provided to the Lenders, the Administrative Agent and the Collateral Agent the following:

                           (i) Immediately upon receipt, with complete copies of
all notices from any Governmental Authority notifying or alleging, that there exists or may exist a material violation or potential violation, with respect to any Vessel, of any Law regulating the handling labeling, custody, storing, transportation, discharge, disposal, release, treatment, processing or other disposition of Oil, petroleum byproducts, Hazardous Waste or other Hazardous Substances, chemicals, or similar substances now or hereafter subject to environmental or occupational safety regulation; and

                           (ii) Upon the Administrative Agent's request from
time to time, with complete copies of (A) any or all documents required to be filed or in fact filed, by a Borrower with any Governmental Authority under applicable Law, including but not limited to a vessel response plan and a spill prevention and contingency plan (B) any or all material safety data sheets or other documents or data which applicable Law or any Governmental Authority now or hereafter requires a Borrower to prepare, compile or maintain, and (C) any and all documents and other information which applicable Law or any Governmental Authority require to be made available to employees, contractors, transferees, the local community, local government agencies or the public; (D) any non-privileged reports of a Borrower's employees, consultants, advisors, engineers or others relating to such Borrower's compliance with applicable environmental or occupational safety Laws, or to the status or manner of disposal, discharge or release of any petroleum product or Hazardous Substance.

                  (l) Compliance with Laws. Comply in all material respects with all Laws (including but not limited to ERISA, the Code, and any applicable Tax Law, product safety Law, right-to-know, occupational safety or health Law, environmental protection or pollution control Law, hazardous waste or toxic substance management, handling or disposal Law, and the Jones Act (46 U.S.C. App. 861 et seq.)) applicable to it, except to the extent that the failure to so comply would not have a Material Adverse Effect on its business, operations or financial condition.

                  (m) Government Authorizations, etc. Obtain and maintain in force any and all authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations, declarations and other filings with, any Governmental Authority necessary or required in connection with execution and delivery of this Agreement and each of the other Loan Documents, and the consummation of the transactions herein or therein contemplated.

                  (n) Regulation U. Not use the proceeds of a Loan directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any such margin stock.

                  (o) New Vessels. If a Borrower purchases or acquires a Vessel utilizing, in whole or in part, an Advance under the Revolving Credit Facility, execute and deliver to the Collateral Agent any and all agreements, forms, instruments, mortgages and other documents necessary to create, attach and perfect Transaction Liens upon such Vessel to secure payment of the Obligations.

                  (p) General Electric and Coastal Debt. Pay in full all of the General Electric Debt and the Coastal Debt prior to the end of the Standby Period.

         Section 6.2 Negative Covenants. The Borrowers, jointly and severally covenant that during the term of this Agreement, and so long as any Obligations are owed to the Lenders or an Agent, none of them shall:

                  (a) No Sales or Mergers. Merge or consolidate with any Person, or sell substantially all of its assets to, or purchase substantially all of the assets of, any other Person without the prior written consent of a Lender Majority; provided, however, that the foregoing prohibition shall not preclude acquisitions by any Borrower of entities or assets in the same line of business as any Borrower, respectively, up to a maximum aggregate acquisition price of $5,000,000.00 in any fiscal year. Furthermore, there shall be no change in the voting control of any of the Borrowers. Maritrans shall not sell, transfer, pledge, hypothecate or otherwise dispose of, whether by operation of Law or otherwise, any of the capital stock in any Borrower.

                  (b) Contingent Liabilities Benefiting Third Parties. Neither Maritrans nor any other Borrower shall, nor shall any of them permit their respective Subsidiaries to, guarantee or otherwise, in any way, become liable with respect to the Debt of any other Person except (i) its Affiliates' obligations to the Lenders and the Agents or any other lender to the extent otherwise permitted under this Agreement, (ii) by endorsement in the ordinary course of business of instruments or items of payment for deposit to the general account of any Borrower or for delivery to the Administrative Agent or the Lenders on account of the Obligations, and (iii) obligations to refund deposits held for third parties in the ordinary course of business, (iv) guarantees required by the Maritime Administration to be issued by Maritrans to support Title XI Financing for a Company, and (v) guarantees required to obtain COFR. The Administrative Agent shall be entitled to review, but shall not unreasonably withhold its consent to, the terms of any proposed guaranty, but in no event shall the Administrative Agent be obligated to consent to, and no Borrower shall enter into, any guaranty which adversely affects any Collateral or the Administrative Agent's interest therein.

                  (c) Prohibited Liens. Except for Permitted Liens, (i) cause or permit or (ii) agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), Collateral or any Trading Assets to be subject to a third party interest or Lien.

                  (d) Location of Books and Records. Remove a Borrower's books and records from the Locations set forth on Schedule 5.22 hereto, unless (i) the Person intending to do so gives the Administrative Agent written notice thereof and of the new location of said books and records and/or the Collateral at least thirty (30) calendar days prior thereto and (ii) the other office or location is within the continental United States of America.

                  (e) Sale of Collateral. Except with the prior written consent of the Collateral Agent in connection with any Title XI Financing involving a Vessel, sell, assign, transfer or permit the sale, assignment or transfer of any Collateral or other Trading Assets whether by operation of any Law or otherwise; provided, however, that the Companies may sell or dispose of non-Collateral assets (calculated on a book-value basis) in an aggregate amount not to exceed
(i) $4,000,000 in any twelve-month period during the term of this Agreement, and
(ii) $15,000,000.

                  (f) Change of Address. Relocate any Borrower's chief executive office from its respective Location, unless (i) such Borrower intending to do so gives the Administrative Agent at least 30 days written notice prior thereto and
(ii) the other office is located within the continental United States of America.

                  (g) Interstate Commerce Act. Carry or permit to be carried on any Vessel any cargo or take or omit to take, or permit to be taken or omitted, any action if the carrying of such cargo or other commission or omission would cause a Borrower, the Vessel, the charterer of the Vessel or the operation of the Vessel pursuant to the Charters and Contracts to be subject to regulation under the federal Interstate Commerce Act or the rules and regulations promulgated thereunder.

                  (h) Intentionally Left Blank.

                  (i) No Other Activities. Without the prior written consent of a Lender Supermajority, no Borrower shall engage, directly or indirectly, in any activities other than activities relating to or in support of ownership, operation, construction or maintenance of vessels engaged in marine transportation.

                  (j) Financial Maintenance Covenants.

                           (i) Interest Coverage Ratio. The Company's Interest
Coverage Ratio, measured on a Consolidated basis at each Measuring Date, shall never be less than 3.25:1 for each Measuring Date through and including September 30, 2002, and 4.50:1 for each Measuring Date thereafter.

                           (ii) Fixed Charge Coverage Ratio. The Company's Fixed
Charge Coverage Ratio, measured on a Consolidated basis at each Measuring Date, shall not be less than 1.50:1 for each Measuring Date through and including December 31, 2002, and 1.75:1 for each Measuring Date thereafter.

                           (iii) Total Liabilities to Tangible Net Worth Ratio.
The Company's Total Liabilities to Tangible Net Worth Ratio, measured on a Consolidated basis at each Measuring Date, shall not be more than 2.75:1 for each Measuring Date through and including June 30, 2002, 2.50:1 for each Measuring Date from September 30, 2002 through and including June 30, 2003, and 2.00:1 for each Measuring Date thereafter.

                           (iv) Funded Debt to EBITDA Ratio. The Company's
Funded Debt to EBITDA Ratio, measured on a Consolidated basis, shall not be greater than 2.50:1 for each Measuring Date through and including June 30, 2002, and 2.25:1 for each Measuring Date thereafter.

                           (v) Additional Debt. No Company shall incur, assume
or permit to exist any Debt without the prior written consent of a Lender Majority, except for (A) the Obligations, (B) Debt existing as of the Closing Date set forth in Schedule 5.8, (C) Debt incurred in connection with any Title XI Financing, (D) the Affiliate Obligations, and (E) Debt incurred in connection with Capital Leases as permitted under Section 6.2(o).

                  (k) Incorporation, Formation or Organization. Without the prior written consent of the Administrative Agent, change any Borrower's State of incorporation, formation or organization from that set forth in Schedule 5.1, unless such Borrower intending to do so gives the Administrative Agent at least thirty (30) days' written notice prior thereto and all information relating to such change requested by the Administrative Agent.

                  (l) Capital Expenditures. Contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a Lien or otherwise) during any period below in the aggregate amount in excess of the amount set forth for such period:

           Fiscal Year Ending December 2001            $27,500,000
           Fiscal Year Ending December 2002            $30,000,000
           Fiscal Year Ending December 2003            $30,000,000
           Fiscal Year Ending December 2004            $30,000,000
           Fiscal Year Ending December 2005            $50,000,000
           Fiscal Year Ending December 2006            $50,000,000

; provided however, that the above limitations for Capital Expenditures shall be cumulative from Fiscal Year to Fiscal Year, such that any unused amount will be carried forward to the next Fiscal Year. By way of example and not by way of limitation, if the actual amount of Capital Expenditures for the Company in Fiscal Year ending December 31, 2001 is $22,500,000, the Capital Expenditure limitations for the Company in the Fiscal Year ending December 31, 2002 would be increased by $5,000,000 to $35,000,000, and if thereafter the actual amount of Capital Expenditures for the Company in Fiscal Year ending December 31, 2002 is $25,000,000, the Capital Expenditure limitation for the Company in the Fiscal Year ending December 31, 2003 would be increased by $10,000,000 to $40,000,000.

                  (m) Change of Control. Permit to occur any change in the controlling ownership or, without the prior written consent of the Administrative Agent, the executive management of Maritrans.

                  (n) Share Repurchases. Redeem, retire or otherwise repurchase (each a "Repurchase") any capital stock of a Borrower now or hereafter outstanding, unless at the time of and after giving effect to each such Repurchase (i) no Potential Default or Event of Default has occurred and is continuing, and (ii) the Borrower making such Repurchase is Solvent.

                  (o) Capital Leases. Have outstanding at any one time Capital Leases in an aggregate amount in excess of $500,000.

                  (p) Aggregate Appraised Value. Permit 60% of the aggregate appraised value of all Vessels subject to Vessel Mortgages to be less than the then amount of the Aggregate Commitment.

                  (q) Fiscal Year. Permit the fiscal year of Maritrans and its Consolidated Subsidiaries to end on a day other than December 31.

         Section 6.3 Payment of Liens. Except for Permitted Liens and Liens (a) being contested in good faith and (b) for which, if Administrative Agent has so requested, a Borrower has established and is maintaining reserves satisfactory to the Administrative Agent, if a Borrower, at any time or times hereafter, shall fail (i) to pay and satisfy obligations payment of which is secured by Liens when such payments are due or (ii) obtain the release or discharge of any

Lien asserted against the Collateral within 30 calendar days of the recording or entry thereof, then the Lenders, through the Administrative Agent, without waiving or releasing any obligation or liability of the Borrowers or any Event of Default may (but need not), in their sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such release or discharge and take any other action with respect thereto which the Lenders deem advisable. All sums so paid by the Lenders and any expenses related thereto shall be payable to the Lenders upon demand by the Administrative Agent and shall be additional Obligations hereunder secured by the Transaction Liens.

         Section 6.4       Insurance.

                  (a) The Borrowers shall provide and maintain the following insurance on or with respect to each Vessel and the operation thereof:

                           (i) Subject to the provisions of the following
sentence, marine navigating risk hull and machinery insurance and marine war navigating risk hull and machinery insurance (collectively, "Hull Insurance"), together with, at Borrowers' option, such amounts of increased value and total loss only insurance as are permitted by such Hull Insurance policies. While any Vessel is idle or laid up, at the option of a Borrower and in lieu of any of the insurance referred to in the preceding sentence, port risk hull and machinery insurance may be taken out on the Vessel by a Borrower. Until the Obligations are fully-paid and performed, the foregoing insurance (including such increased value and total loss only insurance) shall be in amounts aggregating at all times not less than the greater of the amount set forth on Schedule 6.4(a)(i) for each Vessel, or the Vessels' full market value; provided, however, that, the amount of Hull Insurance need not be greater than the amount of coverage underwriters will write.

                           (ii) Marine protection and indemnity insurance and,
at Borrowers' option, excess protection and indemnity insurance and, where appropriate or necessary, war risk insurance; provided, however, that the amount of protection and indemnity coverage will not be less than coverage customarily provided to members of Borrowers' P&I club.

                           (iii) Insurance against liability under law or
international convention arising out of pollution, spillage or leakage. Until the Obligations are fully paid and performed, the foregoing insurance shall be against such risks and in such form as are, and the amount of such insurance shall be not less than such amounts as are, in the opinion of the insurance broker expressed in its most recent Insurance Report, necessary or advisable for the protection of the interests of the Borrowers, the Agents and the Lenders.

                  (b) Additional Insurance. Borrowers shall provide and maintain insurance to the extent obtainable on or with respect to the Vessels and the operation thereof, in addition to the insurance as set forth in Section 6.4(a), as follows:

                           (i) Mortgagee single interest insurance on each
Vessel and the other Collateral, if and to the extent required by the Collateral Agent.

                           (ii) Insurance covering such other risks as the
Collateral Agent may from time to time request or consent to or Borrowers may from time to time propose and which would be covered by prudent shipowners and managing agents, generally recognized as being among the best, in operating and maintaining similar United States flag vessels engaged in similar trades.

All insurance carried pursuant to this Section 6.4(b) shall, to the extent obtainable, be taken out in the names of the Vessel owner, operator (if any), demise charterer (if any), and the Collateral Agent, as named insureds as their interests may appear. Each policy in respect of such insurance shall contain provisions or endorsements waiving the insurer's right of subrogation against the insured parties, to the extent reasonably obtainable from the underwriter of such Policy, unless any such Person shall request that a waiver of subrogation in favor of it not be obtained, in which event it need not be.

                  (c)      Obtaining Mandatory and Additional Insurance.

                           (i) Subject to Section 6.4(c)(ii), charterers or
operators shall be entitled to direct and assist Borrowers in placing all insurance carried pursuant to Section 6.4(a) and (b), all such insurance shall be obtained by Borrowers from such insurance underwriters, including protection and indemnity clubs, through such insurance brokers, in such maximum amounts, with such types and forms of coverage and subject to such deductibles as the Borrowers shall from time to time request and which are reasonably acceptable to the Collateral Agent; provided, however, that the Borrowers shall not cancel any such existing insurance or place the same with different insurance underwriters or through different insurance brokers except (A) in connection with the expiration of such insurance or (B) after the first anniversary of the placement or last renewal or extension of such insurance.

                           (ii) The respective amounts of the liability
insurance referred to in Section 6.4(a), carried on each Vessel shall not be limited to the respective minimum amounts thereof specified in such section, and Borrowers will consult with the Collateral Agent from time to time regarding the maximum amount thereof which will be carried on each Vessel and the respective maximum amounts in which the insurance carried pursuant to Section 6.4(a) will be obtained.

                  (d) Named Insureds.

                           (i) All insurance carried pursuant to Section 6.4(a)
(and if applicable 6.4(b)) shall be taken out in the names of the Vessel owner, operator (if any), demise charterer (if any), and the Collateral Agent as their interests may appear. The Collateral Agent shall be named as an additional insured on all protection and indemnity and pollution coverage and as loss payee on all hull and other property casualty insurance.

                           (ii) All insurance carried pursuant to Section 6.4(a)
(and if applicable 6.4(b)) shall contain provisions or endorsements waiving the insured's right of subrogation against the Vessel owner, operator (if any), demise charterer (if any), and the Lenders, the Administrative Agent and the Collateral Agent, unless any such Person shall request that a waiver of subrogation in favor of it not be obtained, in which event it need not be. Any such waiver of subrogation shall not extend to any Borrower, the operator, or any such corporate Affiliate of a Borrower. The policies in respect of all such insurance shall provide that there shall be no recourse against the Lenders, the Administrative Agent and the Collateral Agent for the payment of premiums, commissions, club calls, assessments or advances.

                           (iii) The policies in respect of all insurance
carried pursuant to Section 6.4(a) and (b) shall provide that at least ten days prior notice shall be given to the Vessel owner, operator (if any), demise charterer (if any), and the Collateral Agent by the underwriters of any cancellation for the non-payment of premiums, commissions, club calls, assessments or advances and, to the extent reasonably available from the underwriter of any such policy, such policy shall provide for at least 30 days' prior notice thereof. Hull Insurance shall include an endorsement which shall provide that the insurance cannot be canceled or materially changed without thirty (30) days prior written notice to the Collateral Agent. Each Borrower shall request that its P&I Club shall give the Collateral Agent as much notice as possible of Borrowers' failure to renew its entry in such P&I Club, and in any event Borrowers shall so notify the Collateral Agent immediately if its entry in such P&I Club is not renewed. If any Borrower receives any notice referred to in the preceding sentences of this paragraph (iii), such Borrower shall promptly deliver a copy of such notice to the Collateral Agent.

                           (iv) In the event that the Collateral Agent shall be
subject to a third-party claim arising out of risks covered by any insurance carried pursuant to Sections 6.4(a) or (b), Borrowers shall give the Collateral Agent or a Lender the benefit of such insurance, so far as the policies allow; provided, however, that, in the event the Collateral Agent or a Lender should have a claim against any Borrower arising out of any such risk, Borrowers shall reimburse the Collateral Agent or the Lender, as appropriate for such claim to the extent recovered from the underwriters concerned.

                  (e) Proofs of Loss. Borrowers shall have the duty and responsibility to make proofs of loss and take any and all other steps necessary to effect collections from underwriters for any loss under any insurance carried pursuant to this Section 6.4 or otherwise carried by any Person with respect to any Vessel.



                  (f) Insurance Reports.

                           (i) Borrowers shall furnish, or cause to be
furnished, to the Collateral Agent, prior to the Closing Date and not later than April 1 of each year thereafter a detailed report, signed by Willis of New York, Inc. or another insurance broker satisfactory to the Collateral Agent, describing the insurance carried on or with respect to each Vessel and the operation thereof (an "Insurance Report").

                           (ii) The Insurance Report shall state that, subject
to Section 6.4(f)(iii), in the opinion of such insurance broker, the insurance referred to in Section 6.4(a) carried on or with respect to the Vessel or Vessels in question or its or their operation is against such respective risks and in such respective forms as are, and the respective amounts of such insurance are not less than such amounts as are, necessary or advisable for the protection of the interests of the owner of each Vessel, any demise charterers or operators and the Collateral Agent. Such report shall further state that, subject to Section 6.4(f)(iii), in the opinion of such insurance broker, all insurance carried pursuant to Section 6.4(a) is underwritten by satisfactory insurance companies, underwriters, associations or underwriting funds.

                           (iii) In connection with the opinions expressed
pursuant to Section 6.4(f)(ii), the Insurance Report shall state that such opinions are based upon such insurance broker's experience as an insurance broker and its examination of information available to it concerning insurance carried by shipowners and managing agents which it considers to be prudent and generally recognized as being among the best in operating and maintaining similar vessels engaged in similar trades, and such Insurance Report may state one or more of the following matters:

                                    (A) such opinions are not intended as a
guarantee that the insurance referred to therein is necessarily in such amounts as may be adequate to protect the interests of the owner of any Vessel, any demise charterers or operators or the Collateral Agent in all circumstances.

                                    (B) such opinions should be relied on only
as guides to owner of any Vessel, any demise charterers or operators and the Collateral Agent in making their respective business judgments as to the amounts of such insurance as would be prudent to be carried on each Vessel; and

                                    (C) that by its acceptance of the Insurance
Report and except for the gross negligence or willful misconduct of such insurance broker each recipient thereof (I) waives any and all rights it may have against such insurance broker with respect to the opinion as to the amounts of the insurance referred to therein and (II) thereby agrees that such insurance broker shall have no liability in connection with such opinion as to the amounts of such insurance.

                           (iv) Borrowers will cause such insurance broker to
agree (A) to advise owner of any Vessel, any demise charterers or operators, and the Collateral Agent promptly of any default known to them in the payment of any premium, commission, club call, assessment or advance required (whether for new insurance or for insurance replacing, renewing or extending existing insurance) and of any other act, omission or event of which such insurance broker has knowledge and which in its sole judgment (I) might invalidate or render unenforceable, or cause the cancellation or lapse or prevent the renewal or extension of, in whole or in part, any insurance carried pursuant to Section 6.4(a), (II) has or might result in any material modification of the terms of any such insurance or (III) has or might result in any such insurance not being in compliance with the applicable requirements of this Agreement and (B) to furnish owner of any Vessel, any demise charterers or operators and the Collateral Agent from time to time, upon request, detailed information with respect to any of the insurance carried on or with respect to the vessel or the operation thereof.

                           (v) During any year Willis of New York, Inc. or such
other insurance broker which is then acting pursuant to Section 6.4(f)(i) may (but shall not be obligated hereby to do so) furnish to the Borrowers and the Collateral Agent a report, in addition to the report required pursuant to
Section 6.4(f)(i), to the effect that, in the opinion of such insurance broker, the amount of any liability insurance referred to in Section 6.4(a) hereof then carried on any Vessel is either higher or lower than an amount (the "New Amount"), specified in such additional report, which is necessary or advisable for the protection of the interests of the owner of any Vessel, any demise charterers or operators and the Collateral Agent. Any such additional report shall be subject to all the provisions of Section 6.4(f)(ii). If any such additional report is received and the New Amount specified therein for any such insurance is higher than that then carried, Borrowers shall obtain, as promptly as practicable, an additional amount of such insurance so that the amount thereof is at least equal to such New Amount. If any such additional report is received and the New Amount specified therein for any such insurance is lower than that then carried, Borrowers may reduce the amount of such insurance, so long as the reduced amount thereof is at least equal to such New Amount and, is not less than the minimum amount of such insurance required to be carried by such Section 6.4(a).

                  (g) Optional Insurance.

                           (i) Each Borrower shall ensure that any insurance
obtained by any demise charterer or operator on or with respect to each Vessel or the operation thereof does not conflict with or otherwise limit the insurance carried pursuant to Section 6.4(a) or (b) and contains provisions or endorsements waiving the insurer's right of subrogation against the owner of any Vessel, any demise charterers or operators and the Lenders, the Administrative Agent and the Collateral Agent. The Borrowers shall cause each demise charterer and operator to furnish Borrowers and the Collateral Agent with copies of all policies relating to insurance carried by the demise charterer or operator on any Vessel.

                           (ii) Borrowers may place, at Borrowers' expense, any
insurance on or with respect to any Vessels or the operation thereof as Borrowers desire unless such insurance would conflict with or otherwise limit the insurance carried pursuant to Section 6.4(a) or (b). The loss payee or payees under such insurance shall be designated by the Borrowers. Any such insurance so obtained by the Borrowers shall contain provisions or endorsements waiving the insurer's right of subrogation against the owner of any Vessel, any demise charterers or operators and the Lenders, the Administrative Agent and the Collateral Agent. The Borrowers shall furnish the Collateral Agent with copies of all policies relating to insurance carried by the Borrowers pursuant to this
Section 6.4(g)(ii).

                  (h) Copies of Policies. Borrowers shall furnish the Collateral Agent with certified copies of all policies required to be carried under this Agreement.

                  (i) Failure to Maintain. In the event the Borrowers at any time hereafter shall fail to obtain or maintain, or cause to be obtained or maintained, any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then any Agent or the Lenders, without waiving or releasing any obligations or Event of Default hereunder, may (but need not) at any time thereafter obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Collateral Agent, including any related expenses and other charges relating thereto, shall be payable on demand to the Collateral Agent and shall be additional Obligations hereunder secured by the Collateral.

         Section 6.5 Casualty or Damage to Insured Property. Proceeds of insurance for casualty or damage to the Vessel shall be applied as provided in the Vessel Mortgage. Proceeds of insurance for casualty or damage to any other Collateral shall be applied as provided in the Vessel Mortgage to the extent applicable, and otherwise as the parties may agree in writing.

                                   ARTICLE VII

                                Events of Default

         Section 7.1 Events of Default. An "Event of Default" shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law):

                  (a) A Borrower shall fail to pay when due any principal in respect of any Obligations, including without limitation, under this Agreement, any Note or any other Loan Document; or

                  (b) A Borrower shall fail to pay when due any interest in respect of any Obligations, including without limitation, under this Agreement, any Note or any other Loan Document, and such failure shall have continued for a period of five (5) Business Days; or

                  (c) Any representation or warranty made by a Borrower in this Agreement, any financial statement provided at any time by a Borrower to a Lender or an Agent pursuant to this Agreement, or any exhibit or schedule attached hereto, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement not misleading); or

                  (d) Any Borrower shall default in the performance or observance of any covenant contained in Section 6.2(j), (p) or (m) hereof; or

                  (e) Any Borrower shall default in the performance or observance of any other covenant, agreement or duty under this Agreement and such default shall continue for a period of fifteen (15) days after notice of such default from the Administrative Agent (provided that if the default cannot be cured within 15 days and the Borrower has commenced cure within said 15 day period, and so long as the Borrower continuously and diligently pursues completion of said cure and in any event completes said cure within 60 days from said notice, an Event of Default shall not be deemed to exist; or

                  (f) Any Borrower (i) shall default in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money of $250,000 or more beyond any period of grace with respect thereto or, if such obligation or obligations is or are payable or repayable on demand, shall fail to pay or repay such obligation or obligations when demanded, or (ii) shall default (beyond any grace period with respect thereto) in the payment of any guaranty, surety or indemnity obligation exceeding $250,000, or (iii) shall default in the observance of any covenant, term or condition contained in any agreement or instrument by which such obligation or obligations is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

                  (g) The Administrative Agent shall determine in good faith (which determination shall be conclusive) that the potential liabilities associated with the events set forth in subsections (i) through (vii) below, individually or in the aggregate, could cause a material decline in the business operations or financial condition of a Borrower or the enterprise comprised of Maritrans and its Subsidiaries taken as a whole:

                           (i) The PBGC notifies a Plan pursuant to Section 4042
of ERISA by service of a complaint, filing of a law suit, or otherwise of its determination that an event described in Section 4042(a) of ERISA has occurred, a Plan should be terminated, or a trustee should be appointed for a Plan and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                           (ii) Any action is taken to terminate a Plan subject
to title IV of ERISA pursuant to its provisions or the plan administrator files with the PBGC a notice of intent to terminate a Plan in accordance with Section 4041 of ERISA and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                           (iii) Any action is taken by a Plan administrator to
have a trustee appointed for a Plan pursuant to Section 4042 of ERISA and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                           (iv) A return is filed with the Internal Revenue
Service, or a Plan is notified by the Secretary of the Treasury that a notice of deficiency under Section 6212 of the Code has been mailed, with respect to the tax imposed under Section 4971(a) of the Code for failure to meet the minimum funding standards established under Section 412 of the Code; or

                           (v) A Reportable Event that is required to be
reported occurs with respect to a Plan; or

                           (vi) Any action is taken to amend a Plan to become an
employee benefit plan described in Section 4021(b)(1) of ERISA, causing a Plan termination under Section 4041(e) of ERISA and, as to such Plan, the representation contained in Section 5.12(a) hereof is not then correct; or

                           (vii) Any of the Borrowers or any Controlled Group
Member receives a notice of liability or demand for payment on account of complete withdrawal under Section 4203 of ERISA, partial withdrawal under
Section 4205 of ERISA or on account of becoming secondarily liable for withdrawal liability payments under Section 4204 of ERISA (sale of assets); or

                  (h) One or more judgments for the payment of money shall have been entered against any Borrower which judgment or judgments (singularly or in the aggregate) exceed, in any instance, $500,000 beyond the amount of any insurance proceeds available to pay the same, and such judgment or judgments shall have remained undischarged, unstayed and not fully bonded for a period of sixty (60) consecutive days; or

                  (i) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against any Borrower or any of their respective properties which shall have remained undischarged, unstayed and not fully bonded for a period of sixty (60) consecutive days; or

                  (j) A proceeding shall have been instituted in respect of any Borrower or Guarantor:

                           (i) seeking to have an order for relief entered or
seeking a declaration or entailing a finding that such Borrower is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to any of them, its assets or its debts under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect, or

                           (ii) seeking appointment of a receiver, trustee,
custodian, liquidator, assignee, sequestrator or other similar official for any of them or of any substantial part of its or their property and such proceeding shall result in the entry, making or grant of any such order for relief, declaration, finding, relief or appointment, or such proceeding shall remain undismissed and unstayed for a period of thirty consecutive days; or

                  (k) Any of the Borrowers or the Guarantors shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 7.1(j)(i) or shall consent to any such order for relief, declaration, finding or relief described therein, shall institute a proceeding described in
Section 7.1(j)(ii) or shall consent to any such appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any such proceeding is instituted, shall dissolve, wind-up or liquidate itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing; or

                  (l) An event of default shall occur with respect to any Note, any Vessel Mortgage or any other Loan Document; or

                  (m) An event of default occurs with respect to any other present or future obligations owed by any one or more Borrowers to any of the Lenders or any Agent; or

                  (n) Any of the Loan proceeds is used other than for the purposes described in Section 2.1 hereof; or

                  (o) Any Guarantor revokes, terminates or fails to perform any of the terms of its Guaranty.

                                  ARTICLE VIII

                                    Remedies

         Section 8.1 Occurrence of Event of Default. If an Event of Default shall occur and be continuing with respect to a Borrower or any Borrowers, (provided, however, that there shall be no right of cure after acceleration of the Obligations), the Administrative Agent and/or the Collateral Agent may, or upon the written request of a Lender Majority shall, do any one or more of the following with respect to any one or more (including all) of the Borrowers:

                  (a) Acceleration. Declare the entire unpaid balance of the Obligations, or any part thereof, immediately due and payable, whereupon it shall be due and payable.

                  (b) Judgment. Reduce any claim to judgment.

                  (c) Foreclosure. Take such steps as the Administrative Agent and/or the Collateral Agent may deem appropriate to foreclose or otherwise enforce any Transaction Liens, or to exercise such other judicial, self-help or other remedies as may be available under applicable Law.

                  (d) Rights. Exercise any and all rights afforded by the Laws or the United States of America, any State or any other jurisdiction, as the Administrative Agent and/or the Collateral Agent shall deem appropriate.

                  (e) Vessel Mortgages/Guaranties . Exercise any and all of its rights under the Vessel Mortgages, the Guaranties or any other agreement or agreements, without being deemed to have elected any remedy over another.

         Section 8.2 WARRANT OF ATTORNEY TO CONFESS JUDGMENT. IF AN EVENT OF DEFAULT SHALL OCCUR AND BE CONTINUING, EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR ANY ONE OR MORE OR ALL OF THE BORROWERS IN ANY COURT OR COURTS IN AN APPROPRIATE ACTION THERE BROUGHT OR TO BE BROUGHT AGAINST ANY ONE OR MORE OR ALL OF THE BORROWERS AT THE SUIT OF THE ADMINISTRATIVE AGENT AND/OR THE COLLATERAL AGENT OR ANY SUCCESSOR TO ITS OR THEIR INTEREST UNDER THIS AGREEMENT, AND THEREIN TO CONFESS JUDGMENT AGAINST ONE OR MORE OR ALL OF THE BORROWERS FOR ALL SUMS OWING HEREUNDER OR UNDER ANY OR ALL NOTES OR OTHERWISE IN CONNECTION WITH EITHER OF THE LOANS, ANY ONE OR MORE ADVANCES, OR ANY ONE OR MORE LETTERS OF CREDIT, OR ANY OF THE VESSELS OR OTHER COLLATERAL, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S FEE FOR COLLECTION AS AFORESAID; AND FOR SO DOING THIS AGREEMENT OR A VERIFIED COPY HEREOF SHALL BE A SUFFICIENT WARRANT. THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED REPEATEDLY SO LONG AS ANY SUCH OBLIGATIONS REMAIN OWING. THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT IS NOT INTENDED TO BE A POWER OF ATTORNEY WITHIN THE MEANING OF 20 PA.C.S. SECTION 5901 ET SEQ.

         Section 8.3 Waivers. The acceptance by the Administrative Agent at any time and from time to time of part payment on the Obligations shall not be deemed to be a waiver of any Default or Event of Default then existing. No waiver by the Administrative Agent of any Default or Event of Default shall be deemed to be a waiver of any other then existing or subsequent Default or Event of Default. No delay or omission by the Administrative Agent? in exercising any Rights under the Loan Documents shall impair such Rights or be construed a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Rights preclude other or further exercise thereof, or the exercise of any other Rights under the Loan Documents or otherwise.

         Section 8.4 Application of Proceeds. Any and all proceeds ever received by either Agent or any Lender from the exercise of any rights or remedies shall be applied by them to the Obligations in such order and manner as the Administrative Agent, in its sole discretion, may deem appropriate consistent with the terms of this Agreement and applicable Law, notwithstanding any instructions to the contrary by any Borrowers or Lender, and the Borrowers shall remain liable to the Lenders and the Agents for any deficiency.

         Section 8.5 Cumulative Rights. All rights and remedies available to the Lenders and the Agents under the Loan Documents shall be cumulative of, and in addition to, all other rights granted to the Lenders and the Agents at Law or in equity, whether or not the Obligations be due and payable and whether or not the Lenders or Agents shall have instituted any suit for collection or other action in connection with the Loan Documents.

         Section 8.6 Expenditures by Lenders and Agents. Any reasonable sums spent by the Agents and the Lenders pursuant to the exercise of any right or remedy provided in this Agreement, any Note, any Vessel Document or any other Loan Document shall become part of the Obligations, except as otherwise provided by Law.

                                   ARTICLE IX

           AGENTS, RELATION OF LENDERS, ASSIGNMENTS AND PARTICIPATIONS

         Section 9.1       Administrative Agent and Collateral Agent.

                  (a) Each Lender hereby irrevocably (subject to the provisions of this Agreement regarding removal or resignation) appoints, designates and authorizes the Administrative Agent and the Collateral Agent, as applicable, to take such action on its behalf under the provisions of this Agreement, each Note, each Vessel Mortgage, each other Loan Document and with respect to each Transaction Lien and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any Vessel Mortgage or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the terms "agent" or "administrative agent" or "collateral agent" or "Administrative Agent" or "Collateral Agent" herein or in any Note, Vessel Mortgage or other Loan Document with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The general administration of this Agreement and the Loan Documents shall be by the Administrative Agent. The Administrative Agent shall also act on behalf of the Lenders in issuing and administering any Letters of Credit and preparing, reviewing and administering the documents associated therewith. The Collateral Agent shall hold record title to the Vessel Mortgages and other Transaction Liens, shall administer the Collateral and shall be named as additional insured and loss payee, all in accordance with the terms of this Agreement, each Vessel Mortgage and each of the other Loan Documents.

                  (c) The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

                  (d) Each Lender hereby authorizes and directs the Administrative Agent and the Collateral Agent, respectively, to take such action (including without limitation retaining lawyers, accountants, surveyors or other experts) or forbear from taking such action as in the Administrative Agent's or the Collateral Agent's reasonable opinion, respectively, may be necessary or desirable for the administration hereof (subject to any direction of the Lender Majority and to the other requirements of this Agreement).

                  (e) The Administrative Agent and the Collateral Agent shall each respectively inform the other and each Lender, and each Lender shall inform the Administrative Agent and the Collateral Agent, of the occurrence of any Event of Default promptly after obtaining knowledge thereof; however, unless it has actual knowledge of an Event of Default, each of the Administrative Agent, the Collateral Agent and the Lenders may assume that no Event of Default has occurred.

         Section 9.2 Pro Rata Sharing. All commissions, fees, interest and payments received by the Administrative Agent, the Collateral Agent or any Lender under the terms of this Agreement and the other Loan Documents and all expenses arising from the administration hereof or the enforcement of any security and any sum realized therefrom or from any setoff (other than sums applied to the payment of expenses or for reimbursement of expenses paid) for which provision for allocation and payment is not otherwise provided for herein or therein shall be divided pro rata among the Lenders in accordance with their Percentage Interests. Notwithstanding the foregoing, nothing herein shall be construed to prevent Mellon from receiving solely for its own account, and as neither Lender, Administrative Agent nor Collateral Agent hereunder, such other fees and payments in respect to other matters as it may mutually agree with the Borrowers. Each Lender shall pay to the Administrative Agent or the Collateral Agent, as the case may be, promptly on demand any sums payable by such Lender hereunder. Under no circumstances shall the Administrative Agent or the Collateral Agent be obligated to expend its own funds for the protection of the interests of the Lenders, but the Administrative Agent and Collateral Agent shall each be entitled to be indemnified hereunder by the Lenders in accordance with their Percentage Interests prior to taking any action or expending any funds, so long as such action is permitted hereunder.

         Section 9.3 Setoff. Any Lender which shall receive payment of or on account of all or part of its claim against the Borrowers hereunder through the exercise of any right of setoff, counterclaim, banker's lien, or secured claim under any bankruptcy statute in a greater proportion than its Percentage Interest shall promptly notify the Administrative Agent thereof and shall be deemed to have purchased immediately prior to such payment a ratable proportion of the claims of the other Lenders so that all recoveries of principal and interest shall be shared by the Lenders in accordance with their respective Percentage Interests. If all or any portion of such excess payment is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored of such recovery, but without interest.

         Section 9.4 Approvals. Upon any occasion requiring or permitting an approval of any amendment or modification or any consent, waiver, declaring an Event of Default or taking any action thereafter, or any other action on the part of the Administrative Agent, the Collateral Agent or the Lenders under any of the Loan Documents, (a) action may (but shall not be required to) be taken by the Administrative Agent or the Collateral Agent, as the case may be, for and on the behalf or for the benefit of all Lenders, provided (i) that no contrary direction of the Lender Majority (or, if applicable, Lender Supermajority) shall have been previously received by the Administrative Agent or the Collateral Agent, as applicable, and (ii) that the Administrative Agent or the Collateral Agent, as the case may be, shall have received consent of the Lender Majority (or, if applicable, Lender Supermajority) to enter into any written amendment, waiver or modification of the provisions of any of the Loan Documents, or to consent in writing to any material departure from the terms of any Loan Documents by the Borrowers or any other party thereto and (b) action shall be taken by the Administrative Agent upon the direction of the Lender Majority (or, if applicable, Lender Supermajority), and any such action shall be binding on all Lenders, provided further, however, that unless all of the Lenders agree in writing thereto, no amendment, modification, waiver, consent or other action with respect to any of the Loan Documents shall be effective which (i) increases the Aggregate Commitment, increases the Percentage Interest of any of the Lenders or increases any Lender's Separate Commitment, (ii) reduces any commission, fee, principal or interest owing to any Lender hereunder or the method of calculation of any thereof, (iii) extends the Maturity Date, the expiry date of any Letter of Credit beyond the Maturity Date or any other date on which any sum is due hereunder, including, without limitation, the date or amount of any prepayment required hereunder, (iv) other than as set forth in
Section 4.7, releases any Collateral, guaranty or other security or (v) amends, waives or modifies the provisions of any Section in this Article IX or the definition of "Lender Majority" or "Lender Supermajority." Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding any other provisions of this Agreement other than Section 9.4(b), such Lender shall not be entitled to vote on any matter requiring its consent or vote or to object to any matter requiring the consent or vote of all or any portion of the Lenders; provided, however, that all other benefits and obligations under the Loan Documents shall continue to apply to such Defaulting Lender except as may be expressly provided in this Agreement.

         Section 9.5 Exculpation. Each of the Agents shall have no duties, responsibilities, rights or liabilities as an Agent except as may be expressly provided in this Agreement. Each of the Agents has and shall have no duty or responsibility whatsoever on the date hereof or at any time hereafter, to provide any Lender with any credit or other information relating to the Borrowers, except as may be expressly provided in this Agreement. Nothing herein shall (nor shall it be construed so as to) constitute an Agent a trustee for the Borrowers or their Subsidiaries or impose on it any duties or obligations whatsoever under this Agreement, the other Loan Documents, or otherwise, except as may be expressly provided in this Agreement. Neither the Administrative Agent nor the Collateral Agent shall be liable or answerable for anything whatsoever in connection with any of the Loan Documents or other instrument or agreement required hereunder or thereunder, including without limitation responsibility in respect of the execution, delivery, construction or enforcement of any of the Loan Documents or any such other instrument or agreement, or for any action taken or not taken by the Administrative Agent or the Collateral Agent in any case involving exercise of any power or authority conferred upon the Administrative Agent or the Collateral Agent under any thereof, except for its willful misconduct or gross negligence, and the Administrative Agent and the Collateral Agent shall have no duties or obligations other than as provided herein and therein. The Administrative Agent and the Collateral Agent shall each be entitled to rely on any opinion of counsel (including counsel for any of the Borrowers or any of their Subsidiaries) in relation to any of the Loan Documents or any other instrument or agreement required hereunder or thereunder and upon writings, statements and communications received from the Borrowers or any of its Subsidiaries (including any representation made in or in connection with any Loan Document), or from any other party to any of the Loan Documents or any documents referred to therein or any other Person, firm or corporation reasonably believed by it to be authentic, and the Administrative Agent and the Collateral Agent shall not be required to investigate the truth or accuracy of any writing or representation, nor shall the Administrative Agent or the Collateral Agent be liable for any action it has taken or omitted in good faith on such reliance.

         Section 9.6 Indemnification. Each Lender agrees to indemnify each Agent, except to the extent reimbursed by the Borrowers and except in the case of any suit by any Lender against such Agent resulting in a final judgment against such Agent, ratably according to its Percentage Interest against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursement of any kind or nature whatsoever (except to the extent the foregoing result from the Agent's gross negligence or willful misconduct) which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of (y) any of the Loan Documents or any other instrument or agreement contemplated hereunder or thereunder or (z) any action taken or omitted by the Agent under any of the Loan Documents or such other instrument or agreement.

         Section 9.7 Administrative Agent and Collateral Agent as Lenders. Each of the Administrative Agent and the Collateral Agent shall, in its individual capacity, have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not an Agent; the term "Lenders" shall include each of the Administrative Agent and the Collateral Agent in its individual capacity to the extent of its Percentage Interest. Each of the Administrative Agent and the Collateral Agent and its respective Subsidiaries and Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with each of the Borrowers, and their respective Subsidiaries and Affiliates, as if it were not the Administrative Agent or Collateral Agent, as the case may be.

         Section 9.8 Notice of Transfer; Resignation; Successor Agents.

                  (a) Each Agent may deem and treat a Lender as the owner of such Lender's Percentage Interest in any Loan and any other instrument or agreement of the assignment or transfer thereof, executed by such Lender and otherwise in compliance with the requirements of Section 9.10 hereof, shall have been received and accepted by the Administrative Agent. Each Agent shall resign if directed by the Lender Majority. Either Agent may resign at any time by notice to the Borrowers, the other Agent and the Lenders.

                  (b) Any successor to the Administrative Agent or the Collateral Agent shall be appointed by the Lender Majority and shall be a bank or trust company reasonably satisfactory to the Lender Majority, and, so long as no Event of Default shall have occurred and be continuing, appointment of any such successor Agent (whether by the Lender Majority, or by the retiring Administrative Agent in the case of a successor Administrative Agent, or by the Administrative Agent in the case of a successor Collateral Agent) shall be subject to the consent of the Borrowers, such consent not to be unreasonably denied or withheld. If no successor Agent shall have been so appointed by the Lender Majority, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Majority Lender's removal of the Agent, then (i) in the event of a resignation or removal of the Administrative Agent, such retiring Administrative Agent may, or (ii) in the event of a resignation or removal of the Collateral Agent, the Administrative Agent, on behalf of the Lenders, shall appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Administrative Agent or Collateral Agent, respectively, such successor Administrative Agent or successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or Collateral Agent, as the case may be, and the retiring Administrative Agent or Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as such Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                  (c) The Borrowers, the Lenders and the Agents acknowledge that Mellon has or will enter into an asset purchase or other agreement with Citizens pursuant to which Mellon will sell, assign and transfer all or a portion of its assets to Citizens (the "Citizens Transaction"). In connection therewith, the Borrowers and Lenders agree that (i) the Administrative Agent and the Collateral Agent may resign without additional notice to the Borrowers and the Lenders,
(ii) Citizens will become the successor to the Administrative Agent and to the Collateral Agent without the prior appointment of the Lender Majority or the consent of the Borrowers, (iii) Citizens shall succeed to and become vested with all the rights, powers, privileges and duties of Mellon as the retiring Administrative Agent and the Collateral Agent, and (iv) Mellon as the retiring Administrative Agent and the Collateral Agent shall be discharged from its duties and obligations under this Agreement. The provisions of this Article IX shall inure to the benefit of Mellon with respect to any actions taken or omitted to be taken by Mellon while it was an Agent under this Agreement.

         Section 9.9 Credit Decision; Agents Not Trustees. Each Lender represents that it has made, and agrees that it shall continue to make its own independent investigation of the financial condition of each of the Borrowers and their Subsidiaries and its own appraisal of the creditworthiness of each of the Borrowers and their Subsidiaries in connection with the making and performance of the Loan Documents. The Administrative Agent and the Collateral Agent have and shall have no duty or responsibility whatsoever on the date hereof or, except as otherwise expressly provided in this Agreement at any time hereafter, to provide any Lender with any credit or other information. Nothing herein shall (nor shall it be construed so as to) constitute the Administrative Agent or the Collateral Agent a trustee for any of the Borrowers or their Subsidiaries or impose on it or them any duties or obligations other than those for which express provision is made in this Agreement or under the other Loan Documents.

         Section 9.10 Assignments and Participation; Termination.

                  (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Percentage Interest, the Advances owing to it and the Notes held by it), but only with the prior written consent of the Administrative Agent (which consent will not be unreasonably withheld), and only subject to the other terms and conditions of this Agreement, including without limitation the following: (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement, (ii) the amount of the Percentage Interest of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000.00 or such lesser amount as shall constitute all of such assigning Lender's Percentage Interest and the outstanding principal of the Notes payable to it, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Note subject to such assignment and a processing recordation fee of $2,500. Any such assignment shall be subject to the further condition precedent that, so long as no Event of Default shall have occurred and be continuing, each such assignment shall be subject to the consent of the Borrowers, which consent shall not unreasonably be denied and which consent shall be deemed given unless the Borrowers gives the assigning Lender and the Administrative Agent written notice of and a reasonable basis for its denial not later than 10 Business Days following telex, telefacsimile or cable notice given to the Borrowers by the assigning Lender or the Administrative Agent of the name of the proposed transferee, the amount of Percentage Interest to be assigned and such information as the Borrowers may reasonably request for purposes of making an informed judgment. Prior to contacting a prospective assignee in connection with a proposed assignment hereunder, the assignor Lender shall give the Borrowers notice of the identity of any such prospective assignee. Any consent to assignment untimely or unreasonably denied by the Borrowers shall be void and of no effect, and shall not preclude or bar any assignment otherwise permitted by this Section 9.10(a). Any assignment or purported assignment not in compliance with this Section 9.10(a) shall be void and of no effect. Without regard to any of the other terms of this Agreement or of any other agreement, (A) Mellon as a Lender may assign all or any portion of its rights under this Agreement to Citizens in connection with the Citizen Transaction, and (B) any Lender may assign, as collateral or otherwise, any of its rights (including, without limitation, rights to payments of principal and/or interest on the Note) under this Agreement to any other Lender or any Federal Reserve Bank of the United States without notice to or consent of the Borrowers, the Administrative Agent or any other Person.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance
(i) the assignee thereunder shall be a party hereto and a "Lender" for all purposes hereof, and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance and subject to the foregoing, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrowers or its Subsidiaries or the performance or observance by any of the Borrowers or its Subsidiaries of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this agreement, together with copies of the Borrowers' financial statements referred to herein, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register(including the transfer of the related Note to such Eligible Assignee by the assigning Lender) and (iii) give prompt notice and an execution counterpart thereof to the Borrowers. Within five (5) Business Days after the Borrowers' receipt of such notice, the Borrowers at the expense of the assigning Lender, shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes, New Notes to the order of such Eligible Assignee or, and if such Assignment and Acceptance reflects a partial assignment, New Notes to the order of the assigning Lender and to the order of the Eligible Assignee, respectively, in the principal amounts set forth in such Assignment and Acceptance. Such New Notes shall be in an aggregate principal amount equal to the then outstanding aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and so otherwise be in substantially the form of Exhibit D hereto.

                  (e) The Administrative Agent shall maintain at its offices a register for the recordation of the names and addresses of the Lenders and the Percentage Interest of, and principal amount of the Advance owing and each Note payable to, each Lender from time to time and a copy of each Assignment and Acceptance delivered to and accepted by it (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice and each shall be entitled to make copies thereof at its expense.

                  (f) Each Lender may grant participations to one or more banks or other entities in or to all or any part of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Percentage Interest and the Advance owing to it); provided, however, that, notwithstanding the grant of any such participation by any Lender, such participation, and the right to grant such a participation, shall be expressly subject to the following conditions and limitations: (i) such Lender's obligations under this Agreement (including without limitation, its Commitment to the Borrowers hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes and Advances for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) such Lender shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants. No participant shall be deemed to be or to have any of the rights or obligations of a "Lender" hereunder.

                  (g) Any Lender may, in connection with any assignment, designation or participation or proposed assignment, designation or participation pursuant to this Section 9.10, disclose to the assignee or participant, or proposed assignee, or participant, any information relating to any of the Borrowers or their Subsidiaries that is otherwise publicly available and has been furnished to such Lender by or on behalf of the Borrowers, provided that without the Borrowers' prior written or oral consent, no Lender shall disclose to any proposed assignee or proposed participant, any such information not otherwise publicly available relating to the Borrowers or its Subsidiaries as has been furnished to such Lender by or on behalf of the Borrowers hereby; provided, however, any Lender may disclose such information to a potential assignee if prior to any disclosure, the potential assignee has signed a confidentiality agreement in form and substance reasonably satisfactory to Borrowers. Any Lender that sells or grants a participation pursuant to this
Section 9.10 shall (i) in a timely manner withhold or deduct from each payment to the holder of such participation the amount of any Taxes required under Applicable Law to be withheld or deducted from such payment that have not been withheld or deducted by the Borrowers or the Administrative Agent or the Collateral Agent (ii) pay such Taxes in a timely manner to the appropriate authorities and (iii) indemnify the Borrowers and the Administrative Agent or the Collateral Agent for any Taxes, losses, costs or expenses that they may incur as a result of any failure to pay such Taxes to the appropriate authority when due.

                                    ARTICLE X

                                  Miscellaneous

         Section 10.1 Waiver. Neither this Agreement nor any provisions hereof may be changed, waived, discharged, or terminated, except by instrument in writing signed by the parties hereto.

         Section 10.2 Benefit. No Borrower may transfer or assign its rights and obligations hereunder, and subject to such restriction, the provisions hereof shall extend to and be binding upon a Borrower's successors and permitted assigns. All covenants and agreements made by or on behalf of any of the parties hereto shall bind and inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of, and be enforceable by, the holder or holders of each Note.

         Section 10.3 Survival of Representations, Covenants and Warranties. All representations, covenants and or warranties herein contained or in any other instrument contemplated hereby shall survive the execution and delivery of this Agreement and each Note, and no investigation by any Lender or any Agent shall affect the representations, covenants and/or warranties or the right of the Lenders and the Agents to rely on and enforce them.

         Section 10.4 Notices. Unless actual receipt is otherwise required by the specific provisions hereof, any notice or demand upon any party to this Agreement shall be deemed to have been effectively given or made (i) two Business Days after it is deposited in first class, certified or registered, U.S. mail, postage prepaid, or (ii) when actually delivered during normal business hours on any Business Day by messenger, in person, courier service, telegram or telecopier (with evidence of receipt in the case of telegram or telecopier) to the applicable recipient at its address and attention set forth below (or at such other address or attention as shall have been hereafter designated therefor by written notice from the recipient to the sender):

If to any of the Borrowers:          c/o Maritrans Inc.
                                     Two Harbour Place
                                     302 Knights Run Avenue
                                     Tampa, FL 33602
                                     Attn: Arthur J. Volkle, Jr., Legal Counsel

with a copy to:                      Maritrans Business Services Co., Inc.
                                     Two International Plaza
                                     Suite 335
                                     Philadelphia, PA 19113
                                     Attn: Judith Cortina, Financial Manager

If to the Administrative Agent       Mellon Bank, N.A.
and/or the Collateral Agent:         Mellon Gateway Center
                                     3025 Chemical Road
                                     Suite 300
                                     Plymouth Meeting, PA 19462
                                     Attn: Liam M. Brickley, Vice President

with a copy to:                      Legal Department
                                     Mellon Bank, N.A.
                                     Mellon Bank Center, 1735 Market Street
                                     P.O. Box 7899
                                     Philadelphia, PA 19101-7899

and a copy to:                       Stradley, Ronon, Stevens & Young, LLP
                                     Suite 2600
                                     One Commerce Square
                                     2005 Market Street
                                     Philadelphia, PA 19103
                                     Attn: David F. Scranton, Esquire


         Section 10.5 Governing Law; Consent to Jurisdiction and Venue. In all respects, including all matters of construction, validity and performance, this Agreement, each Note and the Obligations shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in such State, without reference to rules of choice of law or conflicts of laws, and any applicable laws of the United States of America. Each Borrower hereby consents and agrees that the State or federal courts having jurisdiction in Montgomery County, Pennsylvania shall have exclusive jurisdiction to hear and determine any claims or disputes between or among any one or more Borrowers or Lenders or Administrative Agent pertaining to this Note, the Credit Agreement, any of the Loan Documents or the Obligations, or any transactions arising out of or relating to the foregoing, provided, that nothing in this Note shall be deemed or operate to preclude the Administrative Agent or one or more Lenders from bringing suit or taking other legal action in any other jurisdiction to realize on any Collateral or any other security for the Obligations, or to enforce a judgment or other court order. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaints and other process may be made by registered or certified mail addressed to such Borrower at the address of such Borrower provided for notices under this Agreement, and that service so made shall be deemed completed upon the earlier of actual receipt thereof or three (3) days after deposit in the U.S. mails, properly addressed with postage prepaid.

         Section 10.6 Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable State and federal Laws to apply (rather than arbitration rules), the Borrowers, the Agents and the Lenders desire that disputes arising hereunder or relating hereto be resolved by a judge applying such applicable Laws. Therefore, to achieve the best combination of the benefits of the judicial system and or arbitration, each Borrower, the Lenders and the Agents hereby mutually waive, as a separate covenant, all rights to trial by jury in any action, suit or proceeding brought to resolve any dispute, whether sounding in contract, tort, or otherwise, arising out of, connected with, related to, or incidental to the relationship established in connection with this Agreement and any of the other Loan Documents, the Obligations or the transactions related hereto or thereto.

         Section 10.7 Severability. Any article, section, clause or subsection, sentence, paragraph or provision of this Agreement held by a court of competent jurisdiction to be invalid, illegal, or ineffective shall not impair, invalidate or nullify the remainder of this Agreement, but the effect thereof shall be confined to the article, section, clause, subsection, sentence, paragraph or provision so held to be invalid, illegal or ineffective.

         Section 10.8 Effect of Waiver. No consent or waiver, express or implied, by any Agent or Lender of any breach of or deviation from any covenant, condition or duty of any Borrower or Borrowers shall be deemed a consent or waiver to or of any breach of the same or any other covenant, condition or duty.

         Section 10.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.10 Investment Representation. Each Lender hereby represents to the Borrowers that it has acquired the Notes in favor of such Lender in a commercial banking transaction without a view towards distribution.

         Section 10.11 Further Assurances. Each Borrower agrees that it will execute and deliver to the Administrative Agent such additional agreements and instruments, in form and substance satisfactory to the Administrative Agent's counsel, and do such further acts and things of any nature, whether similar to the acts enumerated above or not, as the Administrative Agent or the Administrative Agent's counsel may require or reasonably deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto the Lenders and the Agent their rights, powers and remedies under this Agreement and the other Loan Documents.

         Section 10.12 Expenses and Legal Fees. Borrowers will pay all fees and expenses arising in connection with this Agreement or any amendment or waiver hereto and the Closing of the transactions contemplated hereby including, but not limited to, all legal fees and out-of-pocket expenses incurred by the Administrative Agent and the Lenders in the development, preparation, due diligence, negotiation, filing, closing and modification of the Loan Documents and the administration and enforcement of the Transaction Liens and the Agents' and the Lenders' rights hereunder and under the other Loan Documents. The Borrowers shall also be responsible for all expenses pertaining to surveys, appraisals, environmental reports, verifications, field examinations and other administrative expenses. The structuring, loan and or commitment fees and expenses attributable to the Closing shall be paid at and as a condition of the Closing.

         Section 10.13 Indemnity. Each Borrower hereby indemnifies, holds harmless, and upon request will defend the Agents and the Lenders and their respective shareholders, officers, directors, employees, attorneys and agents, and their respective successors and permitted assigns (collectively, the "Indemnified Parties") from and against any and all claims and liabilities to third parties, and will pay and reimburse to the Indemnified Parties all losses, payments, reasonable costs and expenses associated therewith, or of the Agents' or the Lenders defense (including without limitation reasonable attorneys' fees) which the Agents and the Lenders may suffer, incur or be exposed to by reason of or in connection with or rising out of (i) the transactions evidenced by or referred to in or related to this Agreement, any of the Vessels, Vessel Mortgages, or any of the Loan Documents, and (ii) any actions or omissions of any one or more of the Indemnified Parties which conforms with the terms of this Agreement, the Vessel Mortgages or the other Loan Documents, or is in good faith and connected therewith or with the enforcement thereof; provided, however, that the Indemnified Parties shall not be indemnified, defended or held harmless for any consequential or indirect losses or damages, or any losses or damages which were caused by the Indemnified Parties' willful misconduct or gross negligence.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, effective as of the date first above written.

Borrowers:
Attest:                                         MARITRANS INC.
                                                a Delaware corporation

/s/ Arthur J. Volkle                            By: /s/ Walter T. Bromfield
--------------------                                -----------------------
Name:  Arthur J. Volkle, Jr.                    Name:  Walter T. Bromfield
Title: Assistant Secretary                      Title: Treasurer

Attest:                                         MARITRANS LIBERTY CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
-------------------                                 --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President



Attest:                                         MARITRANS 244 CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
------------------                                  --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President

Attest:                                         MARITRANS 192 CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
------------------                                  --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President

Attest:                                         MARITRANS 400 CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
------------------                                  --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President

Attest:                                         MARITRANS 300 CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
------------------                                  --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President



Attest:                                         MARITRANS 252 CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
------------------                                  --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President

Attest:                                         MARITRANS INTEGRITY CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
------------------                                  --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President

Attest:                                         MARITRANS DILIGENCE CO.
                                                a Nevada corporation

/s/ Judith Cortina                              By: /s/ Arthur J. Volkle
------------------                                  --------------------
Name:  Judith Cortina                           Name:  Arthur J. Volkle, Jr.
Title: Assistant Secretary                      Title: Vice President

Lenders:

MELLON BANK, N.A.

By: /s/ Liam M. Brickley
    ---------------------
Name:  Liam M. Brickley
Title:   Vice President


FLEET NATIONAL BANK

By: /s/ Sean F. McCarthy
    ---------------------
Name:  Sean F. McCarthy
Title:  Director

SUNTRUST BANK


By: /s/ Brian D. Evans
    ---------------------
Name:  Brian D. Evans
Title:  Assistant Vice President

HIBERNIA NATIONAL BANK


By: /s/ Gary C. Culbertson
    -----------------------
Name:  Gary C. Culbertson
Title:  Vice President

Administrative Agent:
MELLON BANK, N.A.


By: /s/ Liam M. Brickley
    ---------------------
Name:  Liam M. Brickley
Title:   Vice President


Collateral Agent:
MELLON BANK, N.A.


By: /s/ Liam M. Brickley
    ---------------------
Name:  Liam M. Brickley
Title:   Vice President

                                    Exhibit A

                       [Form of Assignment and Acceptance]

                         ____________________, Assignor
                         _____________________, Assignee

         This Assignment and Acceptance Agreement (the "Agreement") dated as of the date specified in Item 1 of Schedule I attached hereto, by and among the financial institution specified in Item 2 of Schedule 1 attached hereto (the "Assignor"), the financial institution specified in Item 3 of Schedule I attached hereto (the "Assignee"), and Mellon Bank, N.A., as Administrative Agent under the Credit Agreement described below (the "Administrative Agent").

                                    RECITALS

                  A. This Agreement is being executed and delivered in accordance with Section 9.10 of the Credit and Security Agreement, dated as of November __, 2001, by and among Maritrans Inc., a Delaware corporation, the other Borrowers signatory thereto (the "Borrowers"), Mellon Bank, N.A., as Administrative Agent, Collateral Agent and Lender and the other Lenders signatory thereto (as amended through the date hereof and as the same may be further amended, modified, restated or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

                  B. The Assignee (if not already a Lender) wishes to become a Lender party to the Credit
Agreement.

                  C. The Assignor is selling and assigning to the Assignee, and the Assignee is purchasing and assuming, a certain portion of the Assignor's rights and obligations under the Credit Agreement, including, without limitation, a portion of the Assignor's Separate Commitment (which includes, among other things, the obligation of the Assignor to participate in certain obligations in respect of Letters of Credit), Loans owing to it, Notes held by it, and Collateral for its benefit (the "Assignor's Interests").

                  D. By signing below, the Administrative Agent and Borrowers are giving their written consent to such assignment, to the extent required by
Section 9.10(a) of the Credit Agreement.

                  The parties agree as follows:

                  1.       Assignment.

                           (a) Subject to the terms and conditions set forth
herein, the Assignor hereby irrevocably sells and assigns to the Assignee and the Assignee hereby purchases and assumes from the Assignor, without recourse, representation or warranty, except as set forth in Section 4 hereof, (i) all right, title and interest of the Assignor to the portion being purchased by the Assignee (the "Purchased Percentage") of the Assignor's Interests as specified in Item 4 of Schedule I attached hereto and (ii) all obligations of the Assignor under the Credit Agreement with respect to the Purchased Percentage of Assignor's Interests, such that after giving effect to the assignments and transfers contemplated herein, the revised Separate Commitment of the Assignor and the Assignee shall be as set forth on ,Schedule I attached hereto.

                           (b) At or before 12:00 noon, Eastern time, on the
Prevailing Time (as defined below), the Assignee shall pay to the Assignor an amount equal to the purchase price, as agreed upon by the Assignor and Assignee (the "Purchase Price"). The Purchase Price will reflect the Purchased Percentage of the Assignor's Interests in the Loans outstanding on the Effective Date.

                  2. Effectiveness of Assignment.

                           (a) The assignments to, and assumptions by, the
Assignee made pursuant to this Agreement shall be effective on the date specified in Item 1 of Schedule I attached hereto (the "Effective Date").

                           (b) Notwithstanding subsection (a) of this Section 2,
the assignments to, and assumptions by, the Assignee made pursuant to this Agreement shall not be effective and the Effective Date shall not be deemed to have occurred until receipt by the Assignor of payment in full of the Purchase Price, the receipt by the Administrative Agent of the Processing Fee (if any), the consent of Borrowers (if required), and the execution and delivery of this Agreement.

                  3. Further Assurances. Each of the parties hereto agrees to take such further action as may be reasonably requested by any of the other parties hereto and as shall be necessary or reasonably desirable to further effectuate the purposes of this Agreement.

                  4. Representations and Warranties.

                           (a) The Assignor and the Assignee represent and
warrant to each other that (i) it has full power and legal right to execution and deliver this Agreement and to perform the provisions of this Agreement; (ii) the execution, delivery and performance of this Agreement have been authorized by all necessary action on its part, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (iii) this Agreement constitutes its legal, valid and binding obligation. The Assignor hereby further represents and warrants to the Assignee that it is the legal and beneficial owner of the Assignor's Interests, free and clear of all Liens and adverse claims created by the Assignor. The Assignee hereby further represents that it is an Eligible Assignee

                           (b) The Assignor and Assignee represent and warrant
to the Administrative Agent that, subject to the delivery of this Agreement to the Administrative Agent, their acceptance thereof and payment of the Processing Fee (if any), all conditions of Section 9.10(a) of the Credit Agreement to the assignment hereunder of the Assignor's Interests have been fulfilled and that such assignment does not violate any provision of Section 9.10 of the Credit Agreement.

                           (c) Other than the representations and warranties
provided in this Section 4, the Assignor makes no representation or warranty and assumes no responsibility with respect to (i) the execution, delivery, effectiveness, enforceability, genuineness, validity or adequacy of the Credit Agreement or any other Loan Document, (ii) any recital, representation, warranty, document, certificate, report or statement in, provided for in, received under or in connection with the Credit Agreement or any other Loan Document, or (iii) the existence, validity, enforceability, perfection, recordation, priority, adequacy or value, now or hereafter, of any Lien or other direct or indirect security afforded or purported to be afforded by any of the Loan Documents or otherwise from time to time.

                           (d) The Assignor makes no representation or warranty
and assumes no responsibility with respect to (i) the performance or observance of any of the terms or conditions of the Credit Agreement or any other Loan Document on the part of the Borrower, (ii) the business, operations, condition (financial or, otherwise) or prospects of Borrower or any other Person or (iii) the existence of any Event of Default or Default.

                  5. Consent to be Bound. The Assignee acknowledges that it has reviewed the terms and conditions of the Credit Agreement and the other Loan Documents referred to in or delivered pursuant to the Credit Agreement, and acknowledges and expressly agrees that it will be bound by the terms and conditions of the Credit Agreement and Loan Documents. The Assignee irrevocably appoints the Administrative Agent to act as agent for the Assignee under the Credit Agreement and the other Loan Documents, all in accordance with Article IX of the Credit Agreement and the other provisions of the Credit Agreement and the other Loan Documents.

                  6. Assignment and Acceptance Under Credit Agreement. The parties hereto agree that this Agreement shall be deemed an Assignment and Acceptance pursuant to Section 9.10 of the Credit Agreement. The Borrower shall make payments with respect to the Purchased Percentage of Assignor's Interests to the Administrative Agent on behalf of the Assignee for the account of the [Lending Offices] specified on Schedule I hereto (which also sets forth the Assignee's address for notices pursuant to Section 10.4 of the Credit Agreement); provided, however, that Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the Purchased Percentage of Assignor's Interests until the Administrative Agent shall have received counterparts of this Agreement duly executed by the Assignor, the Assignee and Borrowers (if required), and the Effective Date shall have occurred. From and after the Effective Date, the Assignee shall be deemed to be party to the Credit Agreement and, to the extent that rights and obligations thereunder shall have been assigned to the Assignee as provided herein, shall have the rights and obligations of a Lender under the Credit Agreement and the related Loan Documents, to the extent of the Purchased Percentage of Assignor's Interests (in addition to any interests previously held by the Assignor), and, to the extent of the Purchased Percentage of Assignor's Interests, the Assignor shall be released from all obligations of a Lender under the Credit Agreement and the related Loan Documents.

                  7. Principal Interest and Fees. From and after the Effective Date, (a) all interest, principal, fees and other amounts that would otherwise be payable to the Assignor in respect of the Purchased Percentage of Assignor's Interests shall be paid to the Assignee and (b) if the Assignor receives any payment on Account of its Purchased Percentage of Assignor's Interests, the Assignor shall hold such payment for benefit of the Assignee and shall promptly deliver it to the Assignee to the extent of the Purchased Percentage of Assignor's Interests.

                  8. Independent Investigation. The Assignee acknowledges that:
(a) it is purchasing its Purchased Percentage of Assignor's Interests from the Assignor totally without recourse and, except as provided in Section 4 hereof without representation and warranty; (b) it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 5.4 thereof, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement; (c) it has made its own independent investigation of the underlying commercial loan transaction and credit evaluation of the Borrower in connection with its purchase of its Purchased Percentage of Assignor's Interests; and (d) except for the representations and warranties set forth in Section 4 hereof, it is not relying on any representation or warranty of the Assignor or any Administrative Agent, express or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability of the Credit Agreement, the related Notes, or any other Loan Document referred to in or delivered pursuant to the Credit Agreement, or the financial condition or creditworthiness of the Borrower. Neither Assignor nor Administrative Agent has acted nor will it be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Credit Agreement or this Agreement. From and after the Effective Date, no Assignor shall have rights or obligations with respect to its Purchased Percentage of Assignor's Interests.

                  9. Method of Payment. All payments to be made by any party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment or in such other manner as shall be agreed upon by the Assignor and the Assignee.

                  10. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Credit Agreement and the other Loan Documents) as to the subject matter hereof.

                  11. Counterparts; Successors and Assigns. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties and their respective successors and assigns.

                  12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on
Schedule I hereto as of the date set forth in Item 1 of Schedule I hereto.

                                   Schedule I

                          COMPLETION OF INFORMATION AND
                            SIGNATURES FOR AGREEMENT

Re: Credit and Security Agreement, dated as of November __, 2001, by and among Maritrans Inc., a Delaware corporation, the other Borrowers signatory thereto, Mellon Bank, N.A., as Administrative Agent, Collateral Agenet and Lender and the other Lenders signatory thereto.

Item 1 (Effective Date):

Item 2 (Assignor):

Item 3 (Assignee Name and Address):

Item 4 (Purchased Percentage of Assignor's Interests):

                  Assignor Separate Commitment:      $

                  Assignee Separate Commitment:      $

Item 5 (Signatures of Parties to Agreement):

                                            [ASSIGNOR]
                                            ----------------------------------

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:


                                            [ASSIGNEE]
                                            ----------------------------------

                                            By:
                                               -------------------------------
                                            Name:
                                            Title:

CONSENTED TO AND ACCEPTED:

MELLON BANK, N.A., as Administrative Agent

By:_______________________________
Name:
Title:

MARITRANS INC.

By:_______________________________
Name:
Title:

MARITRANS 400 CO.
MARITRANS LIBERTY CO.
MARITRANS 192 CO.
MARITRANS DILIGENCE CO.
MARITRANS INTEGRITY CO.
MARITRANS 300 CO.
MARITRANS 244CO.
MARITRANS 252 CO.


By: _______________________________
Name:
Title:

                                    Exhibit B

                           [Form of Borrowing Notice]

Mellon Bank, N.A. as Administrative Agent
AIM 199-5220
P.O. Box 7899
Philadelphia, Pa 19101-7899

Attention:

         Re: Borrowers Borrowing Notice

Ladies and Gentlemen:

         Reference is made to that certain Credit and Security Agreement dated as of November ___, 2001, by and among Maritrans Inc., a Delaware corporation, the other Borrowers signatory thereto (individually a "Borrower" and collectively, the "Borrowers"), Mellon Bank, N.A., as Administrative Agent, Collateral Agent and Lender and the other Lenders signatory thereto (as amended, modified, restated and/or supplemented from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined herein shall have the meaning given to such terms in the Credit Agreement.

         Borrowers hereby give notice pursuant to Section 2.3 of the Credit Agreement of their request for the following Loan(s) in the following amount(s):

                           Loan                      Amount
                           ----                      ------


The Loan(s) requested hereby is/are to be made on _______________________.

Please disburse the proceeds of the Loan(s) by wire transfer in accordance with the attached.

The Borrowers certify as follows:

     (i) the representations and warranties of each Borrower made in the Credit Agreement and each other Loan Document are, and after giving effect to the Loan(s) requested hereby will be, true and correct in all material respects as of the date hereof as if made on and as of such date:

     (ii) there shall not, either prior to or after giving effect to the Loan(s) requested hereby, exist an Event of Default or Default; and

     (iii) the Borrowers are, and after giving effect to the Loan(s) requested hereby will be, in compliance with the financial covenants set forth in Article 6.2(j) of the Credit Agreement.

         IN WITNESS WHEREOF, each Borrower has caused this Borrowing Notice to be executed by its authorized officer this _________ day of ____________, ________.



         MARITRANS INC.                          MARITRANS 400 Co.
                                                 MARITRANS LIBERTY CO.
         By:__________________________           MARITRANS 192 CO.
         Name: _______________________           MARITRANS DILIGENCE CO.
         Title: ______________________           MARITRANS INTEGRITY CO.
                                                 MARITRANS 300 CO.
                                                 MARITRANS 244 CO.
                                                 MARITRANS 252 CO.

                                                 By: _______________________
                                                 Name: _____________________
                                                 Title: ____________________

                                    Exhibit C
                    [Form of Interest Rate Selection Notice]

Mellon Bank, N.A., Administrative Agent              Dated as of: ______________
Mellon Gateway Center
3025 Chemical Road
Suite 300
Plymouth Meeting, PA  19462

RE:      Credit Agreement Dated November ____, 2001

Ladies and Gentlemen:

                  Reference is made to the Credit Agreement (the "Credit Agreement"), dated as of November ___, 2001, among Maritrans Inc., a Delaware corporation, the other Borrowers signatory thereto (the "Borrowers") and Mellon Bank, N.A., in its capacity as the Administrative Agent, Collateral Agent and Lender and the other Lenders signatory thereto. All capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Credit Agreement.

                  The Borrowers hereby notify you, in accordance with Section 2.4(b) of the Credit Agreement, of the following:

                  The Borrowers select the following Interest Option[s] to be in effect for the following Portion[s] of the Loan for the following respective Interest Period[s] beginning and ending on the respective dates set forth below:

[Specify]
                                                     MARITRANS INC.

                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

                                                     MARITRANS 400 CO.
                                                     MARITRANS LIBERTY CO.
                                                     MARITRANS 192 CO.
                                                     MARITRANS DILIGENCE CO.
                                                     MARITRANS INTEGRITY CO.
                                                     MARITRANS 244 CO.
                                                     MARITRANS 300 CO.
                                                     MARITRANS 252 CO.


                                                     By: _______________________
                                                     Name: _____________________
                                                     Title: ____________________

                                    Exhibit D

                                 [Form of Note]

                         SENIOR SECURED PROMISSORY NOTE

$_______________                                               November __, 2001

         FOR VALUE RECEIVED, and intending to be legally bound hereby, the undersigned, __________________, a ________ corporation ("Borrower"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of ________________________ (the "Holder"), the sum of the amounts advanced or readvanced to one or more of the Borrowers referenced below from time to time up to the maximum principal amount at any one time of _________________ ($_______). The Borrower promises to pay interest on the unpaid principal hereof from the date hereof until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit and Security Agreement dated as of the date hereof by and among the Borrower, the other Borrowers signatory thereto (collectively, the "Other Borrowers"), Mellon Bank, N.A. as the administrative agent (the "Administrative Agent") and the collateral agent (the "Collateral Agent" and, together with the Administrative Agent, the "Agents"), Mellon Bank, N.A. as a Lender and the other Lenders signatory thereto, as such Lenders may be changed from time to time as provided therein (as amended, modified or supplemented from time to time, the "Credit Agreement"); provided, however, that all amounts of principal and interest hereon shall be paid no later than January 31, 2007. The Borrower and the Other Borrowers, jointly and severally, are liable for the payment and performance of all of the Obligations.

         Payments of principal, interest and other sums with respect to the amounts owed hereunder shall be made on the terms and conditions provided in the Credit Agreement and this Note. All payments of principal and interest hereunder shall be due and payable at the office of the Administrative Agent in collected funds in Dollars at 12:00 o'clock Noon, Prevailing Time, on the day when due, by wire to:

                           Mellon Bank, N.A.
                           Philadelphia, PA  19103
                           ABA No.  031000037
                           Attention: Loan Administration
                           Wire Account No.  990873703
                           Reference:  Maritrans Loan

or in such other manner or to such location or address as the Administrative Agent may designate from time to time, in every case without setoff, counterclaim or other deduction of any nature, and, without limiting the foregoing, free and clear of, and without any deduction for, any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and other liabilities, all as may be more fully provided in the Credit Agreement.

         This Note is one of the "Notes" referred to in, and is subject to the terms and provisions and entitled to the benefits and security of, the Credit Agreement. This Note is secured as provided in the Credit Agreement, the Vessel Mortgages and the Guaranties. Terms not defined in this Note but defined in the Credit Agreement shall have the same meanings when used herein. In the event of a conflict between this Note and the Credit Agreement, the terms of the Credit Agreement will control.

         Time is of the essence in connection with Borrower's obligations under this Note. No course of dealing between the Borrower and the Agents or the Holder or any delay on the part of the Agents or the Holder in exercising any rights hereunder or with respect to any collateral or sources of repayment securing the obligations represented by this Note, any of the other Notes, the Credit Agreement or any of the other Loan Documents shall operate as a waiver of any right of the Agents or the Holder.

         All parties hereto and guarantors hereof waive presentment for payment, demand, protest and notice of protest and non-payment hereof, and hereby consent that any and all securities, property or other collateral, if any, held by the Holder or the Agents at any time as security for this Note may be exchanged, released or surrendered and that the time of payment of this Note may be extended, all in the sole discretion of the Holder and without affecting in any manner the liability of such parties or such guarantors.

         All Advances made by the Holder, the rates of interest applicable thereto, and repayments of principal thereof shall be recorded by the Administrative Agent and prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Advance then outstanding shall be endorsed by the Administrative Agent in its records; provided that the failure of the Administrative Agent to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         In all respects, including all matters of construction, validity and performance, this Note and the Obligations shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed in such state, without reference to rules of choice of law or conflicts of laws, and any applicable laws of the United States of America. Borrower hereby consents and agrees that the state or federal courts having jurisdiction in Montgomery County, Pennsylvania shall have exclusive jurisdiction to hear and determine any claims or disputes between the Borrower or the Holder or the Agents pertaining to this Note, the Credit Agreement, any of the Loan Documents or the Obligations, or any transactions arising out of or relating to the foregoing, provided, that nothing in this Note shall be deemed or operate to preclude Agents or the Holder from bringing suit or taking other legal action in any other jurisdiction to realize on any collateral or any other security for the Obligations, or to enforce a judgment or other court order. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaints and other process may be made by registered or certified mail addressed to Borrower at the address of Borrower provided for notices under this Note, and that service so made shall be deemed completed upon the earlier of actual receipt thereof or three (3) days after deposit in the U.S. mails, properly addressed with postage prepaid.

         Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), Borrower and the Holder desire that disputes arising hereunder or relating hereto be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and/or arbitration, Borrower and the Holder hereby mutually waive, as a separate covenant, all rights to trial by jury in any action, suit or proceeding brought to resolve any dispute, whether sounding in contract, tort, or otherwise, arising out of, connected with, related to, or incidental to the relationship established in connection with this Note, the Credit Agreement, any of the other Loan Documents, the Obligations or the transactions related hereto or thereto.

         This Note may be assigned by the Holder as set forth in the Credit Agreement.

         IF AN EVENT OF DEFAULT SHALL OCCUR AND BE CONTINUING, BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR FOR THE BORROWER IN ANY COURT OR COURTS IN AN APPROPRIATE ACTION THERE BROUGHT OR TO BE BROUGHT AGAINST THE BORROWER AT THE SUIT OF THE ADMINISTRATIVE AGENT AND/OR THE COLLATERAL AGENT OR ANY SUCCESSOR TO ITS OR THEIR INTEREST UNDER THIS AGREEMENT, AND THEREIN TO CONFESS JUDGMENT AGAINST THE BORROWER FOR ALL SUMS OWING HEREUNDER OR UNDER ANY OR ALL NOTES OR OTHERWISE IN CONNECTION WITH EITHER OF THE LOANS, ANY ONE OR MORE ADVANCES, OR ANY ONE OR MORE LETTERS OF CREDIT, OR ANY OF THE VESSELS OR OTHER COLLATERAL, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S FEE FOR COLLECTION; AND FOR SO DOING THIS NOTE OR A VERIFIED COPY HEREOF SHALL BE A SUFFICIENT WARRANT. THIS WARRANT OF ATTORNEY SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED REPEATEDLY SO LONG AS ANY SUCH OBLIGATIONS REMAIN OWING. THIS WARRANT OF ATTORNEY TO CONFESS JUDGMENT IS NOT INTENDED TO BE A POWER OF ATTORNEY WITHIN THE MEANING OF 20 PA.C.S. SECTION 5901 ET SEQ.

         IN WITNESS WHEREOF, the undersigned Borrower has caused the due execution hereof, under seal, as of the date first written above:

Borrower:
                                         _______________________
Attest:                                  a _________ corporation

___________________                      By:___________________
                                         Name:

                                    Exhibit E

                   [Form of Quarterly Compliance Certificate]

To:    Mellon Bank, N.A., as Administrative Agent      Dated as of: __________

Re: Credit Agreement dated as of November ___, 2001 (the "Credit Agreement") Maritrans Inc. ("Maritrans") and other Borrowers Signatory thereto

Ladies and Gentlemen:

                  This Quarterly Compliance Certificate is being delivered to you pursuant to the provisions of Section 6.1(a)(iii) of the Credit Agreement with respect to the fiscal [year][quarter] of Maritrans ending on _______________. All terms used herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         1. As of the date hereof [no Event of Default or Potential Default has occurred and is continuing.][the following Event[s] of Default or Potential Default[s] has/have occurred and is/are continuing:]

[Specify in detail the nature and period of existence thereof and any action with respect thereto taken or contemplated to be taken by the Borrowers.]

         2. Set forth below in reasonable detail are the information and calculations necessary to establish compliance with the provisions of Section 6.2(j) of the Credit Agreement (dollars in thousands).

                            (i)      Interest Coverage Ratio

                            (ii)     Fixed Charge Coverage Ratio

                            (iii)    Total Liabilities/Tangible Net Worth Ratio

                            (iv)     Debt/EBITDA Ratio

                            (v)      Additional Debt


         3. Each signer is an Authorized Financial Officer of the respective Borrower, and has personally reviewed the Credit Agreement. This certificate is based on an examination made by or under the supervision of the signers sufficient to assure that this certificate is accurate.

MARITRANS INC.                               MARITRANS 400 CO.
                                             MARITRANS LIBERTY CO.
                                             MARITRANS 192 CO.
By:_______________________________________   MARITRANS DILIGENCE CO.
Name: ____________________________________   MARITRANS INTEGRITY CO.
Title:____________________________________   MARITRANS 244 CO.
                                             MARITRANS 300 CO.
                                             MARITRANS 252 CO.


                                             By: ______________________________
                                             Name:_____________________________
                                             Title:____________________________

                                    EXHIBIT F

                   [Form of Notice of Conversion/Continuation]

                           Dated as of:_______________



Mellon Bank, N.A., as Administrative Agent
Mellon Gateway Center
3025 Chemical Road
Suite 300
Plymouth Meeting, PA  19462


         Re:      Credit Agreement Dated November __, 2001


Ladies and Gentlemen:

         This Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 2.4(g) of the Credit Agreement dated as of November ___, 2001 (as amended, restated or otherwise modified, the "Credit Agreement"), by and among Maritrans Inc., a Delaware corporation, and the other Borrowers signatory thereto, Mellon Bank, N.A., as Administrative Agent, Collateral Agent and Lender, and the other Lenders signatory thereto.

         1. This Notice is submitted for the purpose of. (Check one and complete applicable information in accordance with the Credit Agreement.)

o        Converting all or a portion of a Base Rate Portion into a LIBOR Rate
         Portion

              (a)     The aggregate outstanding principal balance of such Loan
                       is $________.


              (b) The principal amount of such Loan to be converted is $_________ .


              (c) The requested effective date of the conversion of such Loan is $_________.


              (d) The requested Interest Period applicable to the converted Loan is $_________.


o        Converting a portion of a LIBOR Rate Portion into a Base Rate Portion

              (a) The aggregate outstanding principal balance of such Loan is $_________.


              (b) The last day of the current Interest Period for such Loan is $__________.


              (c) The principal amount of such Loan to be converted is $_________.


              (d) The requested effective date of the conversion of such Loan is $__________.

o        Continuing all or a portion of a LIBOR Rate Portion as a LIBOR
         Rate Portion

              (a) The aggregate outstanding principal balance of such Loan is $_________.


              (b) The last day of the current Interest Period for such Loan is $_________.


              (c) The principal amount of such Loan to be continued is $_________.


              (d) The requested effective date of the continuation of such Loan is $__________.


              (e) The requested Interest Period applicable to the continued Loan is $__________.


         2. The principal amount of all Loans and Letter of Credit Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

         3. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

         4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Notice of Conversion/Continuation this _________ day of ________________, ________.


                                              MARITRANS INC.


                                              By:
                                                 ------------------------
                                              Name:
                                                   ----------------------
                                              Title:
                                                    ---------------------


                                              MARITRANS 400 CO.
                                              MARITRANS LIBERTY CO.
                                              MARITRANS 192 CO.
                                              MARITRANS DILIGENCE CO.
                                              MARITRANS INTEGRITY CO.
                                              MARITRANS 300 CO.
                                              MARITRANS 244 CO.
                                              MARITRANS 252 CO.


                                              By:
                                                 ------------------------
                                              Name:
                                                   ----------------------
                                              Title:
                                                    ---------------------

                                   Schedule A

                     Percentage Interest/Separate Commitment



Lender                                   Percentage Interest                          Separate Commitment
------                                   -------------------                          ------------------
Mellon Bank, N.A.                           35.29412%                                   $30,000,000.00
Fleet National Bank                         29.41176%                                   $25,000,000.00
SunTrust Bank                               17.64706%                                   $15,000,000.00
Hibernia National Bank                      17.64706%                                   $15,000,000.00
                                            ---------                                   --------------

                              Totals        100%                                        $85,000,000.00


                                  Schedule 5.1

                       Entity Type and Organization Number

                                                                                        Organizational
                                                            Organizational                   Number
    Borrower                           Entity Type           Jurisdiction                   2305080
    --------                           -----------          ---------------             ---------------
Maritrans Inc.                         Corporation              Delaware
Maritrans 192 Co.                      Corporation               Nevada                  C 28083-2001
Maritrans 244 Co.                      Corporation               Nevada                  C 28082-2001
Maritrans 252 Co.                      Corporation               Nevada                  C 28117-2001
Maritrans 300 Co.                      Corporation               Nevada                  C 28114-2001
Maritrans 400 Co.                      Corporation               Nevada                  C 28112-2001
Maritrans Diligence Co.                Corporation               Nevada                  C 28123-2001
Maritrans Integrity Co.                Corporation               Nevada                  C 28118-2001
Maritrans Liberty Co.                  Corporation               Nevada                  C 28137-2001


                                  Schedule 5.2

                                   Legal Name

         Name                                   Employer Identification Number
         ----                                   ------------------------------
         Maritrans Inc.                                   51-0343903
         Maritrans 192 Co.                                52-2347782
         Maritrans 244 Co.                                52-2347779
         Maritrans 252 Co.                                52-2347815
         Maritrans 300 Co.                                52-2347810
         Maritrans 400 Co.                                52-2347808
         Maritrans Diligence Co.                          52-2347818
         Maritrans Integrity Co.                          52-2347816
         Maritrans Liberty Co.                            52-2347758

                                  Schedule 5.3

                                  Subsidiaries



                         MARITRANS ORGANIZATIONAL CHART

                               [GRAPHIC OMMITTED]

                                  Schedule 5.4

                             Material Adverse Change

                                      None.

                                  Schedule 5.7

                                   Litigation

a. Jones Act Suits. Note: All of the following Jones Act cases are covered by Protection and Indemnity Insurance:

(1) Belote v. Maritrans Operating Partners. Barge slip and fall. Civil action is stayed pending federal prosecution against plaintiff for perjury/fraud.

(2) Foster v. Maritrans Operating Partners. Crewman slipped and fell on barge in winter. No report of injury. Continued to work for 6 months, then left Maritrans to take a job with a mining company in Idaho; in pre-employment questionnaire, denied any back problems. Worked for them for short time, laid off, then goes to doctor claiming he incurred his back injury on the vessel. He got surgery in Idaho, which had complications.

                  - - $1.4 million judgment against Maritrans. Decision on appeal

(3) Wilkinson v. Maritrans Operating Partners. Slip and fall on dock in 1992.

                  - - Case was dismissed by judge pending readiness for trial. Haven't heard from plaintiff's counsel in two years.

(4)      Major v. Maritrans

                  - - Plaintiff injured when radio fell into tank and struck him. Discovery is complete. Awaiting a trial date.

(5) Lamot v. Maritrans - Seaman injured on terminal dock while handling lines. We have filed a warranty action against IMTT. Discovery is complete; awaiting trial date

(6) Howell v. Maritrans. Received notice that Howell has hired an attorney to prosecute a Jones Act action against us for back problem. Admitted to Maritrans personnel that he had injured his back working construction before being hired by Maritrans.

(7)      Lasater v. Maritrans.  Slip and fall.  Suit just filed

(8)      Scheider v. Maritrans.  Plaintiff injured on CITIES (now Maritrans
         252) June 23, 1998.  Discovery is ongoing

(9)      Beaulieu v. Maritrans. Alleged knee injury. No suit filed as yet.

(10)     Kinney v. Maritrans.  Smoke inhalation claim.  No suit filed yet

         b. Asbestos cases. Approximately 70 cases have been filed against Maritrans. Substantial uncertainty exists regarding how these claims will be handled by P&I, and the possibility of coverage disputes at some point in the future exists. In virtually all cases, asbestos manufacturers are also defendants; also, seamen have sailed for numerous vessel owners, and so there are numerous vessel-owning defendants. In addition to the foregoing cases, which were filed as part of a massive multi-district suit presently pending in the Eastern District of Pennsylvania, the following individual suits are separately proceeding against Maritrans:

(1) Carmean v. McClean Contracting. asbestosis claim; not a part of the Jacques group of cases.

(2) Wactor v. Maritrans - - asbestosis claim; not a part of the Jacques group of cases. No action in a year.

         Other - Defensive

(1) Penn Maritime v. Maritrans. Penn Maritime filed suit seeking a Declaratory Judgment that Maritrans' double-hull patent is invalid. Maritrans is attempting to settle this matter; if we are unsuccessful, we will counterclaim against Penn Maritime for patent infringement, tortuous interference with contract, and misappropriation of Maritrans' trade secrets. If litigation proceeds, Maritrans will also join its naval architect for the double-hull work, as he sold our trade secrets to Penn Maritime in breach of a confidentiality and exclusive services agreement.

(2) OCEAN 255 - Tampa Oil Spill Litigation. Collision in Tampa in 1993. Covered by insurance.

                  - - Arbitration between shipowners has been completed

                  - - Class Action suit in state court is presently on appeal

(3) K-Sea transportation v. Maritrans. Dispute over sale of OCEAN 90 to K-Sea in December, 1999. K-Sea claims $1.5 million in damages for breach of warranty as to vessel's condition. Discovery is ongoing

         d. Other - Affirmative

(1) Maritrans v. United States (Takings case). Maritrans sued the United States in 1996 alleging that the double hull requirement of the Oil Pollution Act of 1990 ("OPA") which requires retirement of Maritrans' fleet of single-hulled barges, is a "taking" under the fifth amendment to the U.S. Constitution. Maritrans is seeking a total of up to $200 million in compensation for this taking. A trial was held in July 1997 on the preliminary issue of whether Maritrans had a cognizable property interest that could be subject to taking. The Court ruled in favor of Maritrans.

         In April 1999, the United States Court of Federal Claims ("the Court") ruled that the case was "ripe" only with respect to vessels that OPA had forced out of service, which would include vessels that Maritrans had sold, scrapped, or rebuilt. A trial was held in January 2001, with respect to eight of the Company's barges that are "ripe". Maritrans alleges that the value of these assets, for which compensation is currently due, is approximately $73 million. The trial concluded on February 13, 2001. A decision is expected from the Court by the end of 2001. If Maritrans prevails, claims for other of the Company's barges will be the subject of future legal proceedings as the vessels are forced from service by OPA.

(2) Maritrans v. United States, et al. (OCEAN 211 grounding in Pascagoula, May 1998).

         - - Suit filed against United States for damages to our barge, based on inaccurate chart and government's failure to warn of shoaling. Repairs were covered by hull insurance.

         - - Govt filed Summary Judgment Motion and we are awaiting a decision.

(3)      Maritrans v. MIV SENSATION

                  - - OCEAN 250 was run aground in Tampa by cruise ship SENSATION, which cut off the barge. Repairs were covered by hull insurance.

                  - -      Discovery ongoing

(4) Maritrans v. Township of West Deptford. As part of our efforts to thwart the 45 foot channel, Maritrans donated $500,000 to Township of West Deptford in exchange for their agreement not to accept any dredge spoils within the Township. They subsequently accepted a million dollar "gift" from DRPA to move dredge spoils from the National Park dredge spoil disposal area to use as fill for a development project. We demanded return of the money

                  - -   discovery has commenced; March 11 trial date

                                  Schedule 5.8

                                  Existing Debt

                 Creditor                      Debt as of September 30, 2001
                 --------                      -----------------------------
General Electric Capital Corporation                    $4,605,533
Coastal Tug and Barge Inc.                              $3,044,167

                                  Schedule 5.9

                                 List of Vessels

Owner                                                   Vessel
-----                                                   ------
Maritrans 192 Co.                                       Maritrans 192
Maritrans 244 Co.                                       Maritrans 244
Maritrans 252 Co.                                       Maritrans 252
Maritrans 300 Co.                                       Maritrans 300
Maritrans 400 Co.                                       Maritrans 400
Maritrans Diligence Co.                                 Diligence
Maritrans Integrity Co.                                 Integrity
Maritrans Liberty Co.                                   Liberty

                                  Schedule 5.11

                                      Taxes

                                      None.

                                  Schedule 5.16

                            Disclosure of Other Facts

                                      None.

                                  Schedule 5.21

                                      Liens

                                      None.

                                  Schedule 5.22

                                    Locations


Entity                           Books and Records Office                           UCC Location            Vessel Hailing Port
------                           ------------------------                           ------------            -------------------
Maritrans Inc.                   Two Harbour Place                                  Delaware                n/a
                                 302 Knights Run Avenue,12th Floor
                                 Tampa, FL  33602
Maritrans 192 Co.                c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue,12th Floor
                                 Tampa, FL  33602
Maritrans 244 Co.                c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue, 12th Floor
                                 Tampa, FL  33602
Maritrans 252 Co.                c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue, 12th Floor
                                 Tampa, FL  33602
Maritrans 300 Co.                c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue, 12th Floor
                                 Tampa, FL  33602
Maritrans 400 Co.                c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue, 12th Floor
                                 Tampa, FL  33602
Maritrans Diligence Co.          c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue, 12th Floor
                                 Tampa, FL  33602
Maritrans Integrity Co.          c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue, 12th Floor
                                 Tampa, FL  33602
Maritrans  Liberty Co.           c/o Maritrans Business Services Inc.               Nevada                  Wilmington, DE
                                 Two Harbour Place
                                 302 Knights Run Avenue, 12th Floor
                                 Tampa, FL  33602


                                  Schedule 5.26

                              Intellectual Property

                                    MARITRANS
                              Patent Status Report
                                October 31, 2001

-----------------------------------------------------------------------------------------------------------------------------------
Docket          Title                     Country       PatentNo./        Serial No./      Assignee            Status
                                                        Issue Date        Filing Date
-----------------------------------------------------------------------------------------------------------------------------------
MRTR-           Method of Double          USA                             60/112,394                           Provisional
0015            Hull Rebuild                                              12/15/98
-----------------------------------------------------------------------------------------------------------------------------------
MTTR-           System And                USA                             09/484,768                           Pending
0016            Method of                                                 01/18/00
                Predicting
                Transportation
                Rates And The
                Demand For
                Transportation
                Assets
-----------------------------------------------------------------------------------------------------------------------------------
MRTR-           Rebuilt Double            USA           6170420           09/289,031       Maritrans Inc.      Issued
0017            Hull Vessel and                         01/19/01          04/09/99
                Method of
                Rebuilding a Single
                Hull Vessel into a
                Double Hull Vessel
-----------------------------------------------------------------------------------------------------------------------------------
MRTR-           Combination               USA                                                                  Closed as per
                                                                                                               client's
0018            Schuttle Trackor                                                                               instructions
                Tanker
-----------------------------------------------------------------------------------------------------------------------------------
MRTR-           Rebuilt Double            USA                             09/689,420       Maritrans Inc.      Notice of Allowance
0019            Hull Vessel and                                           10/12/00                             Received on
                                                                                                               08/21/01
                Method of                                                                                      Issue Fee Due
                Rebuilding a Single
                Hull Vessel into a
                Double Hull Vessel
-----------------------------------------------------------------------------------------------------------------------------------
MRTR-           System And                USA                             Not Yet
0021            Method For                                                Assigned
                Internally Fitting a
                New Inner Hull to
                an Existing Outer
                Hull to Form a
                Rebuilt Double
                Hull Vessel
-----------------------------------------------------------------------------------------------------------------------------------

                                    MARITRANS
                             Trademark Status Report
                                October 30, 2001

------------------------------------------------------------------------------------------------------------------------------------
Docket   Title          Country   Reg. No./     Serial No./  Goods/Classes            Owner                 Status
                                  Reg. Date     Filing Date
------------------------------------------------------------------------------------------------------------------------------------
MRTR-    M AND DESIGN   USA       1,596,831     73/830,614   International Class 39:  Maritrans Operating   Registered; Renewal fee
0001      [GRAPHIC OMITTED]       5/15/90       10/11/89     Marine transportation    Partners LP           paid 5/12/00; Next
                                                             services, namely, the                          Renewal due 5/15/10
                                                             transport of goods by
                                                             ship and barge.
------------------------------------------------------------------------------------------------------------------------------------
MRTR-    MARITRANS      USA       1,596,832     73/830,615   International Class 39:  Maritrans Operating   Registered; Renewal fee
0002                              5/15/90       10/11/89     Marine transportation    Partners LP           paid 5/12/00; Next
                                                             services, namely, the                          Renewal due 5/15/10
                                                             transport of goods by
                                                             ship and barge
------------------------------------------------------------------------------------------------------------------------------------
MRTR-    M MARITRANS    USA       1,596,833     73/830,616   International Class 39:  Maritrans Operating   Registered; Renewal fee
0003     AND DESIGN               5/15/90       10/11/89     Marine transportation    Partners LP           paid 5/12/00; Next
                                                             services, namely, the                          Renewal due 5/15/10
                                                             transport of goods by
                                                             ship and barge
       [GRAPHIC OMITTED]
------------------------------------------------------------------------------------------------------------------------------------

                                    MARITRANS
                             Trademark Status Report
                                October 30, 2001

------------------------------------------------------------------------------------------------------------------------------------
Docket  Title            Country    Reg. No./ Serial No./ Goods/Classes           Owner       Status
                                    Reg. Date Filing Date
------------------------------------------------------------------------------------------------------------------------------------
MRTR-   MQ (stylized)    USA      1,702,164   74/187,053  International           Maritrans             Registered; Section 8&15
0004    [OBJECT OMITTED]                      07/21/92    07/22/91 Class 39:      Operating             Affidavits filed 5/5/9
                                                          Marine                  Partners LP           Renewal fee due 7/21/0
                                                          transportation
                                                          services,
                                                          namely, the
                                                          transport of
                                                          goods by
                                                          ship and barge
------------------------------------------------------------------------------------------------------------------------------------
MRTR-   QUALITY         USA                                                       Maritrans Operating    Application never filed;
0005    SYMBOL WITH                                                               Partners LP            file closed on 11/17/94
        MARITRANS                                                                                        and sent to storage on
                                                                                                         1/13/95; box no.
                                                                                                         12611093
------------------------------------------------------------------------------------------------------------------------------------
MRTR-   QNN              USA      1,800,268   74/187,746  International Class 41: Maritrans Operating    Closed on 11/2/99;
0006                              10/19/93    07/23/91    educational services;   Parnters L.P.          Section 8&15 Affidavits
                                                          namely, conducting                             were not filed because the
                                                          seminars, classes,                             client indicated that the
                                                          conferences and work                           mark was no longer in
                                                          shops with related                             use.
                                                          newsletters directed
                                                          toward improving the
                                                          quality of work
                                                          performance.
------------------------------------------------------------------------------------------------------------------------------------

                                                               MARITRANS
                                                        Trademark Status Report
                                                           October 30, 2001

------------------------------------------------------------------------------------------------------------------------------------
Docket      Title          Country Reg. No./  Serial No./  Goods/Classes             Owner                Status
                                   Reg. Date  Filing Date
------------------------------------------------------------------------------------------------------------------------------------
MRTR-       QUALITY NEWS   USA                73/187,112   International Class 41:   Maritrans Operating  Per client's instructions
0007        NETWORK                           07/22/91     educational services;     Partners, L.P.       of 2/8/93, application
                                                           namely, conducting                             abandoned.  File sent to
                                                           seminars, classes,                             storage on 8/9/95; box
                                                           conferences and work                           16973652
                                                           shops with related
                                                           newsletters directed
                                                           toward improving the
                                                           quality of work
                                                           performance
------------------------------------------------------------------------------------------------------------------------------------
MRTR-       MARIQUEST      USA                                                       Maritrans Operating  File closed on 05/01/00;
0009                                                                                 Partners, LP         application never filed.
------------------------------------------------------------------------------------------------------------------------------------
MRTR-       NOT ONE DROP   USA                                                       Maritrans Operating  File closed on 05/17/96;
0010                                                                                 Partners, LP         application never filed.
------------------------------------------------------------------------------------------------------------------------------------
MRTR-       MSI            USA                                                       Maritrans Operating  File closed on 06/25/97;
0012                                                                                 Partners, LP         application never filed.
------------------------------------------------------------------------------------------------------------------------------------
MRTR-       MANAGEMENT     USA     2,250,939  75/347,917   International Class 35:   Maritrans Operating  Registered; Section 8&15
0013        SERVICES, INC.         06/08/99   08/14/97     business consultation     Partners, LP         Affidavits due 06/08/05;
            AND DESIGN                                     services, namely,                              Renewal fee due
                                                           providing supply chain                         06/08/09
                                                           simulation and logistics
                                                           optimization for
                                                           industries
------------------------------------------------------------------------------------------------------------------------------------

                                                            MARITRANS
                                                        Trademark Status Report
                                                           October 30, 2001

------------------------------------------------------------------------------------------------------------------------------------
Docket  Title           Country      Reg. No./      Serial No./    Goods/Classes    Owner                 Status
                                     Reg. Date      Filing Date
------------------------------------------------------------------------------------------------------------------------------------
MRTR-   VIRTUAL         USA                                                         Maritrans Operating   Application never filed
0014    BUSINESS                                                                    Partners, LP
        ENVIRONMENT
------------------------------------------------------------------------------------------------------------------------------------
MMSI-   MARLIN          USA                                                         Maritrans             10/21/99 file closed per
0002                                                                                Management            client's instructions;
                                                                                    Services              application never filed.
------------------------------------------------------------------------------------------------------------------------------------
MMSI-   GULFSIM         USA                                                         Maritrans             10/21/99 file closed per
0003                                                                                Management            client's instructions;
                                                                                    Services              application never filed.
------------------------------------------------------------------------------------------------------------------------------------
MMSI-   KNOWHOW         USA                                                         Maritrans             10/21/99 file closed per
0004                                                                                Management            client's instructions;
                                                                                    Services              application never filed.
------------------------------------------------------------------------------------------------------------------------------------
MMSI-   TANKSIM         USA                                                         Maritrans             10/21/99 file closed per
0005                                                                                Management            client's instructions;
                                                                                    Services              application never filed.
------------------------------------------------------------------------------------------------------------------------------------
MMSI-   TANKSSIM        USA                                                         Maritrans             10/21/99 file closed per
0006                                                                                Management            client's instructions;
                                                                                    Services              application never filed.
------------------------------------------------------------------------------------------------------------------------------------

                                                               MARITRANS
                                                        Trademark Status Report
                                                           October 30, 2001

------------------------------------------------------------------------------------------------------------------------------------
Docket   Title             Country    Reg. No./    Serial No./   Goods/Classes       Owner                  Status
                                      Reg. Date    Filing Date
------------------------------------------------------------------------------------------------------------------------------------
MMSI-    IN RE:                                                                      Maritrans, Inc.        5/18/01 Settlement
0007     MARITRANS                                                                                          agreement executed with
         SERVICE LTD.                                                                                       Maritrans Services Ltd.
         (Correspondence                                                                                    agreeing that they will
         File re: domain                                                                                    change their name to
         name)                                                                                              and that they will not
                                                                                                            renew MARITRANS.CA
                                                                                                            on 11/10/01 and will not
                                                                                                            use MARITRANS.COM
                                                                                                            and they have agreed to
                                                                                                            transfer
                                                                                                            MARITRANS.COM to
                                                                                                            Maritrans, Inc.
------------------------------------------------------------------------------------------------------------------------------------

                               Schedule 6.4(a)(i)

                                    Insurance

Vessel                               Minimum Insurance Amount
Maritrans 192                              $18,000,000
Maritrans 244                              $24,500,000
Maritrans 252                              $26,600,000*
Maritrans 300                              $22,700,000
Maritrans 400                              $30,000,000
Diligence                                  $22,000,000
Integrity                                  $22,000,000
Liberty                                     $6,000,000

* Amount effective upon completion of the double hull rebuild of the Maritrans 252, scheduled for December 2001. The vessel is currently covered by Builders Risk Insurance.